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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities and Exchange Act of 1934

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☒	Preliminary Proxy Statement
☐	Confidential, For Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to Section 240.14a-12
Open Solutions Inc.
(Name of Registrant as Specified in Its Charter)
(N/A)
(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):
☐	No fee required.
☒	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
	(1)	Title of each class of securities to which transaction applies: Common stock, par value $.01 per share, of Open Solutions Inc. ("Common Stock")
(2)
Aggregate number of securities to which transaction applies:
        20,286,965 shares of Common Stock; 3,484,697 options to purchase Common Stock; restricted stock units with respect to 13,812 shares of Common Stock; and 4,964,204 shares of Common Stock underlying the Company's outstanding Senior Subordinated Convertible Notes due 2035.

(3)
Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
        The transaction value was determined based upon the sum of (a) $38.00 per share of 20,286,965 shares of Common Stock, (b) $38.00 minus the weighted average exercise price of $17.96 per share of outstanding options to purchase 3,484,697 shares of Common Stock, (c) $38.00 per share of restricted share units with respect to 13,812 shares of Common Stock and (d) $38.00 per share of 4,964,204 shares of Common Stock issuable upon conversion of the Company's outstanding Senior Subordinated Convertible Notes due 2035. In accordance with the Exchange Act Rule 0-11(c), the filing fee was determined by multiplying 0.000107 by the aggregate merger consideration of $1,029,902,605.88.

	(4)	Proposed maximum aggregate value of transaction: $1,029,902,605.88.
	(5)	Total fee paid: $110,199.58.
☐	Fee paid previously with preliminary materials.
☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing registration statement number, or the Form or Schedule and date of its filing.
	(1)	Amount Previously Paid:
	(2)	Form, Schedule or Registration Statement No.:
	(3)	Filing Party:
	(4)	Date Filed:

455 Winding Brook Drive
Glastonbury, Connecticut 06033

[Date]

Dear Fellow Stockholder:

        On October 14, 2006, the board of directors of Open Solutions Inc., a Delaware corporation (the "Company"), acting in large part upon the unanimous recommendation of a special committee of the board of directors consisting of six independent and disinterested directors, unanimously approved a merger agreement providing for the merger of the Company with Harpoon Merger Corporation, a Delaware corporation and a wholly-owned subsidiary of Harpoon Acquisition Corporation. Harpoon Acquisition Corporation is a Delaware corporation whose current owners are investment funds affiliated with the private equity investment firms of The Carlyle Group and Providence Equity Partners Inc. If the merger is completed, you will be entitled to receive $38.00 in cash, without interest, for each share of the Company's common stock you own.

        You will be asked, at a special meeting of the Company's stockholders, to vote to adopt the merger agreement. The board of directors has unanimously determined that it is fair to and in the best interests of the Company and its stockholders, and declared it advisable, to enter into the merger agreement and approved the execution, delivery and performance of the merger agreement and the consummation of the transactions contemplated thereby, including the merger. This determination is based, in large part, upon the unanimous recommendation of the special committee of the board of directors. The board of directors unanimously recommends that the Company's stockholders vote "FOR" the adoption of the merger agreement.

        The date, time and place of the special meeting to consider and vote upon the merger agreement will be as follows:

    [Date]
    [Time]
    [Place]

        The proxy statement attached to this letter provides you with information about the proposed merger and the special meeting of the Company's stockholders and includes the merger agreement as Annex A. We encourage you to read the entire proxy statement carefully. You may also obtain more information about the Company from documents we have filed with the Securities and Exchange Commission.

        Your vote is very important. The merger cannot be completed unless the merger agreement is adopted by the affirmative vote of the holders of a majority of the outstanding shares of Open Solutions Inc. common stock entitled to vote on it. If you fail to vote on the merger agreement, the effect will be the same as a vote against the adoption of the merger agreement.

        Whether or not you plan to attend the meeting, please vote your shares by internet, telephone or mail. If you receive more than one proxy card because you own shares that are registered differently, please vote all of your shares shown on all of your proxy cards.

        If you are a stockholder of record, voting by proxy will not prevent you from voting your shares in person if you subsequently choose to attend the special meeting.

        If you have any questions or need assistance voting your shares, please contact our Investor Relations Department at (860) 652-3155 or our proxy solicitation agent, The Altman Group, toll-free at (800) 330-4627 (bank and broker firms call collect at (800) 330-4627). If your broker, bank or other nominee holds your shares, you should also call your broker, bank or other nominee for additional information.

        Our board of directors and management thank you for your cooperation and continued support.

Very truly yours,

Douglas K. Anderson	Louis Hernandez, Jr.
Chairman of the Special Committee	Chairman of the Board and Chief Executive Officer

This proxy statement is dated
and is first being mailed to stockholders on or about

455 Winding Brook Drive
Glastonbury, Connecticut 06033

NOTICE OF SPECIAL MEETING OF STOCKHOLDERS
TO BE HELD

To Our Stockholders:

        A special meeting of stockholders of Open Solutions Inc., a Delaware corporation ("Open Solutions" or the "Company"), will be held on            ,             Eastern Time, at            ,            ,            , for the following purposes:

  1.
  To consider and vote on a proposal to adopt the Agreement and Plan of Merger, dated as of October 14, 2006 (as it may be amended from time to time, the "merger agreement"), among the Company, Harpoon Acquisition Corporation and Harpoon Merger Corporation;

  2.
  To approve the adjournment of the meeting, if necessary or appropriate, to solicit additional proxies if there are insufficient votes at the time of the meeting to adopt the merger agreement; and

  3.
  To act upon other business as may properly come before the meeting or any postponement or adjournment thereof.

        Your board of directors has unanimously approved and recommends that you vote "FOR" the adoption of the merger agreement and "FOR" the adjournment proposal, which are discussed in more detail in the attached proxy statement.

        Only holders of record of Open Solutions' common stock at the close of business on            are entitled to notice of the special meeting and to vote at the meeting or at any postponement or adjournment thereof. All stockholders of record are cordially invited to attend the special meeting in person. A list of our stockholders will be available at our principal executive offices at 455 Winding Brook Drive, Glastonbury, Connecticut, during ordinary business hours for ten days prior to the special meeting.

        Your vote is important, regardless of the number of shares of the Company's common stock you own. The adoption of the merger agreement requires the affirmative vote of the holders of a majority of the outstanding shares of Open Solutions' common stock entitled to vote thereon. The proposal to adjourn the meeting, if necessary or appropriate, to solicit additional proxies requires the affirmative vote of a majority of the shares of Open Solutions' common stock cast by the holders of all of the shares of common stock present or represented by proxy at the special meeting. Even if you plan to attend the special meeting in person, we request that you complete, sign, date and return the enclosed proxy card and thus ensure that your shares will be represented at the special meeting if you are unable to attend.

        You also may vote your shares by proxy using a toll-free telephone number or the internet. We have provided instructions on the proxy card for using these services. If you sign, date and return your proxy card without indicating how you wish to vote, your proxy will be voted in favor of the adoption of the merger agreement and the proposal to adjourn the special meeting, if necessary or appropriate, to solicit additional proxies. If you fail to return your proxy card, the effect will be that your shares will not be counted for purposes of determining whether a quorum is present at the special meeting and will have the same effect as a vote against the adoption of the merger agreement, but will not affect the outcome of the vote regarding the adjournment of the meeting, if necessary or appropriate, to solicit additional proxies. If you are a stockholder of record and do attend the special meeting and wish to vote in person, you may withdraw your proxy and vote in person.

        Open Solutions stockholders who do not vote in favor of the adoption of the merger agreement will have the right to seek appraisal of the fair value of their shares if the merger is completed, but only if they deliver a written demand for appraisal to Open Solutions before the vote is taken on the merger agreement and they comply with the other requirements of Delaware law, which are summarized in the accompanying proxy statement.

By order of the Board of Directors
Thomas N. Tartaro Secretary

            , 2006

i

Termination of the Merger Agreement	65
Termination Fees; Expense Reimbursement	66
Amendment, Extension and Waiver	67
MARKET PRICE OF THE COMPANY'S COMMON STOCK	68
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT	69
RIGHTS OF APPRAISAL	71
MULTIPLE STOCKHOLDERS SHARING ONE ADDRESS	74
SUBMISSION OF STOCKHOLDER PROPOSALS	74
WHERE YOU CAN FIND ADDITIONAL INFORMATION	74
Agreement and Plan of Merger	ANNEX A
Opinion of SunTrust Robinson Humphrey	ANNEX B
Section 262 of the General Corporation Law of the State of Delaware	ANNEX C

ii

SUMMARY TERM SHEET

        The following summary highlights selected information from this proxy statement and may not contain all of the information that may be important to you. Accordingly, we encourage you to read carefully this entire proxy statement, its annexes and the documents referred to or incorporated by reference in this proxy statement. In this proxy statement, the terms "Open Solutions", "Company", "we", "our", "ours" and "us" refer to Open Solutions Inc. and its subsidiaries. Each item in this summary term sheet includes a page reference directing you to a more complete description of that item.

The Parties to the Merger (Page 14)

Open Solutions Inc.
455 Winding Brook Drive
Glastonbury, Connecticut 06033

        The Company is a provider of software and related services. The Company offers a strategic product platform that integrates core data processing applications built on a single centralized relational database, with Internet banking, cash management, CRM/business intelligence, financial accounting tools, imaging, digital documents, Check 21, interactive voice response, network services, Web hosting and design, and payment and loan origination solutions. The Company's products and services assist to enhance the competitiveness of banks, thrifts, credit unions and financial services providers in the United States and Canada in competing in the financial services industry and to expand financial relationships, client affinity, community presence and personalized service.

Harpoon Acquisition Corporation
c/o
The Carlyle Group
101 South Tryon Street, 25th Floor
Charlotte, NC 28280

and

Providence Equity Partners, Inc.
390 Park Avenue, Fourth Floor
New York, NY 10022

        Harpoon Acquisition Corporation, a Delaware corporation, which we refer to in this proxy statement from time to time as Parent, was formed on October 12, 2006, solely for the purpose of effecting the merger and the transactions related to the merger. Parent has not engaged in any business except in furtherance of this purpose.

Harpoon Merger Corporation
c/o
The Carlyle Group
101 South Tryon Street, 25th Floor
Charlotte, NC 28280

and

Providence Equity Partners, Inc.
390 Park Avenue, Fourth Floor
New York, NY 10022

        Harpoon Merger Corporation, a Delaware corporation and direct wholly-owned subsidiary of Parent, which we refer to in this proxy statement from time to time as Merger Co, was formed on

October 12, 2006, solely for the purpose of effecting the merger. Merger Co has not engaged in any business except in furtherance of this purpose.

        Each of Parent and Merger Co is currently owned by investment funds affiliated with the private equity investment firms of The Carlyle Group, which we refer to from time to time in this proxy statement as Carlyle, and Providence Equity Partners Inc., which we refer to from time to time in this proxy statement as Providence. We collectively refer to Carlyle and Providence from time to time in this proxy statement as the Sponsors.

The Proposal (Page 15)

        You will be asked to consider and vote upon adoption of the Agreement and Plan of Merger, dated as of October 14, 2006, or the merger agreement, among the Company, Parent and Merger Co. The merger agreement provides that Merger Co will be merged with and into the Company, and each outstanding share of the Company's common stock (other than shares held in the treasury of the Company or owned by Parent, Merger Co or any direct or indirect wholly-owned subsidiary of Parent, Merger Co or the Company and other than shares held by stockholders who are entitled to and properly exercise and do not timely withdraw demand for statutory appraisal rights in connection with such shares in compliance with all of the required procedures under Delaware law) will be cancelled and converted at the effective time of the merger into the right to receive $38.00 in cash, without interest and less any required withholding taxes.

        The persons named in the accompanying proxy card will also have discretionary authority to vote upon other business, if any, that properly comes before the special meeting and any adjournments or postponements of the special meeting.

The Special Meeting (Page 15)

        The special meeting will be held on            , starting at            , Eastern Time, at            ,            ,            .

Record Date (Page 15)

        You are entitled to vote at the special meeting if you owned shares of the Company's common stock at the close of business on            , the record date for the special meeting. You will have one vote for each share of the Company's common stock that you owned on the record date. As of the record date, there were             shares of the Company's common stock entitled to be voted.

Required Vote (Page 15)

        For us to complete the merger, stockholders holding a majority of our shares of common stock outstanding at the close of business on the record date must vote "FOR" the adoption of the merger agreement. A failure to vote your shares of the Company's common stock or an abstention will have the same effect as a vote against the merger.

        As of the record date, the directors and current executive officers of Open Solutions beneficially owned in the aggregate (excluding options, unvested restricted stock and restricted stock units) approximately            % of the shares of the Company's common stock entitled to vote at the special meeting. Each of the directors and current executive officers has advised us that he or she currently plans to vote all of his or her shares in favor of the adoption of the merger agreement.

        Any Open Solutions stockholder of record entitled to vote may submit a proxy by telephone, the Internet or returning the enclosed proxy card by mail, or may vote in person by appearing at the special meeting. If your shares are held in "street name" by your broker, you should instruct your broker on how to vote your shares using the instructions provided by your broker. If you do not provide your broker with instructions, your shares will not be voted and that will have the same effect as a vote against the merger.

        Any Open Solutions stockholder of record who executes and returns a proxy card (or submits a proxy via telephone or the Internet) may revoke the proxy at any time before it is voted in any one of the following ways:

  •
  filing with the Company's Corporate Secretary, at or before the special meeting, a written notice of revocation that is dated a later date than the proxy;

  •
  sending a later-dated proxy relating to the same shares to the Company's Corporate Secretary, at or before the special meeting;

  •
  submitting a later-dated proxy by the Internet or by telephone, at or before the special meeting; or

  •
  attending the special meeting and voting in person by ballot.

        Simply attending the special meeting will not constitute revocation of a proxy. If you have instructed your broker to vote your shares, the above-described options for revoking your proxy do not apply and instead you must follow the directions provided by your broker to change these instructions.

When the Merger Will be Completed (Page 59)

        We are working to complete the merger as soon as possible. We anticipate completing the merger in the first quarter of 2007, subject to adoption of the merger agreement by the Company's stockholders and the satisfaction of the other closing conditions. In addition, Parent and Merger Co are not obligated to complete the merger until five calendar days after the expiration of a 20 consecutive business day "marketing period" throughout which (i) Parent and Merger Co have the financial information that the Company is required to provide pursuant to the merger agreement to complete the debt financing of the merger, (ii) the Company has filed such reports under the securities laws that it is required to file pursuant to the merger agreement to complete the debt financing of the merger, (iii) certain conditions to the closing of the merger, as set forth in the merger agreement, have been satisfied (or shall be capable at such time of being satisfied), and (iv) our accountants, PricewaterhouseCoopers LLP, have not withdrawn their audit opinion with respect to any financial statements contained in our recent filings with the SEC; provided that if the marketing period would not end on or prior to December 15, 2006, the marketing period will not commence earlier than January 2, 2007.

Effects of the Merger (Pages 39-40)

        If the merger agreement is adopted by the Company's stockholders and the other conditions to closing are satisfied, Merger Co will be merged with and into the Company, with the Company being the surviving corporation in the merger. Upon completion of the merger, the Company's common stock will be converted into the right to receive $38.00 per share, without interest and less any required withholding taxes. Following the completion of the merger, our stock will no longer be publicly traded and you will cease to have any ownership interest in the Company and will not participate in any future earnings and growth of the Company.

Recommendation of the Company's Board of Directors (Page 28)

        Our board of directors formed a special committee on September 8, 2006 to take any and all actions necessary or advisable in connection with the receipt, evaluation, negotiation, response, rejection, and, if appropriate and to the extent permitted by law, the agreement, or recommendation to or of the board regarding the agreement, of a possible sale of the Company. The special committee unanimously resolved to recommend that the board of directors approve the merger agreement, the merger and the transactions contemplated thereby and that the board of directors resolve to recommend to the Company's stockholders that they vote to adopt the merger agreement.

        Our board of directors, acting in large part upon the unanimous recommendation of the special committee, has unanimously determined that the merger agreement is advisable, fair to and in the best interests of the Company and its stockholders, approved the merger agreement, and recommended that Open Solutions' stockholders vote "FOR" the adoption of the merger agreement.

        For the factors considered by our board of directors in reaching its decision to approve and adopt the merger agreement and the merger, see "The Transaction—Reasons for the Merger; Recommendation of the Special Committee and of Our Board of Directors." See also "The Transaction—Interests of the Company's Directors and Executive Officers in the Merger."

Opinion of SunTrust Robinson Humphrey (Page 32 and Annex B)

        In connection with the proposed merger, SunTrust Robinson Humphrey, the special committee's financial advisor, delivered its oral opinion to the special committee, which was subsequently confirmed in writing, that, as of October 14, 2006, and based upon and subject to the various qualifications, limitations, factors and assumptions set forth therein, the $38.00 in cash per share of our common stock to be received by the holders of shares of our common stock pursuant to the merger agreement is fair to such holders from a financial point of view.

        The full text of the written opinion of SunTrust Robinson Humphrey, dated October 14, 2006, which sets forth, among other things, assumptions made, procedures followed, matters considered and limitations on the review undertaken in connection with the opinion, is attached as Annex B to this proxy statement. The opinion was provided to the special committee solely in connection with and for the purposes of its consideration of the transactions contemplated by the merger agreement. The SunTrust Robinson Humphrey opinion does not constitute a recommendation as to how any holder of shares of our common stock or any other person should vote or act with respect to the transactions contemplated by the merger agreement or any other matter.

Financing (Page 40)

        The Company and the Sponsors estimate that the total amount of funds necessary to consummate the merger and related transactions (including payment of the aggregate merger consideration, the repayment or refinancing of some of the Company's currently outstanding debt and related fees and expenses) will be approximately $1.4 billion. The amount is expected to be provided through a combination of (a) up to $530.0 million under senior secured credit facilities, (b) bridge loan facilities and senior subordinated notes with an aggregate principal amount of up to $325.0 million, and (c) aggregate equity commitments of $560.0 million from the Sponsors.

        Parent has agreed to use its reasonable best efforts to arrange the debt financing on the terms and conditions described in the commitment letters related to the aforementioned financing. Those facilities and notes are conditioned on certain conditions described in further detail under "The Merger—Financing—Debt Financing" beginning on page 42.

        The closing of the merger is not conditioned on the receipt of the debt financing by Parent and Merger Co. Parent, however, is not required to consummate the merger until after the completion of the marketing period (plus five calendar days) as described above under "When the Merger Will be Completed" and in further detail under "The Merger Agreement—Marketing Period" beginning on page 59.

Treatment of Stock Options (Page 44)

        The merger agreement provides that, except as otherwise agreed between Parent and a holder, holders of the Company's outstanding stock options will receive, in exchange for the cancellation of their stock options, cash equal to the excess of $38.00 over the applicable per share exercise price for each stock option (whether vested or unvested) held, less applicable withholding tax.

Treatment of Restricted Stock and Restricted Stock Units (Page 45)

        The merger agreement provides that, except as otherwise agreed between Parent and a holder,

  •
  each outstanding share of our restricted stock will become fully vested and will be converted into the right to receive $38.00 in cash; and

  •
  each of our outstanding restricted stock units will become fully vested and will be canceled, and the holder of the restricted stock unit will be entitled to receive in cash $38.00 (together with the value of any deemed dividend equivalents accrued but unpaid with respect to the restricted stock units) for each underlying unit, in each case, less any amounts required to be withheld under any applicable law.

Treatment of Contributions to the Company's Employee Stock Purchase Plan (Page 60)

        No new offering periods under the Company's Employee Stock Purchase Plan will be commenced following the execution date of the merger agreement. Shares held by participants following the final exercise under the Employee Stock Purchase Plan, at the conclusion of the offering period in effect at the time of the execution of the merger agreement, will be treated in the same manner as other outstanding shares of our common stock in the merger.

Interests of the Company's Directors and Executive Officers in the Merger (Page 44)

        In considering the recommendation of the board of directors, you should be aware that our directors and executive officers may have interests in the merger and/or prospective relationships with the Sponsors that are different from, or in addition to, your interests as a stockholder, including the following:

  •
  our directors and executive officers will have their vested and unvested stock options, restricted stock and restricted stock units canceled and cashed out in connection with the merger;

  •
  our current executive officers are covered by change of control termination protection arrangements that provide certain severance payments and benefits in the case of the executive officer's termination of employment under certain circumstances following a change in control;

  •
  the merger agreement provides for indemnification arrangements for each of our current and former directors and officers that will continue for six years following the effective time of the merger as well as insurance coverage covering his or her service to the Company as a director or officer;

  •
  the Company currently anticipates paying transaction bonuses of up to $1 million, in the aggregate, to certain executive officers and other members of senior management of the Company in connection with the merger;

  •
  although no agreements have been entered into as of the date of this proxy statement, the Sponsors have informed us that it is their intention to retain members of our existing management team with the surviving corporation after the merger is completed, and in that connection, members of management currently are engaged in discussions with representatives of

    Parent and we believe that these persons are likely to enter into new arrangements with Parent, Merger Co or their affiliates regarding employment with the surviving corporation;

  •
  Parent has offered Mr. Hernandez and certain of our executive officers who hold outstanding stock options, restricted stock and/or restricted stock units immediately prior to the completion of the merger the opportunity to exchange, simultaneously with the consummation of the merger, some or all of such outstanding stock options, restricted stock and/or restricted stock units (in lieu of the cash out and cancellation described above) for options to purchase shares of Parent common stock or shares of Parent common stock, as the case may be. This offer is subject to further negotiation and discussion between Parent and the offerees, and no terms or conditions with respect to such offer have been finalized as of the date of this proxy statement; and

  •
  although no agreements have been entered into as of the date of this proxy statement, it is expected that certain of our officers and key employees will be granted options to purchase shares of Parent common stock following the consummation of the merger.

Material United States Federal Income Tax Consequences (Page 48)

        If you are a U.S. holder (as defined below) of our common stock, the merger will be a taxable transaction to you. For U.S. federal income tax purposes, your receipt of cash in exchange for your shares of the Company's common stock generally will cause you to recognize a gain or loss measured by the difference, if any, between the cash you receive in the merger and your adjusted tax basis in your shares. If you are a non-U.S. holder (as defined below) of our common stock, the merger will generally not be a taxable transaction to you under U.S. federal income tax laws unless you have certain connections to the United States. You should consult your own tax advisor for a full understanding of the U.S. federal income tax consequences of the merger.

Regulatory Approvals (Page 51)

        The merger is subject to review under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, or the Hart-Scott-Rodino Act. The Company also derives revenues in certain other jurisdictions, in particular Canada, where regulatory filings or approvals may be required or advisable in connection with the completion of the merger. We are currently in the process of reviewing where regulatory filings or approvals may be required or desirable, and we will make filings in such jurisdictions. The parties filed their respective notification and report forms with the Federal Trade Commission and the Antitrust Division of the U.S. Department of Justice under the Hart-Scott-Rodino Act on October 30, 2006 and were granted early termination of the Hart-Scott-Rodino Act waiting period on November 14, 2006.

Conditions to the Merger (Page 64)

        The consummation of the merger depends on the satisfaction or waiver of a number of conditions, including the following:

  •
  the merger agreement must have been adopted by the affirmative vote of the holders of a majority of the outstanding shares of the Company's common stock entitled to vote thereon;

  •
  the waiting period under the Hart-Scott-Rodino Act Antitrust Improvements Act of 1976, as amended, and any other material antitrust laws, must have expired;

  •
  no laws, injunctions or orders that prohibit, restrain or enjoin consummation of the transactions shall be in effect;

  •
  the Company's and Parent's and Merger Co's representations and warranties must be true and correct as of the closing date in a manner described under the caption, "The Merger Agreement—Conditions to the Merger";

  •
  the Company and Parent and Merger Co must have performed and complied in all material respects with all covenants and obligations that each is required to perform under the merger agreement; and

  •
  there shall not have occurred since the date of execution of the merger agreement any event, circumstance, development, change or effect that has had, or would reasonably be expected to have, a "Company material adverse effect" (as described in further detail in "The Merger Agreement—Representations and Warranties").

Solicitation (Page 61)

        Pursuant to the merger agreement, prior to 11:59 p.m. (EST), on November 8, 2006 (the "go-shop period"), the Company was permitted to, directly or indirectly (i) initiate, solicit and encourage acquisition proposals from third parties to acquire all or part of the Company or its assets or revenues and (ii) enter into and maintain discussions or negotiations with respect to such acquisition proposals, or otherwise cooperate with or assist or participate in, or facilitate any such inquiries, proposals, discussions or negotiations, in each case in accordance with the terms of the merger agreement.

        Prior to obtaining stockholder approval, if the board of directors (acting through or based on the advice of the special committee) determines in good faith (after consultation with its legal advisors) that the failure to do so would be inconsistent with its fiduciary duties under applicable law, the Company may terminate the merger agreement to enter into an agreement with respect to an acquisition proposal that constitutes a superior proposal if the Company complies with the terms of the merger agreement described under "The Merger Agreement—Recommendation Withdrawal/ Termination in Connection with a Superior Proposal," including negotiating with Parent in good faith to make adjustments to the merger agreement so that such acquisition proposal ceases to constitute a superior proposal and paying a termination fee.

        From and after the expiration of the go-shop period, the Company is generally not permitted to, among other things, (i) initiate, solicit or knowingly encourage (including by way of providing information) the submission of any inquiries, proposals or offers, or engage in any discussions or negotiations that may lead to an acquisition proposal or (ii) approve or recommend, or publicly propose to approve or recommend, an acquisition proposal or enter into any agreement providing for or relating to an acquisition proposal.

        Notwithstanding these restrictions, after the expiration of the go-shop period and prior to obtaining stockholder approval, the Company may, under certain circumstances described under "The Merger Agreement—Restrictions on Solicitation of Other Offers", respond to a bona fide written acquisition proposal if the Company complies with certain terms of the merger agreement described under "The Merger Agreement—Recommendation Withdrawal/ Termination in Connection with a Superior Proposal."

Termination of the Merger Agreement (Page 65)

        The merger agreement may be terminated:

  •
  by mutual written consent of the Company and Parent;

  •
  by either the Company or Parent, if:

  •
  the merger is not consummated on or before March 31, 2007, unless such failure is the result of, or caused by, the terminating party's failure to observe any obligation under the merger agreement;

  •
  there is any final and nonappealable injunction, order, decree or ruling that makes consummation of the merger illegal or otherwise prevents or prohibits the consummation of the merger; or

  •
  the Company's stockholders, at the special meeting or at any adjournment thereof, fail to adopt the merger agreement;

  •
  by Parent if:

  •
  the Company has breached any of its representations, warranties, covenants or agreements under the merger agreement which would give rise to the failure of certain conditions to closing and where that breach has not been, or cannot be, cured on or before March 31, 2007 (provided that Parent is not then in material breach of the merger agreement so as to cause certain conditions to closing not be satisfied); or

  •
  the board of directors of the Company or the special committee (i) effects a recommendation withdrawal (as defined below in "The Merger Agreement—Recommendation Withdrawal/ Termination in Connection with a Superior Proposal"); (ii) approves or recommends to the stockholders of the Company an acquisition proposal other than the merger contemplated by the merger agreement, or resolves to effect the foregoing; or (iii) fails to include a recommendation that the stockholders adopt the merger agreement in our proxy statement in connection with the merger;

  •
  by the Company if:

  •
  Parent or Merger Co has breached any of its representations, warranties, covenants or agreements under the merger agreement which would give rise to the failure of certain conditions to closing and where that breach has not been, or cannot be, cured on or before March 31, 2007 (provided that the Company is not then in material breach of the merger agreement so as to cause certain conditions to closing not to be satisfied);

  •
  prior to obtaining stockholder approval, we terminate the merger agreement in order to enter into an agreement with respect to a superior proposal, provided that the Company complies with the terms described below in "The Merger Agreement—Recommendation Withdrawal/Termination in Connection with a Superior Proposal," including that the Company pays to Parent concurrently with termination the termination fee described below; or

  •
  if all conditions to the obligations of Parent and Merger Co (other than delivery of an officer's certificate) have been satisfied and Parent fails to consummate the merger no later than five calendar days after the final day of the marketing period.

Termination Fee (Page 66)

        Under certain circumstances, in connection with the termination of the merger agreement, we will be required to pay a termination fee of $30 million as directed by Parent. If the Company had terminated the merger agreement in order to enter into a definitive agreement with respect to an acquisition proposal other than the merger contemplated by the merger agreement on or prior to 11:59 p.m. (EST) on November 8, 2006, such termination fee would have been $12 million.

        In the event the merger agreement is terminated because the Company's stockholders fail to adopt the merger agreement at the special meeting or any adjournment thereof or because we materially breach our representations, warranties, covenants or agreements in the merger agreement such that certain closing conditions would not be satisfied and such breach is not cured on or before March 31, 2007, then we are required to reimburse Parent for expenses incurred in connection with the merger agreement, up to a maximum of $5 million, which amount will be offset against the termination fee described above, if payable.

        In the event that we terminate the merger agreement because Parent (i) breaches its representations, warranties, covenants or agreements in the merger agreement such that certain closing conditions would not be satisfied and such breach is not cured on or before March 31, 2007 (provided that we are not then in material breach of the agreement so as to cause certain conditions to closing not to be satisfied) or (ii) fails to complete the merger no later than five days after the final day of the marketing period and certain conditions to the obligations of Parent and Merger Co to consummate the merger have otherwise been satisfied, then Parent will be required to pay the Company a $30 million termination fee. This termination fee payable to the Company is the exclusive remedy of the Company. The aggregate liability of Parent and its affiliates arising from any breach of the merger agreement or any losses or damages incurred by the Company or its affiliates in connection therewith is in any event capped at $30 million. Each of the Sponsors has agreed severally to guarantee the obligation of Parent to pay this termination fee subject to a cap equal to such Sponsor's pro-rata share of $30 million, which share is proportionate to its equity commitment in Parent as compared to the equity commitments of the other Sponsor.

Market Price of Open Solutions Stock (Page 68)

        Our common stock trades on the NASDAQ National Market under the trading symbol "OPEN." On October 13, 2006, which was the last trading day before we announced the merger, our common stock closed at $30.28 per share. On            , 2006, which was the last trading day before the date of this proxy statement, our common stock closed at $            per share.

Appraisal Rights (Page 71 and Annex C)

        Delaware law provides you with appraisal rights in the merger. This means that, if you fully comply with the procedures for perfecting appraisal rights provided for under Delaware law, you are entitled to have the fair value of your shares determined by the Delaware Court of Chancery and to receive payment in cash for your shares based on that valuation in lieu of the merger consideration. The ultimate amount you receive in an appraisal proceeding may be more or less than, or the same as, the amount you would have received under the merger agreement. To exercise your appraisal rights, you must deliver a written demand for appraisal to the Company before the vote on the merger agreement is taken at the special meeting and you must not vote in favor of the adoption of the merger agreement. Your failure to follow exactly the procedures specified under Delaware law will result in the loss of your appraisal rights. A copy of Section 262 of the General Corporation Law of the State of Delaware, or DGCL, is attached to this proxy statement as Annex C.

QUESTIONS AND ANSWERS ABOUT THE SPECIAL MEETING AND THE MERGER

        The following questions and answers address briefly some questions you may have regarding the special meeting and the proposed merger. These questions and answers may not address all questions that may be important to you as a stockholder of Open Solutions. Please refer to the more detailed information contained elsewhere in this proxy statement, the annexes to this proxy statement and the documents referred to or incorporated by reference in this proxy statement, which you should read carefully.

Q:
What is the proposed transaction?

A:
The proposed transaction is the acquisition of the Company by Parent, an entity currently owned by investment funds affiliated with the Sponsors pursuant to the merger agreement. Once the merger agreement has been adopted by the Company's stockholders and the other closing conditions under the merger agreement have been satisfied or waived, Merger Co will merge with and into Open Solutions. Open Solutions will be the surviving corporation in the merger and will become a wholly-owned subsidiary of Parent.

Q:
What will I receive in the merger?

A:
Upon completion of the merger, you will be entitled to receive $38.00 in cash, without interest and less any required withholding taxes, for each share of our common stock that you own. For example, if you own 100 shares of our common stock, you will receive $3,800 in cash in exchange for your shares of common stock, less any required withholding taxes. You will not own shares in the surviving corporation.

Q:
Where and when is the special meeting?

A:
The special meeting will take place at            ,            ,             , on            , at            Eastern Time.

Q:
What matters will be voted on at the special meeting?

A:
You will be asked to consider and vote on the following proposals:

•
to adopt the merger agreement; and

•
to approve the adjournment of the special meeting, if necessary or appropriate, to solicit additional proxies if there are insufficient votes at the time of the meeting to adopt the merger agreement.

  You will also, to the extent applicable, be asked to act upon other business that may properly come before the special meeting or any postponement or adjournment thereof.

Q:
What vote of our stockholders is required to adopt the merger agreement? How do our directors and executive officers intend to vote?

A:
For us to complete the merger, stockholders holding a majority of our common stock outstanding at the close of business on the record date must vote "FOR" the adoption of the merger agreement. Accordingly, the failure to vote or an abstention will have the same effect on this vote as a vote against adoption of the merger agreement. Each share of common stock will be entitled to one vote per share.

Our directors and executive officers have informed us that they currently intend to vote all of their shares of Open Solutions common stock for the adoption of the merger agreement.

Q:
What vote of our stockholders is required to approve the proposal to adjourn the special meeting, if necessary, to solicit additional proxies?

A:
The proposal to adjourn the special meeting, if necessary or appropriate, to solicit additional proxies requires the affirmative vote of the holders of a majority of the votes cast by the holders of all of the shares of common stock present or represented by proxy at the special meeting.

Q:
How does the Company's board of directors recommend that I vote with respect to the merger agreement?

A:
Our board of directors, acting in large part upon the unanimous recommendation of the special committee, unanimously recommends that our stockholders vote "FOR" the adoption of the merger agreement. The special committee was comprised of all of our directors other than Mr. Hernandez. You should read "The Transaction—Reasons for the Merger; Recommendation of the Special Committee and of Our Board of Directors" for a discussion of the factors that our board of directors and special committee considered in deciding to recommend the adoption of the merger agreement.

Q:
What do I need to do now?

A:
We urge you to read this proxy statement carefully, including its annexes and the documents referred to or incorporated by reference in this proxy statement, and to consider how the merger affects you. You can ensure that your shares are voted at the special meeting by submitting your proxy via:

•
telephone, using the toll-free number listed on each proxy card (if you are a registered stockholder, that is if you hold your stock in your name) or voting instruction card (if your shares are held in "street name," meaning that your shares are held in the name of a broker, bank or other nominee and your broker, bank, or other nominee makes telephone voting available);

•
the Internet, at the address provided on each proxy card (if you are a registered stockholder) or voting instruction card (if your shares are held in "street name" and your broker, bank, or other nominee makes Internet voting available); or

•
mail, by completing, signing, dating and mailing each proxy card or voting instruction card and returning it in the envelope provided.

Q:
If my shares are held in "street name" by my broker, bank or other nominee will my broker, bank or other nominee vote my shares for me?

A:
Yes. However, your broker, bank or nominee will only vote if you provide instructions on how to vote. You should follow the directions provided by your broker, bank or other nominee regarding how to instruct your broker, bank or other nominee to vote your shares. Without those instructions, your shares will not be voted, which will have the same effect as voting against the merger.

Q:
Should I send in my stock certificates or other evidence of ownership now?

A:
No. After the merger is completed, you will be sent a letter of transmittal with detailed written instructions for exchanging your stock certifications for the merger consideration. If your shares of common stock are held in "street name" by your broker, bank or other nominee you will receive instructions from your broker, bank or other nominee as to how to effect the surrender of your "street name" shares in exchange for the merger consideration. Please do not send your certificates with your proxy.

Q:
Can I change my vote?

A:
Yes. You can change your vote at any time before your proxy is voted at the special meeting. If you are a registered stockholder, you may revoke your proxy by notifying the Company's Corporate Secretary in writing at Open Solutions Inc., 455 Winding Brook Drive, Glastonbury, Connecticut 06033, Attn: Corporate Secretary, or by submitting a new proxy by telephone, the Internet or mail, in each case, dated after the date of the proxy being revoked. In addition, your proxy may be revoked by attending the special meeting and voting in person (you must vote in person, simply attending the special meeting will not cause your proxy to be revoked).

Please note that if you hold your shares of common stock in "street name" and you have instructed a broker, bank or other nominee to vote your shares, the above-described options for changing your vote do not apply, and instead you must follow the instructions received from your broker, bank or other nominee to change your vote.

Q:
What does it mean if I get more than one proxy card or voting instruction card?

A:
If your shares are registered differently or are held in more than one account, you will receive more than one proxy or voting instruction card. Please complete and return all of the proxy cards or voting instruction cards you receive (or submit each of your proxies by telephone or the Internet, if available to you) to ensure that all of your shares are voted.

Q:
Who will count the votes?

A:
A representative of our transfer agent, Computershare Trust Company, N.A., will count the votes.

Q:
What effects will the proposed merger have on Open Solutions?

A:
As a result of the proposed merger, Open Solutions will cease to be a publicly-traded company and will be wholly-owned by Parent, an entity currently owned by investment funds affiliated with the Sponsors. Following consummation of the merger, the registration of our common stock and our reporting obligations with respect to our common stock under the Securities Exchange Act of 1934, as amended, or the Exchange Act, will be terminated upon application to the Securities and Exchange Commission, or SEC. In addition, upon completion of the proposed merger, shares of our common stock will no longer be listed on any stock exchange or quotation system, including the NASDAQ National Market.

Q:
What happens if the merger is not consummated?

A.
If the merger agreement is not adopted by Open Solutions' stockholders or if the merger is not completed for any other reason, stockholders will not receive any payment for their shares in connection with the merger. Instead, Open Solutions will remain an independent public company and Open Solutions common stock will continue to be listed and traded on the NASDAQ National Market. See the section captioned "The Transaction—Delisting and Deregistration of Open Solutions Common Stock; Failure to Consummate the Merger." Under specified circumstances, Open Solutions may be required to pay Parent a termination fee or reimburse Parent for its out-of-pocket expenses as described under the caption "The Merger Agreement—Termination Fees; Expense Reimbursement."

Q:
Who can help answer my other questions?

A:
If you have more questions about the merger, please contact our Investor Relations Department at (860) 652-3155. You may also contact our proxy solicitation agent, The Altman Group, toll-free at (800) 330-4627 (bank and broker firms call collect at (800) 330-4627). If your broker, bank, or other nominee holds your shares, you should also call your broker, bank, or other nominee for additional information.

CAUTIONARY STATEMENT CONCERNING FORWARD-LOOKING INFORMATION

        This proxy statement, and the documents to which we refer you in this proxy statement, include "forward-looking statements" that reflect our current views as to future events and financial performance with respect to our operations, the expected completion and timing of the merger and other information relating to the merger. These statements can be identified by the fact that they do not relate strictly to historical or current facts. There are forward-looking statements throughout this proxy statement, including, among others, under the headings "Summary Term Sheet," "The Transaction," "The Transaction—Opinion of SunTrust Robinson Humphrey" and in statements containing the words "aim," "anticipate," "are confident," "estimate," "expect," "will be," "will continue," "will likely result," "project," "intend," "plan," "believe" and other words and terms of similar meaning. You should be aware that forward-looking statements involve known and unknown risks and uncertainties. Although we believe that the expectations reflected in these forward-looking statements are reasonable, we cannot assure you that the actual results or developments we anticipate will be realized, or even if realized, that they will have the expected effects on the business or operations of the Company or on the merger and related transactions. These forward-looking statements speak only as of the date on which the statements were made and we undertake no obligation to update or revise any forward-looking statements made in this proxy statement or elsewhere as a result of new information, future events or otherwise, except as required by law. In addition to other factors and matters contained in or incorporated by reference in this document, we believe the following factors could cause actual results to differ materially from those discussed in the forward-looking statements:

  •
  the occurrence of any event, change or other circumstance that could give rise to the termination of the merger agreement;

  •
  the outcome of any legal proceedings that have been or may be instituted against Open Solutions and others relating to the merger agreement;

  •
  the inability to complete the merger due to the failure to obtain stockholder approval or the failure to satisfy other conditions to consummation of the merger;

  •
  the failure to obtain the necessary debt financing arrangements set forth in commitment letters received in connection with the merger agreement;

  •
  the failure of the merger to close for any other reason;

  •
  the risk that the proposed transaction disrupts current plans and operations and the potential difficulties in employee retention as a result of the pending merger;

  •
  the effect of the announcement of the merger on our client and customer relationships, operating results and business generally;

  •
  the amount of the costs, fees, expenses and charges related to the merger;

and other risks detailed in our current filings with the SEC, including our most recent filings on Form 10-Q and 10-K. See "Where You Can Find Additional Information" beginning on page 73. Many of the factors that will determine our future results or the consummation of the merger are beyond our ability to control or predict. In light of the significant uncertainties inherent in the forward-looking statements contained herein, readers should not place undue reliance on forward-looking statements, which reflect management's views only as of the date hereof. We cannot guarantee any future results, levels of activity, performance or achievements.

THE PARTIES TO THE MERGER

Open Solutions

        Open Solutions Inc. is a provider of software and related services. Open Solutions offers a strategic product platform that integrates core data processing applications built on a single centralized relational database, with Internet banking, cash management, CRM/business intelligence, financial accounting tools, imaging, digital documents, Check 21, interactive voice response, network services, Web hosting and design, and payment and loan origination solutions. The Company's products and services assist to enhance the competitiveness of banks, thrifts, credit unions and financial services providers in the United States and Canada in competing in the financial services industry and to expand financial relationships, client affinity, community presence and personalized service.

        Open Solutions Inc. is incorporated in the state of Delaware with its principal executive offices at 455 Winding Brook Drive, Glastonbury, Connecticut 06033. Open Solutions' telephone number is (860) 652-3155. Open Solutions is publicly traded on the NASDAQ National Market under the symbol "OPEN".

Parent

        Harpoon Acquisition Corporation, which we refer to as Parent, is a Delaware corporation with its principal offices at c/o The Carlyle Group, 101 South Tryon Street, 25th Floor, Charlotte, NC 28280; (704) 632-0200; and c/o Providence Equity Partners Inc., 390 Park Avenue, 4th Floor, New York, New York 10022; (212) 644-1200. Parent was formed on October 12, 2006, solely for the purpose of entering into the merger agreement and consummating the transactions contemplated by the merger agreement. Parent has not conducted any activities to date other than activities incidental to its formation and in connection with the transactions contemplated by the merger agreement. Parent is currently owned by investment funds affiliated with the private equity investment firms of The Carlyle Group and Providence Equity Partners Inc.

Merger Co

        Harpoon Merger Corporation, which we refer to as Merger Co, is a Delaware corporation and direct wholly-owned subsidiary of Parent, with its principal offices at c/o The Carlyle Group, 101 South Tryon Street, 25th Floor, Charlotte, NC 28280; (704) 632-0200; and c/o Providence Equity Partners Inc., 390 Park Avenue, 4th Floor, New York, New York 28280; (212) 644-1200. Merger Co was formed on October 12, 2006, solely for the purpose of entering into the merger agreement and consummating the transactions contemplated by the merger agreement. Merger Co has not conducted any activities to date other than activities incidental to its formation and in connection with the transactions contemplated by the merger agreement.

THE SPECIAL MEETING

Time, Place and Purpose of the Special Meeting

        This proxy statement is being furnished to our stockholders as part of the solicitation of proxies by our board of directors for use at the special meeting to be held on            , starting at            , Eastern Time, at            ,            ,            or at any adjournment or postponement thereof. The purpose of the special meeting is for our stockholders to consider and vote upon the adoption of the merger agreement. Our stockholders must adopt the merger agreement and the required vote described below must be obtained for the merger to occur. If our stockholders fail to adopt the merger agreement, the merger will not occur. A copy of the merger agreement is attached to this proxy statement as Annex A. This proxy statement and the enclosed form of proxy are first being mailed to our stockholders on or about            .

Record Date and Quorum

        The holders of record of the Company's common stock as of the close of business on            , the record date for the special meeting, are entitled to receive notice of and to vote at, the special meeting. On the record date,            shares of the Company's common stock were outstanding.

        The holders of a majority of the outstanding shares of the Company's common stock on the record date represented in person or by proxy will constitute a quorum for purposes of the special meeting. A quorum is necessary to hold the special meeting. Any shares of the Company's common stock held in treasury by the Company or by any of our subsidiaries are not considered to be outstanding for purposes of determining a quorum. Once a share is represented at the special meeting, it will be counted for the purpose of determining a quorum at the special meeting and any adjournment of the special meeting. However, if a new record date is set for the adjourned special meeting, then a new quorum will have to be established.

Required Vote

        Completion of the merger requires the adoption of the merger agreement by the affirmative vote of the holders of a majority of the Company's common stock outstanding on the record date and entitled to vote thereon. Each holder of record of shares of common stock entitled to vote will have the right to one vote for each such share of common stock held.

        As of            , the record date, the directors and current executive officers of the Company beneficially owned (excluding options, restricted stock and restricted stock units), in the aggregate,            shares of the Company's common stock, or approximately            % of the outstanding shares of the Company's common stock. The directors and current executive officers have informed the Company that they currently intend to vote all of their shares of the Company's common stock "FOR" the adoption of the merger agreement and "FOR" any adjournment of the special meeting, if necessary or appropriate to solicit additional proxies.

Proxies; Revocation

        If you are a stockholder of record and submit a proxy by telephone or the Internet or by returning a signed proxy card by mail, your shares will be voted at the special meeting as you indicate on your proxy card or by such other method. If you sign your proxy card but no voting instructions are indicated, your shares of the Company's common stock will be voted "FOR" the adoption of the merger agreement and "FOR" any adjournment of the special meeting, if necessary or appropriate to solicit additional proxies.

        If your shares are held in "street name" by your broker, bank or other nominee, you should instruct your broker, bank or other nominee how to vote your shares using the instructions provided by your broker, bank or other nominee. If you have not received such voting instructions or require further information regarding such voting instructions, contact your broker, bank or other nominee for directions on how to vote your shares. Under applicable rules, brokers who hold shares in "street name" for customers may not exercise their voting discretion with respect to the approval of non-routine matters such as the merger proposal and thus, absent specific instructions from the beneficial owner of such shares, brokers are not empowered to vote such shares with respect to the adoption of the merger agreement (i.e., "broker non-votes"). Shares of Company common stock held by persons attending the special meeting but not voting, or shares for which the Company has received proxies with respect to which holders have abstained from voting, will be considered abstentions. Abstentions and properly executed broker non-votes, if any, will be treated as shares that are present and entitled to vote at the special meeting for purposes of determining whether a quorum exists but will have the same effect as a vote "AGAINST" adoption of the merger agreement.

        You may revoke your proxy at any time before the vote is taken at the special meeting. To revoke your proxy, you must advise our Corporate Secretary in writing, at Open Solutions Inc., 455 Winding Brook Drive, Glastonbury, Connecticut 06033, Attn: Corporate Secretary, submit a proxy by telephone, the Internet or mail dated after the date of the proxy you wish to revoke or attend the special meeting and vote your shares in person. Attendance at the special meeting will not by itself constitute revocation of a proxy.

        Please note that if you have instructed your broker, bank or other nominee to vote your shares, the options for revoking your proxy described in the paragraph above do not apply and instead you must follow the directions provided by your broker, bank or other nominee to change these instructions.

        Open Solutions does not expect that any matter other than the adoption of the merger agreement (and the approval of the adjournment of the meeting, if necessary or appropriate, to solicit additional proxies) will be brought before the special meeting. If, however, any such other matter is properly presented at the special meeting or any adjournment or postponement of the special meeting, the persons appointed as proxies will have discretionary authority to vote the shares represented by duly executed proxies in accordance with their discretion and judgment.

Submitting Proxies Via the Internet or by Telephone

        Stockholders of record and many stockholders who hold their shares through a broker, bank or other nominee will have the option to submit their proxies or voting instructions via the Internet or by telephone. There are separate arrangements for using the Internet and telephone to submit your proxy depending on whether you are a stockholder of record or your shares are held in "street name" by your broker, bank or other nominee. If your shares are held in "street name," you should check the voting instruction card provided by your broker, bank or other nominee to see which options are available and the procedures to be followed.

        In addition to submitting the enclosed proxy card by mail, Open Solutions stockholders of record may submit their proxies:

  •
  via the Internet by visiting a website established for that purpose at            and following the instructions on the website; or

  •
  by calling the toll-free number            in the United States, Puerto Rico or Canada on a touch-tone phone and following the recorded instructions.

Adjournments

        Although it is not currently expected, the special meeting may be adjourned for the purpose of soliciting additional proxies. Any adjournment may be made without notice (if the adjournment is not for more than thirty days) by an announcement made at the special meeting of the time, date and place of the adjourned meeting. In the event that there is present, in person or by proxy, sufficient favorable voting power to secure the vote of the stockholders of the Company necessary to adopt the merger agreement, the Company does not anticipate that we will adjourn or postpone the meeting unless the Company is advised by counsel that failure to do so could reasonably be expected to result in a violation of U.S. federal securities laws. Any signed proxies received by the Company in which no voting instructions are provided on such matter will be voted in favor of an adjournment in these circumstances. Any adjournment or postponement of the special meeting for the purpose of soliciting additional proxies will allow the Company's stockholders who have already sent in their proxies to revoke them at any time prior to their use at the special meeting as adjourned or postponed.

Solicitation of Proxies

        The Company will pay the cost of this proxy solicitation. In addition to soliciting proxies by mail, directors, officers and employees of the Company may solicit proxies personally and by telephone, facsimile or other electronic means of communication. These persons will not receive additional or special compensation for such solicitation services. The Company will, upon request, reimburse brokers, banks and other nominees for their expenses in sending proxy materials to their customers who are beneficial owners and obtaining their voting instructions. The Company has retained The Altman Group, a proxy solicitation firm, to assist it in the solicitation of proxies for the special meeting and will pay The Altman Group a base fee of $6,000, plus reimbursement of out-of-pocket expenses.

THE TRANSACTION

Background of the Merger

        The Company regularly reviews and evaluates its business strategy and strategic alternatives and prospects for continued operations and growth. In connection with these processes, management and the board of directors of the Company have on certain occasions solicited advice from financial advisors, including Wachovia Capital Markets, LLC, which we refer to in this proxy statement as Wachovia. Wachovia has advised the Company in connection with certain prior transactions, including the debt financing for the Company's acquisition of the Information Services Group of The BISYS Group Inc. in early 2006 and the Company's offerings of its common stock and convertible notes in 2004 and 2005, respectively.

        From time to time during 2005 and 2006, representatives of private equity firms, including Carlyle and Providence, expressed interest to senior management of the Company about partnering with the Company to pursue strategic transactions or taking the Company private. These contacts did not result in substantive discussions.

        In early 2006, at the request of senior management of the Company, Wachovia reviewed with management various strategic alternatives available to the Company, including potential smaller and larger-scale strategic acquisition opportunities. In addition, Wachovia discussed with management additional financial alternatives available to the Company, including public offerings of equity and/or debt securities, recapitalizations, and general discussions about a possible leveraged buyout transaction. Throughout this period, members of senior management had informal discussions with our board of directors regarding the attractiveness and feasibility of the potential strategic acquisitions as part of the Company's ongoing effort to obtain what management believed to be appropriate credit in the market for the Company's positive growth rate and cash flow performance, and to otherwise maximize stockholder value. During the course of these discussions, management and the board concluded that in light of the Company's operating and financial performance, the Company would continue to pursue its current course of growth, primarily through small to medium-size strategic acquisitions, to the extent such opportunities became available to the Company.

        In April 2006, senior management of the Company continued to discuss with our board of directors its business strategy and strategic alternatives, including alternatives to increase stockholder value through additional financial alternatives available to the Company such as public offerings of equity and/or debt securities, recapitalizations, and a possible leveraged buyout transaction. Following these discussions, the Company's board of directors authorized senior management to explore further the feasibility and attractiveness of such financing alternatives, as well as to ascertain the interest of certain third parties with respect to a possible leveraged buyout transaction involving the Company. However, due to management's and the board's concerns regarding divulging confidential information to competitors and the adverse impact of potential leaks with respect to the Company's activities on the Company's relationships with customers and others, it was deemed advisable for senior management and Wachovia to limit their contacts with respect to a possible leveraged buyout transaction to a small number of financial sponsors and to not contact potential strategic acquirors.

        Accordingly, in May 2006, members of senior management of the Company identified investment banking and private equity firms whom the Company could potentially contact to discuss financing and other strategic alternatives involving the Company. In selecting the private equity firms to contact, senior management focused on those firms' prior interest in the Company and/or their previous experience in sponsoring buyouts in the technology sector.

        During early June 2006, senior management contacted senior representatives at four private equity firms, including Carlyle and Providence, about a potential transaction with the Company. Three of the four firms contacted by senior management expressed an interest in learning more about a potential transaction and having meetings with members of management. The discussions with the three firms were general in nature, focusing, among other things, on their interest in the Company and its industry and the buyout process. Around this time, senior management provided to each of the three firms certain previously prepared projections related to the future financial performance of the Company, which were subsequently provided to and used by SunTrust Robinson Humphrey as described in "—Opinion of SunTrust Robinson Humphrey" below. Based on their general discussions with senior management, the projections and public information, each of Carlyle and Providence verbally indicated the valuation ranges for 100% of the stock of the Company which they might be willing to offer; Carlyle provided a non-binding indication of interest to acquire the Company at a range of $31.00 to $34.00 per share, and Providence provided a non-binding indication of $35.00 to $37.00 per share. The third private equity firm, which we refer to as Firm 3, did not provide a valuation range at this time. Carlyle and Providence stressed that further due diligence would need to be conducted to confirm and revise these initial indications of interest. The fourth private equity firm declined to continue further discussions with the Company regarding a potential leveraged buyout transaction due to concerns regarding valuation uncertainty surrounding the Company's recent acquisition of the Information Services Group of The BISYS Group, Inc. and the success of such acquisition's integration into the Company's broader operations.

        In late July, Wachovia provided management with an update on potential strategic acquisition opportunities then in the market and discussed with management generally the Company's business strategy and recent steps undertaken to explore strategic alternatives to enhance value for the Company's stockholders, including the initial contacts with the aforementioned private equity firms. Wachovia and management discussed in further detail trends in leveraged buyout transactions, the increased activity of private equity sponsors, and historically positive conditions in the leveraged lending markets. Wachovia noted that the Company may benefit from several aspects of undertaking a leveraged buyout and operating as a private company, including the ability to grow at a pace, organically and through strategic acquisitions, required to capture market opportunity and scale in the financial technology sector, the capacity to focus on a long-term strategic plan as opposed to short-term stock price fluctuations and the opportunity to provide significant value to stockholders given the current environment for leveraged buyout transactions.

        At a meeting of the board of directors on July 28, 2006, members of senior management updated the board of directors with respect to the steps management had recently undertaken in furtherance of the Company's exploration of strategic alternatives, including the discussions with the potential financial sponsors, including Carlyle and Providence. Senior management indicated to the board of directors that both senior management and the potential financial sponsors would need to proceed with further discussions and due diligence on a more detailed level in order to confirm the viability of any such potential transaction between the parties. At that meeting, in order to assist the Company in its acquisition growth strategy and to allow the Company greater flexibility to meet its current and future capital requirements, the board of directors of the Company authorized the preparation and filing with the SEC of a universal shelf registration statement covering the issuance of debt and equity securities by the Company. The board also authorized senior management to continue its discussions with the financial sponsors and permit them to conduct detailed due diligence.

        At a meeting of the board of directors on August 4, 2006, members of senior management updated the board of directors on two potential strategic acquisitions the Company was exploring and other strategic alternatives to enhance stockholder value, including the proposed timeframe for the three private equity firms to confirm the viability of any such potential transaction between the parties. During the first half of August 2006, the three remaining private equity firms, including Carlyle and Providence, executed non-disclosure and standstill agreements with the Company in order to perform due diligence. In addition, in mid- to late-August each of the three firms met with Wachovia and members of management to discuss the Company's operations and financial performance. Throughout August, the Company continued, with the assistance of Wachovia, to pursue the potential acquisition opportunities referred to earlier. Around this time, Kenneth Saunders, the Company's Chief Financial Officer, had general discussions with Carlyle, Providence and Firm 3 discussing, among other things, the buyout process and each firm's equity financing capabilities, and asked each firm about its general philosophy regarding the oversight and operation of portfolio companies and incentivizing management. During such discussions with Mr. Saunders, each of Carlyle and Providence mentioned the possibility of employment agreements for one or more officers and management representation on the acquiror's board and stated generally that it anticipated making available to certain members of management stock options exercisable, subject to the satisfaction of conditions, into up to 15% of the acquiror's shares of common stock outstanding on a fully diluted basis and the opportunity to exchange, simultaneously with the consummation of the merger, some of their Company securities for securities of the acquiror. Each of Providence and Carlyle cited a recent publicly disclosed transaction in which it had participated as typical of its approach.

        On August 31, 2006 and September 1, 2006, on the instructions of Wachovia, each of Carlyle, Providence and Firm 3 provided Wachovia and management with feedback regarding valuation and the principal terms of a potential buyout transaction involving the Company. During this period, Carlyle provided a revised non-binding indication of interest at an increased price of $36.00 per share, Providence revised its indication of interest to the high end of its previous range of $37.00 per share, and Firm 3 provided a non-binding indication of interest for $34.00 per share. Included in Carlyle's indication of interest was the requirement that the Company would be generally prohibited from soliciting competing offers upon execution of a proposed merger agreement, along with certain other conditions to consummation of the potential transaction. While Providence's indication of interest also included certain conditions to consummation of a potential transaction, its indication of interest indicated that Providence would be amenable to allowing the Company a post-signing market check to solicit alternative offers to acquire the Company.

        A meeting of the board of directors was held on September 6, 2006. In addition to the members of the board, attending the meeting at the invitation of the board were certain members of senior management of the Company, along with a representative of Simpson Thacher & Bartlett LLP, which we refer to as Simpson Thacher, the Company's outside legal counsel, and representatives of Wachovia. At the meeting, Wachovia and management updated the board of directors on the Company's activities with respect to strategic alternatives to enhance stockholder value, including the discussions that had taken place to date with the private equity firms with respect to the exploration of the feasibility and terms and conditions surrounding a possible leveraged buyout transaction involving the Company. Wachovia then reviewed in detail its presentation relating to a potential transaction involving the private equity firms, including Providence and Carlyle, and provided a summary of certain key terms of the indications of interest submitted by Providence, Carlyle and Firm 3. Wachovia reviewed various transaction rationales, including the potential benefits of a leveraged buyout transaction relative to other strategic alternatives, such as growth through acquisitions as a public company. Wachovia noted that despite the Company's recent favorable financial performance, including strong market share gains, above market organic growth and favorable recurring cash flow, the Company's recent stock price performance relative to its industry peers had not been as favorable. Coupled with this discussion of strategic alternatives, Wachovia provided its analyses of the Company's valuation and compared the financial terms offered by the private equity firms with those existing in similar precedent transactions. Wachovia responded to questions from members of the board of directors. Following this discussion, Wachovia then discussed possible next steps. In particular, Wachovia recommended that the indications of interest submitted by Providence and Carlyle could be improved if each of those parties was permitted to contact and work with other sources of equity financing, which was prohibited under the terms of the non-disclosure agreement that each party had signed. Specifically, Wachovia noted that if those parties were permitted to share the equity financing risk with another party they might be able to increase their price by a greater amount than otherwise would be the case, and greater certainty of financing might be achieved. Wachovia and management also advised the board of directors of each firm's request to perform further due diligence to confirm their views on valuation and the Company's operations. Upon request of the board of directors, Simpson Thacher reviewed the board's fiduciary obligations under Delaware law. The board proceeded to discuss Wachovia's recommendation, following which the board of directors authorized management and the Company's advisors to continue their investigation of a possible acquisition transaction involving the corporation and to continue their discussions with the potential purchasers. The board of directors stressed, however, that it would be willing to proceed in considering a possible transaction only if the financial and other terms of the proposal were sufficiently attractive to the Company's stockholders, including a process by which the board of directors could solicit and accept alternative proposals for the acquisition of the Company after the execution of a definitive agreement with any potential acquiror, due in part to the concerns discussed above relating to the potential adverse impacts of leaks and the disclosure of confidential information to competitors. Because the indication of interest submitted by Firm 3 was well below those submitted by Providence and Carlyle, and such firm had verbally indicated to Wachovia its inability to submit a substantially improved offer, the board of directors decided to discontinue further discussions with Firm 3 and focus on the offers of Carlyle and Providence. In order to further its objectives to enhance stockholder value, the board resolved to unanimously waive the provision prohibiting discussions with other sources of equity financing in the confidentiality agreements between the Company and each of Providence and Carlyle to permit them to have discussions with other sources of equity financing, including each other, in order to determine whether the bids of each of these firms could be improved. After the discussion of the potential buyout transaction concluded, the board proceeded with its normal business, including receiving an update from management with respect to the Company's ongoing acquisition activities.

        Following the meeting, Wachovia separately informed each of Providence and Carlyle that it needed to increase its price and improve other terms of its previous indication of interest and that the Company had decided to waive the provision of the non-disclosure agreements signed by each party which would otherwise have prohibited them from having discussions with one another, and that they therefore should speak with each other and work together to increase their price and improve their other terms.

        On September 8, 2006, another special meeting of the board was held, with a representative of Simpson Thacher in attendance. At the meeting, Wachovia updated the board of directors on its discussions with Providence and Carlyle regarding the potential leveraged buyout transaction involving the Company. Providence and Carlyle each informed Wachovia that they had discussed the proposed transaction with the other, including the possibility of submitting a joint proposal, and anticipated that the joint proposal would include, among other things, a purchase price of $37.50 per share for all of the common stock of the Company, a mutually acceptable reverse breakup fee, provisions permitting the Company to solicit competing acquisition proposals and provide confidential information or enter into negotiations with such persons for a limited period of time, and a limited time period for Providence and Carlyle to complete due diligence and negotiate a mutually acceptable definitive agreement. Following discussion, the board of directors agreed to direct Wachovia to inform each of Providence and Carlyle that the board was willing to consider a joint proposal if it was submitted to the board of directors in writing.

        Following this discussion, the representative of Simpson Thacher discussed with the board of directors whether the formation of a special committee of the board of directors, consisting of independent and disinterested directors, was desirable in connection with the board of directors' consideration of the proposed transaction. In light of the possibility that Mr. Hernandez and/or other members of senior management might participate in any potential transaction involving the private equity firms, through an equity commitment or otherwise, the board of directors and the representative of Simpson Thacher noted that establishing a special committee comprised of directors who were independent of the Company and which would exclude Mr. Hernandez would be beneficial if management were to participate in the transaction. Simpson Thacher then discussed in further detail with the board of directors their fiduciary duties in considering the proposed transaction and the possible role of and benefits of appointing a special committee of independent and disinterested directors to entertain, negotiate and/or recommend the approval of the proposed transaction on behalf of the Company. Simpson Thacher then made inquiries into the independence of the members of the board of directors and reminded the directors of their previous discussions concerning their fiduciary duties. The representative of Simpson Thacher also advised the board of directors that Simpson Thacher had in the past and continues to represent many private equity sponsor clients, including Carlyle and Providence. Following discussion by the board and Simpson Thacher, the board of directors unanimously adopted resolutions to create a special committee, comprised of Douglas K. Anderson, Howard L. Carver, Dennis P. Lynch, Samuel F. McKay, Carlos P. Naudon and Richard P. Yanak. The board of directors authorized the special committee to take any and all actions necessary or advisable in connection with the receipt, evaluation, negotiation, response, rejection, and, if appropriate, the agreement, or recommendation to or of the board of directors regarding the agreement, of a proposed transaction to acquire the Company. The board of directors further authorized and directed the special committee to retain independent financial, legal and other advisors as the special committee felt necessary or advisable to perform its functions.

        Upon conclusion of the meeting of the full board of directors, a meeting of the special committee was held on September 8, 2006 at which a representative from Simpson Thacher was invited. The representative of Simpson Thacher discussed with the special committee the possibility of authorizing the reimbursement of legal expenses incurred by senior management in connection with any arrangements which may be made between senior management and the potential bidders. The representative of Simpson Thacher discussed the need for management to retain outside legal counsel experienced in that context and the commercial precedent in respect of companies reimbursing management for such expenses. Simpson Thacher discussed further the possible timing and impact on the sales process of such negotiations and noted that the potential purchasers might insist on discussions with management as a condition to execution of a definitive agreement. While the representative of Simpson Thacher indicated that having management prepared should help to minimize possible delays in finalizing and executing a definitive agreement to acquire the Company, he noted in that regard that the special committee should control the timing and scope of discussions between the potential acquirors and management and that the special committee would likely want to prohibit management from engaging in those negotiations until later in the process. Following a discussion by the special committee of the matters presented, during which the representative of Simpson Thacher responded to questions, the special committee approved the reimbursement of certain legal expenses incurred by senior management in connection with any negotiations with prospective purchasers in respect of a potential transaction, but did not authorize management to undertake negotiations with Providence and Carlyle at this time. The special committee then determined to retain its own legal and financial advisors and authorized Mr. Anderson to act on behalf of the special committee to identify potential candidates.

        From September 8 to September 11, 2006, Mr. Anderson identified several investment banks, including SunTrust Robinson Humphrey, and several law firms, including Morris, Nichols, Arsht & Tunnell, which we refer to as Morris Nichols, as potential advisors to the special committee. During this time period, representatives of Carlyle and Providence and their financial and legal advisors continued their due diligence review of the Company.

        On September 11, 2006, a meeting of the special committee was held, with certain members of senior management and representatives of Simpson Thacher in attendance at the request of the special committee. Mr. Anderson discussed his consideration and interview of potential special counsel and independent investment bankers to represent the special committee. Mr. Anderson reported the results of his discussions with these potential advisors, specifically with a representative of Morris Nichols and a representative of SunTrust Robinson Humphrey. After discussion, the special committee resolved to appoint Morris Nichols as legal counsel to the special committee and SunTrust Robinson Humphrey as financial advisor to the special committee, subject to reaching mutually agreeable terms of engagement letters with each advisor, which was subsequently achieved. The special committee directed that, when negotiations commenced with the sponsors' advisors, Morris Nichols should coordinate with Simpson Thacher with respect to such negotiations on behalf of the special committee and the Company.

        On September 12, 2006, Carlyle and Providence submitted a written proposal to the Company relating to a potential acquisition of the Company at $37.50 per share in cash. In submitting its proposal, the Sponsors expressed the desire to complete their due diligence and sign a definitive agreement promptly, and separately instructed their advisors to provide the Company and Wachovia with additional requests relating to due diligence.

        A meeting of the special committee was held on September 14, 2006, at which certain members of senior management, and representatives of each of Morris Nichols, Simpson Thacher, Wachovia and SunTrust Robinson Humphrey were present, to discuss the revised joint proposal submitted by the Sponsors. At the meeting, SunTrust Robinson Humphrey presented a preliminary analysis of the Company's valuation, an overview of the financial technology market in general, and an initial review of potential parties that might have an interest in acquiring the Company. Following this discussion, Mr. Hernandez and the other members of management and representatives of Simpson Thacher, Wachovia and SunTrust Robinson Humphrey left the meeting at the request of the special committee. A representative of Morris Nichols then reviewed the fiduciary duties of the members of the special committee in connection with a possible transaction, emphasizing the importance of the process leading to a transaction, including the importance of providing for an effective post-signing market check conducted by the financial advisor to the special committee. The special committee noted that it understood that the Sponsors had agreed in concept to such go shop period.

        Over the course of the next several days, representatives of SunTrust Robinson Humphrey conducted a due diligence review of the Company's business and prospects with members of senior management of the Company.

        The advisors to the special committee and the Company received from the Sponsors' advisors a draft of the merger agreement on September 18, 2006. During the week of September 18, 2006, representatives of the Sponsors and their financial and legal advisors met with management of the Company and Wachovia to discuss due diligence and related matters. On September 18, 2006 the non-disclosure agreements executed by Carlyle and Providence were amended to permit them to confer with certain specified potential sources of debt financing and a financial advisor and to confirm that they were prohibited from having discussions with sources of equity financing other than each other.

        On September 21, 2006, the special committee held a meeting at which Mr. Hernandez and other members of senior management, a representative of Morris Nichols and representatives of each of Simpson Thacher and SunTrust Robinson Humphrey were present. At the meeting, Mr. Hernandez described the due diligence meetings earlier in the week between management and the Sponsors. Mr. Hernandez and the other members of management then excused themselves from the meeting at the request of the special committee. Thereafter, a representative of Morris Nichols again reviewed with the special committee its fiduciary duties with respect to a potential transaction. After a discussion of those principles and their application to the transaction, representatives of Morris Nichols and Simpson Thacher discussed with the special committee their expectations concerning the key terms of the merger agreement to be negotiated with the Sponsors, how those expectations differed from the initial draft of the merger agreement distributed by the Sponsors' advisors, the anticipated timing of the negotiation of a definitive agreement and other matters. In particular, Morris Nichols and Simpson Thacher noted that the initial draft received from the Sponsors' advisors included several provisions relating to the conditionality of Sponsors' obligations to complete the transaction, including the receipt of certain third party consents, the absence of 5% or more of the stockholders of the Company exercising their appraisal rights under Delaware law and the Sponsors' receipt of debt financing necessary to pay the merger consideration and related fees and expenses. In addition, it was noted that while the Sponsors' draft included provisions permitting the Company to solicit alternative acquisition proposals for a limited period after execution of the merger agreement, the conditions pursuant to which such solicitations were allowed were relatively restrictive, and furthermore, the Sponsors' draft only provided for a post-signing solicitation period of 15 days and did not permit the Company to terminate the merger agreement in connection with a superior proposal. Furthermore, the Sponsors' draft provided for a single termination fee amount to be paid by the Company during certain circumstances. The special committee discussed at length the interplay of the go shop period, the appropriate length of such period necessary in order to perform an effective market check and the breakup fee that would be payable if the Company terminated the agreement to enter into a superior transaction. The special committee also discussed with Morris Nichols the point in the negotiations at which the special committee would permit management to commence negotiations with the Sponsors regarding the terms of their employment arrangements and equity participation in the surviving corporation. Representatives of Morris Nichols suggested to the special committee members that such approval was more appropriate for a later stage in the process. After the foregoing discussions, at Morris Nichols' request, SunTrust Robinson Humphrey reviewed its preliminary financial analyses. After completing this review and answering the questions of special committee, SunTrust Robinson Humphrey reviewed with the special committee a list of parties that might be contacted during the go shop period were a transaction to be eventually entered into between the Company and the Sponsors.

        Representatives of Morris Nichols and Simpson Thacher held a conference call with representatives of Latham & Watkins LLP, or Latham, legal advisor to the Sponsors, on September 26, 2006, to negotiate the terms and conditions of the proposed merger agreement. SunTrust Robinson Humphrey and senior management continued SunTrust's due diligence review of the Company.

        Two days later, on September 28, 2006, the special committee held another special meeting at which certain members of senior management and representatives of each of Morris Nichols, Simpson Thacher and SunTrust Robinson Humphrey were present. At the meeting, SunTrust Robinson Humphrey discussed again with the special committee its preliminary financial analyses and provided an update on the progress of its due diligence. A representative of Morris Nichols then updated the special committee on the negotiations held earlier in the week with Latham. The representative of Morris Nichols noted that the positions of the Company and the Sponsors with respect to many provisions of the merger agreement were similar and could be resolved relatively quickly through negotiation, but that the Company and Sponsors' difference in positions with respect to, among other issues, deal protection measures, the length of the post-signing solicitation period, the termination fee associated with termination of the agreement in connection with a superior proposal, and closing conditions remained significant. Following a long discussion regarding the Sponsors' proposals, members of senior management were excused, at which point the special committee discussed, among other matters, the special committee's proposed response to the Sponsors' proposals, specifically focusing on the length of the post-signing go-shop period, the amount of the termination fee associated with acquisition proposals entered into as a result of the post-signing go-shop period, and the possibility of seeking a price increase. After considering its strategy in pursuing negotiations with the Sponsors, the special committee determined to delay responding to the proposals until SunTrust Robinson

Humphrey fully completed its due diligence in order that the special committee's response might reflect the more informed advice of its financial advisor.

        During early October, SunTrust Robinson Humphrey completed its due diligence of the Company and had general discussions with the Sponsors and Merrill Lynch, financial advisor to the Sponsors, relating to the terms of a proposed transaction. In particular, with respect to the length of the go-shop period, the Sponsors and Merrill Lynch stressed the Sponsors' desire for a short go-shop period.

        A meeting of the special committee was held on October 3, 2006. In addition to members of the special committee, Mr. Hernandez and other members of senior management and representatives of each of Morris Nichols, Simpson Thacher and SunTrust Robinson Humphrey were in attendance. A representative of SunTrust Robinson Humphrey updated the special committee on its financial due diligence of the Company, noting that it had reviewed in detail and with members of management the Company's recent financial performance and the financial projections that had been provided to the Sponsors in connection with the potential transaction. SunTrust Robinson Humphrey indicated that its financial analysis had not changed significantly from its preliminary analysis based on its due diligence review of the Company and discussions with management. Mr. Hernandez then further discussed the Company's financial performance for 2006, including its performance to date in the third fiscal quarter. Following discussion with the special committee during which Mr. Hernandez and other members of senior management answered questions from the special committee, Mr. Hernandez and the other members of senior management then left the meeting at the request of the special committee. A representative of Morris Nichols then explained that, although there were a number of open issues in the negotiations among the Company and the Sponsors, the three most significant issues were whether the special committee should seek an increase in the price-per-share to be received by Company stockholders in the transaction, the length of a post-signing go-shop period, and the termination fee to be paid in connection with acquisition proposals entered into as a result of the post-signing go-shop period, including whether a lower fee should be paid under such a scenario and what the amount of such a fee should be. At the request of the special committee, a representative of Simpson Thacher reviewed precedent transactions with respect to the length of the go-shop period, following which the special committee inquired from SunTrust Robinson Humphrey the number of days SunTrust Robinson Humphrey believed would be needed to run an effective market check during the go-shop period, to which SunTrust Robinson Humphrey responded that an effective market check could be completed in as short as a 21-day period, but that the Company should negotiate for a longer period if possible. After a lengthy discussion regarding the go-shop termination fee, the special committee also discussed whether or not to seek a price increase, at which point it was determined to ask for an increase in price.

        Promptly following the conclusion of this meeting, advisors to the special committee and the Company requested that the Sponsors increase the price to be paid to the Company's stockholders and to improve the other terms of the Sponsors' proposal, including with respect to conditionality and the terms and conditions surrounding the proposed go-shop period and the amount of the termination fee to be associated with the period.

        On October 10, 2006, representatives of SunTrust Robinson Humphrey held discussions with representatives of Merrill Lynch regarding certain principal business terms to the proposed transaction. During the discussion, Merrill Lynch indicated that the Sponsors were prepared to submit a revised proposal in response to the Company's current position that included a 25-day post-signing go-shop period, a $20 million go-shop termination fee, a $30 million termination fee to be paid by the Company where the go-shop termination fee would not otherwise apply, and a $30 million reverse termination fee payable by the Sponsors in the event they were unable to secure financing for the transaction. The Sponsors, through Merrill Lynch, did not offer an increase in price at this time, but indicated that perhaps an increase of $0.25 per share could be possible if the other terms of the Sponsors' proposal were agreed to. Shortly after this discussion, members of Simpson Thacher discussed the Sponsors' revised proposal with representatives of Latham in order to clarify certain details with respect to the legal aspects of such proposal.

        Later in the evening, on October 10, 2006, the special committee held a special meeting which members of senior management, Morris Nichols, Simpson Thacher and SunTrust Robinson Humphrey attended. A representative of SunTrust Robinson Humphrey recounted for the special committee the earlier conversation with Merrill Lynch. After senior management was excused from the meeting, a lengthy discussion regarding the Sponsors' offer ensued, including the advisors' views of such proposal and its comparison with precedent transactions. In particular, the special committee discussed with its advisors the likelihood of a bidder arising during the go-shop period, whether that bidder was more likely to be a financial sponsor or strategic bidder, and the deterrent effect the go-shop termination fee would have on such bidder. The advisors to the special committee and the Company advised the special committee to make a counterproposal including both an increased price per share and a lower go-shop termination fee. Following discussion, the special committee authorized its advisors to indicate to the Sponsors that the special committee would accept the 25-day go-shop period, the $30 million non-go-shop termination fee, and the $30 million reverse termination fee, but as a result of such concessions would require an increase in price and a lower go-shop termination fee. Prior to conclusion of the meeting, the special committee inquired whether it should release members of management to commence negotiations with the Sponsors with respect to any equity and employment arrangements to be entered into in connection with the transaction, to which the representatives of Morris Nichols and Simpson Thacher advised that it should not do so until after resolution of the primary business issues.

        Following the meeting, that evening and early the next day, representatives of SunTrust Robinson Humphrey and Simpson Thacher separately relayed to the Sponsors' financial and legal advisors, respectively, the special committee's response to the Sponsors' earlier proposal and discussed with such advisors the details of such proposals. As part of these discussions, Merrill Lynch, on behalf of the Sponsors, submitted to SunTrust Robinson Humphrey a revised proposal with respect to the significant outstanding business issues. With respect to the go-shop termination fee associated with competing acquisition proposals arising from the post-signing go-shop period, Merrill Lynch indicated that the Sponsors would agree to reduce their proposed go-shop termination fee to $12 million, but would require the Company to terminate the transaction and enter into the alternative transaction within the 25-day post-signing go-shop period for such fee to apply, as opposed to requiring the Company to begin negotiations with respect to a competing acquisition proposal during the go-shop period for the go-shop termination fee to apply (as had been proposed by the special committee and its advisors). In addition, Merrill Lynch signaled to SunTrust Robinson Humphrey that the Sponsors would be willing to increase the price-per-share being paid to the Company's stockholders by $0.25 to $37.75.

        A meeting of the Special Committee was held on October 11, 2006 to report on the Sponsors' revised proposal. After SunTrust Robinson Humphrey finished its report, at the request of the special committee, a representative of Simpson Thacher discussed the history of negotiations surrounding the go-shop termination fee. In addition, the representative of Simpson Thacher reported on other significant outstanding legal issues that remained open. In particular, it was noted that the Sponsors continued to seek a condition to their obligation to close the transaction tied to the absence of a percentage of Company stockholders seeking appraisal of their shares as a result of the transaction. Members of senior management were then asked to leave the meeting, at which point a discussion of the Sponsors' revised proposal ensued, focusing on the advisability of seeking a further price increase and reducing the amount of the go-shop termination fee. The special committee instructed its advisors to request an increase in the price per share to be paid to the Company's stockholders, a lower go-shop termination fee and other concessions relating to improved certainty of closing, and to ask the Sponsors to respond by 11:00 a.m. Eastern Time the next day, at which time the special committee was already scheduled to meet.

        During the meeting of the special committee the following day, at which members of senior management and representatives of each of Morris Nichols, Simpson Thacher and SunTrust Robinson Humphrey were present, representatives of SunTrust Robinson Humphrey reported to the special committee its conversation with the Sponsors and their advisors earlier in the day, at which time the

Sponsors had agreed to raise the consideration to be paid to Company stockholders to $38.00 per share. In addition, representatives of SunTrust Robinson Humphrey also noted that the Sponsors agreed to accept the Company's position with respect to the remaining significant open issues with respect to conditionality of the transaction reflected in the draft merger agreement, including the Company's revised position with respect to the definition of a "company material adverse effect" in the merger agreement and the deletion of any closing condition tied to the number of Company stockholders seeking appraisal of their shares as a result of the transaction. SunTrust Robinson Humphrey informed the Special Committee that the Sponsors were, however, continuing to insist on the $12 million go shop termination fee and the related triggers applying to such fee. After confirming with SunTrust Robinson Humphrey its opinion that an effective market check during the post-signing go-shop period given the structure of the go-shop termination fee could be performed and a discussion of the revised proposal, the special committee then authorized its advisors to proceed with resolving all open issues and finalizing the proposed merger agreement. During this time, the special committee also resolved to permit management of the Company to negotiate with the Sponsors the terms of any proposed employment or equity arrangements in the surviving corporation, and instructed SunTrust Robinson Humphrey to indicate to the Sponsors that it had done so. However, the Sponsors and management did not conduct any such negotiations prior to the execution and delivery of the merger agreement.

        Over the remainder of October 12, 2006 and for the following two days, representatives of Morris Nichols and Simpson Thacher negotiated with Latham to finalize the terms of the merger agreement and related agreements, including equity and debt commitment letters and guarantees executed by the Sponsors guaranteeing the payment of the reverse termination fee if payable by the Parent.

        On October 14, 2006, meetings of both the special committee and full board of directors were held. In attendance were members of senior management and representatives of Morris Nichols, Simpson Thacher and SunTrust Robinson Humphrey. During the meeting, a representative of Morris Nichols reviewed the terms of the merger agreement with the board of directors, and noted that the changes which had been previously agreed upon were reflected in the final version of the merger agreement, which had been distributed to the members of the special committee along with other materials prior to the special meeting. It was noted that while management had been permitted to speak with the sponsors regarding employment and equity arrangements in the surviving corporation, no such negotiations occurred. A representative of SunTrust Robinson Humphrey then discussed with the special committee its analyses of the transaction and the price to be received by the Company's stockholders in the transaction, following which SunTrust Robinson Humphrey provided orally to the special committee its opinion (which opinion was subsequently confirmed in writing) that the transaction was fair from a financial point of view to the common stockholders of the Company. With the benefit of these presentations and advice, the special committee, having deliberated regarding the terms of the proposed transaction, unanimously resolved that the merger agreement is fair to and in the best interests of the Company and its stockholders and recommended that the board of directors of the Company approve the transaction, the merger agreement and the transactions contemplated by the merger agreement, and that the board of directors of the Company recommend to the stockholders of the Company that they vote to adopt the merger agreement. The special committee also recommended that the stockholders vote to adopt the merger agreement.

        The meeting of the special committee was then adjourned and the meeting of the board of directors was reconvened. Following receipt of the special committee's recommendation to our board of directors, the board of directors unanimously determined that the merger agreement is fair to and in the best interests of the Company and its stockholders, approved the transaction, the merger agreement and the transactions contemplated by the merger agreement and declared their advisability and recommended that the stockholders of the Company vote to adopt the merger agreement.

        The representative of SunTrust Robinson Humphrey then provided the board of directors with a brief summary of its process relating to the go-shop period provided for in the merger agreement. After responding to questions, the meeting was adjourned.

        Following the meeting of the board of directors, the merger agreement, dated as of October 14, 2006, was executed by the Company, Parent and Merger Co. On October 16, 2006, prior to the opening of trading on NASDAQ, the Company, Providence and Carlyle issued a joint press release announcing the transaction. Beginning on October 16, 2006, under the supervision of the special committee, representatives of SunTrust Robinson Humphrey contacted parties that they believed would be capable of, and might be interested in, consummating an acquisition of the Company. On October 17, 2006, the Company filed a Current Report on Form 8-K which included copies of the merger agreement and the joint press release and summarized material terms of the merger agreement, including the go-shop and termination fee provisions.

        During the period from October 16, 2006 through November 8, 2006, under the supervision of the special committee, representatives of SunTrust Robinson Humphrey contacted 12 potential strategic acquirors and 13 potential financial acquirors. Of these 25 parties, three eventually entered into a non-disclosure and standstill agreement with the Company. However, as of the end of the solicitation period on November 8, 2006 and to date, no party has submitted a proposal to pursue a transaction involving the Company.

Reasons for the Merger; Recommendation of the Special Committee and of Our Board of Directors

  The Special Committee

        The special committee, acting with the advice and assistance of its independent legal and financial advisors and the Company's outside counsel, evaluated and negotiated the merger proposal, including the terms and conditions of the merger agreement, with Parent and Merger Co. The special committee unanimously resolved to recommend to our board of directors that (i) the board approve the merger agreement, the merger and the transactions contemplated thereby and (ii) the board recommend to our stockholders that they vote to adopt the merger agreement.

        In the course of reaching its determination, the special committee considered the following substantive factors and potential benefits of the merger, each of which the special committee believed supported its decision:

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    its belief, after a thorough, independent review, that the merger was more favorable to stockholders than the potential value that might result from other alternatives available to the Company, including remaining an independent company and pursuing the current strategic plan, pursuing acquisitions, pursuing a leveraged buyout transaction with private equity firms other than the Sponsors, or pursuing a sale to or merger with a company in the same or a related industry, given the potential rewards, risks and uncertainties associated with those alternatives;

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    its familiarity with the business, operations, properties and assets, financial condition, business strategy, and prospects of the Company (as well as the risks involved in achieving those prospects), the nature of the industry in which the Company competes, industry trends, and economic and market conditions, both on a historical and on a prospective basis;

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    its belief that no other alternative reasonably available to the Company and its stockholders would provide greater value to stockholders within a timeframe comparable to that in which the merger is expected to be completed, and the fact that the cash merger price of $38.00 per share allows the Company's stockholders to realize in the near term a value, in cash, for their investment that is fair and provides such stockholders certainty of value for their shares;

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    the current and historical market prices of the Company common stock relative to those of other industry participants and general market indices, and the fact that the $38.00 merger consideration represents a premium of approximately 31.7% over the average closing price of the Company common stock for the 30-day period prior to announcement of the proposed merger and a premium of approximately 25.5% over the closing price of the Company common stock on the last trading day prior to the public announcement of the proposed merger;

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    the fact that the stockholders will be able to decide for themselves at the special meeting whether to approve the adoption of the merger agreement;

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    its belief that, by permitting Carlyle and Providence to submit a joint bid, the $38.00 merger consideration is above what each of Carlyle and Providence would likely have bid if it acted alone;

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    the fact that the $38.00 merger consideration is at the high end of, or above, many of the valuation ranges arrived at through the various methodologies employed by SunTrust Robinson Humphrey in its analyses;

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    the fact that the terms of the merger agreement provide for a 25 day post-signing go-shop period during which the Company was permitted to, and did, solicit additional interest in transactions involving the Company, and, after such 25 day period, is permitted to continue discussions with certain persons or respond to unsolicited proposals under certain circumstances;

    •
    the fact that the merger consideration is all cash, so that the transaction allows the Company's stockholders to immediately realize a value, in cash, for their investment that is fair and provides such stockholders certainty of value for their shares;

    •
    the financial presentations of SunTrust Robinson Humphrey and its opinion that, as of October 14, 2006, the consideration to be received by the stockholders of the Company in the merger is fair to such holders from a financial point of view;

    •
    the efforts made by the special committee and its advisors to negotiate a merger agreement favorable to the Company and its stockholders and the financial and other terms and conditions of the merger agreement, including the fact that the merger agreement would not be subject to a financing condition;

    •
    the level of effort that the Sponsors must use under the merger agreement to obtain the proceeds of the financing on the terms and conditions described in the Sponsors' commitment letters;

    •
    the fact that, subject to compliance with the terms and conditions of the merger agreement, the Company is permitted to terminate the merger agreement, prior to the adoption and approval of the merger agreement by our stockholders, in order to approve an alternative transaction proposed by a third party that is a "superior proposal" as defined in the merger agreement, upon the payment to the Sponsors of either (i) a $30 million termination fee, or (ii) if the Company had terminated the merger agreement in order to enter into a definitive agreement with respect to a superior proposal on or prior to November 8, 2006, a $12 million termination fee, and its belief that such termination fees are reasonable in the context of break-up fees that were payable in other transactions and would not preclude another party from making a competing proposal;

    •
    the fact that, in the event of a failure of the merger to be consummated under certain circumstances, a $30 million termination fee would be payable by Parent, eliminating the need for the Company to have to establish damages; and

    •
    the availability of appraisal rights to holders of the Company's common stock who comply with all of the required procedures under Delaware law, which allows such holders to seek appraisal of the fair value of their shares as determined by the Delaware Court of Chancery.

        The special committee also considered a number of factors relating to the procedural safeguards involved in the negotiation of the merger, including those discussed below, each of which it believed supported its decision and provided assurance of the fairness of the merger to the stockholders of the Company:

    •
    the fact that the special committee is comprised solely of independent and disinterested directors who are not employees of the Company and who have no financial interest in the merger that is different from that of our stockholders and that the special committee is comprised of all of our directors other than Mr. Hernandez;

    •
    the fact that the special committee had ultimate authority to decide whether or not to proceed with a transaction or any alternative thereto, subject to our board of directors' approval of the merger agreement;

    •
    the fact that the financial and other terms and conditions of the merger agreement were the product of arm's-length negotiations between the special committee and its advisors, on the one hand, and the Sponsors and their advisors, on the other hand;

    •
    the fact that the special committee retained and received advice from its own independent legal counsel and financial advisor in evaluating, negotiating and recommending the terms of the merger agreement;

    •
    the fact that neither Mr. Hernandez nor other members of senior management were released by the special committee to negotiate the terms of their employment arrangements with the Sponsors and their possible equity investment in our Company following the closing until the Company and the Sponsors had reached resolution on key business issues and only two days before the merger agreement was approved and signed;

    •
    the fact that the opinion of SunTrust Robinson Humphrey addresses the fairness, from a financial point of view, of the merger consideration to be received by stockholders;

    •
    the fact that the Company is permitted under certain circumstances to solicit and respond to inquiries regarding acquisition proposals and, upon payment of a termination fee, to terminate the merger agreement in order to complete a superior proposal; and

    •
    the fact that under Delaware law, the stockholders of the Company have appraisal rights with respect to their shares.

        The special committee also considered a variety of risks and other potentially negative factors concerning the merger agreement and the merger, including the following:

    •
    the possibility that the Sponsors will be unable to obtain the financing proceeds, including obtaining the debt financing proceeds from its lenders;

    •
    the risks and costs to the Company if the merger does not close, including the diversion of management and employee attention, employee attrition and the effect on business and customer relationships;

    •
    the fact that the Company's stockholders will not participate in any future earnings or growth of the Company and will not benefit from any appreciation in the value of the Company, including any value that could be achieved in the event the Company is acquired in the future by a strategic buyer or as a result of improvements to the Company's operations;

    •
    Mr. Hernandez's and certain other members of management's anticipated participation in the merger and the fact that Mr. Hernandez and such other members of management would have additional interests in the transaction that are different from, or in addition to, those of the Company's other stockholders;

    •
    the restrictions on the conduct of the Company's business prior to the consummation of the merger, requiring the Company to conduct its business in the ordinary course, subject to specific limitations, which may delay or prevent the Company from undertaking business opportunities that may arise pending completion of the merger;

    •
    the fact that an all-cash transaction would be taxable to the Company's stockholders that are U.S. persons for U.S. federal income tax purposes; and

    •
    the fact that the Company is entering into a merger agreement with a newly formed corporation with essentially no assets and, accordingly, that its remedy in connection with a breach of the merger agreement by Parent or Merger Co, even a breach that is deliberate or willful, is limited to $30 million.

        The foregoing discussion summarizes the material factors considered by the special committee in its consideration of the merger. After considering these factors, the special committee concluded that the positive factors relating to the merger agreement and the merger outweighed the potential negative factors. In view of the wide variety of factors considered by the special committee, and the complexity of these matters, the special committee did not find it practicable to quantify or otherwise assign relative weights to the foregoing factors. In addition, individual members of the special committee may have assigned different weights to various factors. The special committee approved and recommended the merger agreement and the merger based upon the totality of the information presented to and considered by it.

  Our Board of Directors

        Our board of directors, acting in large part upon the unanimous recommendation of the special committee (whose members were all of the members of our board of directors other than Mr. Hernandez), and after careful deliberation, at a meeting described above on October 14, 2006, by unanimous vote (i) determined that the merger, the merger agreement and the transactions contemplated thereby, are advisable, fair to and in the best interests of the Company and our stockholders; (ii) approved the merger, the merger agreement and the transactions contemplated thereby and (iii) recommended that our stockholders adopt the merger agreement. In reaching these determinations, our board considered (i) the financial presentation of SunTrust Robinson Humphrey that was prepared for the special committee and which was delivered to the board of directors at the request of the special committee, as well as the fact that the special committee received an opinion delivered by SunTrust Robinson Humphrey as to the fairness, from a financial point of view, to the Company's stockholders of the merger consideration to be received by such holders in the merger and (ii) the unanimous recommendation and analysis of the special committee, as described above, and adopted such recommendation and analysis in reaching its determinations.

        The foregoing discussion summarizes the material factors considered by our board of directors in its consideration of the merger. In view of the wide variety of factors considered by our board of directors, and the complexity of these matters, our board of directors did not find it practicable to quantify or otherwise assign relative weights to the foregoing factors. In addition, individual members of our board of directors may have assigned different weights to various factors. The board of directors approved and recommends the merger agreement and the merger based upon the totality of the information presented to and considered by it.

        Our board of directors recommends that you vote "FOR" the adoption of the merger agreement.

Opinion of SunTrust Robinson Humphrey

        The special committee retained SunTrust Robinson Humphrey to act as its financial advisor in connection with the merger. In connection with SunTrust Robinson Humphrey's engagement, the special committee requested that SunTrust Robinson Humphrey evaluate the fairness of the merger consideration, from a financial point of view, to Open Solutions' stockholders. On October 14, 2006, the special committee met to review the proposed merger and the terms of the proposed merger agreement. During this meeting, SunTrust Robinson Humphrey reviewed with the special committee certain financial analyses, as described below, and rendered its oral opinion to the special committee, which was subsequently confirmed in writing, that, as of October 14, 2006, and based upon and subject to the various considerations and assumptions described in the opinion, the merger consideration was fair, from a financial point of view, to Open Solutions' stockholders.

        The full text of SunTrust Robinson Humphrey's opinion, dated October 14, 2006, which sets forth the procedures followed, assumptions made, matters considered and limitations on the review undertaken, is attached as Annex B and is incorporated into this proxy statement by reference. Holders of Open Solutions common stock are encouraged to read this opinion carefully in its entirety. SunTrust Robinson Humphrey's opinion was provided to the special committee in connection with its evaluation of the merger consideration to Open Solutions' stockholders. It does not address any other aspect of the proposed merger, relates only to the fairness, from a financial point of view, of the merger consideration and does not constitute a recommendation to any stockholder as to how such stockholder should vote or act with respect to any matters relating to the merger. The following is a summary of the SunTrust Robinson Humphrey opinion and is qualified by reference to the full text of the opinion attached as Annex B, which you are encouraged to read in its entirety.

        In arriving at its opinion, SunTrust Robinson Humphrey, among other things:

•	reviewed and analyzed the merger agreement and certain other agreements related to the merger, including the equity commitment letters and related guarantees provided by the Sponsors;
•	reviewed publicly available information concerning Open Solutions which SunTrust Robinson Humphrey believed to be relevant;
•	reviewed and analyzed financial and operating information with respect to the business, operations and prospects of Open Solutions furnished by Open Solutions;
•	discussed the business, operations, assets, present condition and future prospects of Open Solutions with the management of Open Solutions and undertook such other studies, analyses and investigations as SunTrust Robinson Humphrey deemed appropriate;
•	reviewed the trading history of Open Solutions' common stock from November 2003 to October 12, 2006 and a comparison of that trading history with those of other publicly traded companies that SunTrust Robinson Humphrey deemed relevant;
•	compared the historical financial results and present financial condition of Open Solutions with those of publicly traded companies which SunTrust Robinson Humphrey deemed relevant;
•	reviewed and compared the financial terms of the merger with the publicly available financial terms of certain other recent transactions which SunTrust Robinson Humphrey deemed relevant;
•	reviewed and analyzed historical data relating to percentage premiums paid in acquisitions of publicly traded companies from November 2005 to October 12, 2006; and
•	reviewed other financial statistics and undertook such other analyses and investigations as SunTrust Robinson Humphrey deemed appropriate.

        In arriving at its opinion, SunTrust Robinson Humphrey assumed and relied upon, without independent verification, the accuracy and completeness of the financial and other information discussed with or reviewed by SunTrust Robinson Humphrey. With respect to the financial forecasts of Open Solutions provided to or discussed with SunTrust Robinson Humphrey, SunTrust Robinson Humphrey assumed, at the direction of the special committee and without independent verification or investigation, that such forecasts have been reasonably prepared on bases reflecting the best currently available information, estimates and judgments of the management of Open Solutions as to the future financial performance of Open Solutions. In arriving at its opinion, SunTrust Robinson Humphrey did not conduct a physical inspection of the properties and facilities of Open Solutions and did not make or obtain any evaluations or appraisals of the assets or liabilities (including, without limitation, any potential environmental liabilities), contingent or otherwise, of Open Solutions. SunTrust Robinson Humphrey also assumed that the merger would be consummated in accordance with the terms of the merger agreement and related agreements. SunTrust Robinson Humphrey also assumed that all material governmental, regulatory or other consents and approvals necessary for the consummation of the merger will be obtained without any adverse effect on Open Solutions or on the expected benefits of the merger. SunTrust Robinson Humphrey's opinion was necessarily based upon market, economic and other conditions as they existed on, and could be evaluated as of, October 14, 2006. SunTrust Robinson Humphrey expressed no opinion as to the underlying valuation, future performance or long-term viability of Open Solutions. Developments occurring after October 14, 2006 may affect SunTrust Robinson Humphrey's opinion, and SunTrust Robinson Humphrey did not assume any obligation to update or revise its opinion.

        The special committee retained SunTrust Robinson Humphrey to act as its financial advisor and render a fairness opinion in connection with the merger. The special committee selected SunTrust Robinson Humphrey based on SunTrust Robinson Humphrey's qualifications, expertise and reputation. SunTrust Robinson Humphrey is a nationally recognized investment banking firm with substantial experience in transactions similar to the merger and is continuously engaged in the valuation of businesses and their securities in connection with mergers and acquisitions, leveraged buyouts, negotiated underwritings, secondary distributions of listed and unlisted securities and private placements. SunTrust Robinson Humphrey and its affiliates, including SunTrust Banks, Inc., in the future may provide investment banking and other financial services to Open Solutions. In the ordinary course of SunTrust Robinson Humphrey's trading and brokerage business, SunTrust Robinson Humphrey or its affiliates actively trade in the equity securities of Open Solutions for its own account and for the account of customers and, accordingly, may at any time hold a long or short position in such securities. During the past two years, SunTrust Robinson Humphrey has not provided financial advisory and financing services to Open Solutions or its affiliates other than with respect to the services rendered to the special committee in connection with the proposed merger.

        Under the terms of its engagement letter entered into with the special committee in connection with the merger, SunTrust Robinson Humphrey provided the special committee financial advisory services and a fairness opinion in connection with the merger. In consideration of such services, SunTrust Robinson Humphrey will receive $500,000, which became payable upon delivery of SunTrust Robinson Humphrey's fairness opinion, plus $500,000 to be paid if the merger is consummated at the current price. SunTrust Robinson Humphrey would also earn additional compensation, subject to a maximum amount, if the merger is consummated at a price higher than the current merger price. Open Solutions has also agreed to reimburse SunTrust Robinson Humphrey for out-of-pocket fees and expenses, including attorney's fees, incurred in connection with its engagement and to indemnify SunTrust Robinson Humphrey and related parties against liabilities, including liabilities under the federal securities laws, arising out of its engagement.

        In arriving at its opinion, SunTrust Robinson Humphrey was not authorized to solicit, and did not solicit, interest from any party with respect to the acquisition of Open Solutions or any of its assets, nor did SunTrust Robinson Humphrey negotiate with any parties other than Parent with respect to a possible acquisition of Open Solutions or certain of its constituent businesses.

Financial Analyses

        In preparing its opinion, SunTrust Robinson Humphrey performed a variety of financial and comparative analyses, a summary of which is described below. The summary of the analyses described below is not a complete description of the analyses underlying SunTrust Robinson Humphrey's opinion. The preparation of a fairness opinion is a complex analytic process involving various determinations as to the most appropriate and relevant methods of financial analysis and the application of those methods to the particular circumstances and, therefore, a fairness opinion is not readily susceptible to partial analysis or summary description. In arriving at its opinion, SunTrust Robinson Humphrey made qualitative judgments as to the significance and relevance of each analysis and factor that it considered. SunTrust Robinson Humphrey arrived at its ultimate opinion based on the results of all analyses undertaken and assessed as a whole and did not draw, in isolation, conclusions from or with regard to any one factor or method of analysis. Accordingly, SunTrust Robinson Humphrey believes that its analyses must be considered as an integrated whole and that selecting portions of its analyses and factors, without considering all analyses and factors, could create a misleading or incomplete view of the processes underlying such analyses and SunTrust Robinson Humphrey's opinion.

        In performing its analyses, SunTrust Robinson Humphrey made numerous assumptions with respect to Open Solutions, industry performance and general business, economic, market and financial conditions, many of which are beyond the control of Open Solutions. No company, transaction or business used in SunTrust Robinson Humphrey's analyses as a comparison is identical to Open Solutions, its business or the proposed merger, and an evaluation of the results of those analyses is not entirely mathematical. Rather, the analyses involve complex considerations and judgments concerning financial and operating characteristics and other factors that could affect the acquisition, public trading or other values of the companies, business segments or transactions analyzed. The estimates contained in the analyses of SunTrust Robinson Humphrey and the valuation ranges resulting from any particular analysis are not necessarily indicative of actual values or predictive of future results or values, which may be significantly more or less favorable than those suggested by such analyses. In addition, analyses relating to the value of businesses or securities do not purport to be appraisals or to reflect the prices at which businesses or securities actually may be sold. Accordingly, these analyses and estimates are inherently subject to substantial uncertainty.

        The merger consideration was determined through arm's-length negotiations between the special committee and the Sponsors and was recommended by the special committee for approval by Open Solutions' board of directors and was approved by the board of directors. SunTrust Robinson Humphrey provided advice to the special committee. SunTrust Robinson Humphrey did not recommend any specific merger consideration to the special committee or that any specific merger consideration constituted the only appropriate merger consideration for the merger. The opinions and financial analyses of SunTrust Robinson Humphrey were only one of many factors considered by the special committee in its evaluation of the proposed merger and should not be viewed as determinative of the views of the special committee, the board of directors or management with respect to the merger or the merger consideration.

        The following is a summary of the material financial analyses underlying the opinion of SunTrust Robinson Humphrey and which were reviewed with the special committee on October 14, 2006. The financial analyses summarized below include information presented in tabular format. In order to fully understand SunTrust Robinson Humphrey's financial analyses, the tables must be read together with the text of each summary. The tables alone do not constitute a complete description of the financial analyses. Considering the data in the tables below without considering the full narrative description of the financial analyses, including the methodologies and assumptions underlying the analyses, could create a misleading or incomplete view of SunTrust Robinson Humphrey's financial analyses.

  Analysis of Transaction Price

        SunTrust Robinson Humphrey analyzed the value of the consideration of $38.00 per share to be received pursuant to the merger agreement based on the premium to Open Solutions' historical stock prices, including Open Solutions' 52-week high and low closing stock price; Open Solutions' average stock price for the 30-day, 60-day, 90-day and last twelve months trading periods preceding October 12, 2006, the assumed announcement date of the merger; and Open Solutions' closing stock price for the one-day, one-week, 30-days, 60-days and 90-days prior to October 12, 2006. The results of this analysis are summarized below.

Metric	Statistic	Premium(1)
52-week High Closing Price	$31.48	20.7%
52-week Low Closing Price	18.70	103.2
Prior to announcement (2):
One Day	$29.55	28.6%
One Week	29.43	29.1
30 Days	29.56	28.6
60 Days	27.64	37.5
90 Days	26.56	43.1
Average Price:
30-Day	$28.83	31.8%
60-Day	28.69	32.5
90-Day	27.79	36.7
Last Twelve Months	26.16	45.3

(1)
Premiums based on the merger price of $38.00 per share.

(2)
Assumes announcement date of October 12, 2006.

  Market Analysis of Selected Publicly Traded Reference Companies

        SunTrust Robinson Humphrey reviewed and compared publicly available financial data, market information and trading multiples for Open Solutions with other selected publicly traded reference companies that possess characteristics similar to Open Solutions' with respect to industry of operation, product profile, size or financial results. These companies are:

Financial Technology Companies:

CheckFree Corp. (CKFR)
Digital Insight Corp. (DGIN)
Fidelity National Information Services Inc. (FIS)
Fiserv Inc. (FISV)
John H Harland Co. (JH)
Jack Henry & Associates Inc. (JKHY)
Transaction Systems Architects Inc. (TSAI)

        For the selected publicly traded companies, SunTrust Robinson Humphrey analyzed, among other things, firm value (or market capitalization plus debt less cash and cash equivalents) as a multiple of: last quarter annualized (which, with respect to the Company, refers to the Company's second fiscal quarter ended June 30, 2006), which SunTrust Robinson Humphrey refers to as LQA, and projected calendar year 2006 and 2007, which SunTrust Robinson Humphrey refers to as 2006E and 2007E, respectively, revenues; and LQA, 2006E and 2007E earnings before interest, taxes, depreciation and amortization, which SunTrust Robinson Humphrey refers to as EBITDA. SunTrust Robinson Humphrey also compared stock price as a multiple of LQA, 2006E and 2007E earnings per share, which SunTrust

Robinson Humphrey refers to as EPS. All multiples were based on closing stock prices as of October 12, 2006. Historical revenues, EBITDA and EPS results were based on financial information available in public filings. Projected revenues, EBITDA and EPS estimates were based on research reports and consensus estimates provided by FactSet Research Systems Inc. or Thomson Financial. FactSet Research Systems Inc. and Thomson Financial are publishers of compilations of information including estimates of projected financial performance for publicly traded companies produced by equity research analysts at investment banking firms. The following table sets forth the median multiples indicated by the market analysis of selected publicly traded reference companies:

	Median of Selected Reference Companies
Firm Value to:
LQA Revenues	3.1	x
2006E Revenues	3.2
2007E Revenues	2.7
LQA EBITDA	9.8	x
2006E EBITDA	10.7
2007E EBITDA	9.2
Price to:
LQA EPS	20.5	x
2006E EPS	22.0
2007E EPS	18.6

        Based upon the multiples derived from this analysis, Open Solutions' historical results, which were adjusted, in the fiscal quarter ended March 31, 2006 to reflect Open Solutions' acquisition of BIS LP Inc. (based on information provided in Open Solutions' Current Report on Form 8-K filed with the SEC on June 12, 2006), which SunTrust Robinson Humphrey refers to as pro forma historical results, and estimates of Open Solutions' projected results provided by Open Solutions, SunTrust Robinson Humphrey calculated a range of implied equity values for Open Solutions between $17.23 and $39.79 per share, with an average equity value of $29.14 per share.

        SunTrust Robinson Humphrey noted that none of the companies used in the market analysis of selected publicly traded reference companies was identical to Open Solutions and that, accordingly, the analysis necessarily involved complex considerations and judgments concerning differences in financial and operating characteristics of the companies reviewed and other factors that would affect the market values of the selected publicly traded reference companies.

  Analysis of Selected Merger and Acquisition Reference Transactions

        SunTrust Robinson Humphrey reviewed and analyzed the consideration paid and implied transaction multiples in 22 selected completed and pending mergers and acquisitions in the financial technology sector with acquisition values greater than $75 million announced since February 2004 that SunTrust Robinson Humphrey deemed relevant.

        For the selected transactions, SunTrust Robinson Humphrey analyzed, among other things, firm value as a multiple of last twelve months, which SunTrust Robinson Humphrey refers to as LTM, and projected next twelve months, which SunTrust Robinson Humphrey refers to as NTM, revenues and LTM and NTM EBITDA. SunTrust Robinson Humphrey also analyzed equity value as a multiple of LTM and NTM net income. LTM revenues, EBITDA and net income values were based on historical financial information available in public filings or other publicly available information sources. Projected financial information, including NTM revenues, EBITDA and net income, was based on financial information available in public filings or other publicly available information sources, research reports and consensus estimates provided by FactSet Research Systems Inc. or Thomson Financial. The following table sets forth the multiples indicated by this analysis:

	Median of Reference Transactions
Firm Value to:
LTM Revenues	3.2	x
NTM Revenues	2.5
LTM EBITDA	11.4	x
NTM EBITDA	9.5
Equity Value to:
LTM Net Income	25.8	x
NTM Net Income	23.1

        Based upon the multiples derived from this analysis, Open Solutions' pro forma historical results (and in which SunTrust Robinson Humphrey utilized Open Solutions' last quarter annualized performance metrics for developing implied valuation ranges based on LTM metrics), and estimates of Open Solutions' projected results for fiscal 2006 provided by Open Solutions, SunTrust Robinson Humphrey calculated a range of implied equity values for Open Solutions between $21.66 and $37.43 per share, with an average equity value of $27.39 per share.

        SunTrust Robinson Humphrey noted that no transaction considered in the analysis of selected merger and acquisition reference transactions is identical to the merger. All multiples for the selected transactions were based on public information available at the time of announcement of such transaction, without taking into account differing market and other conditions during the period during which the selected transactions occurred.

  Discounted Cash Flow Analysis

        SunTrust Robinson Humphrey performed a discounted cash flow analysis of Open Solutions based upon projections provided by Open Solutions for the fiscal years ending December 31, 2007 through 2010 and projections estimated by SunTrust Robinson Humphrey for the fiscal years ending in 2011 and 2012 based on the foregoing projections and discussions with management to estimate the net present equity value per share of Open Solutions. SunTrust Robinson Humphrey calculated a range of net present firm values for Open Solutions based on its free cash flow (EBITDA less taxes minus capital expenditures and increases in working capital plus decreases in working capital) over the projected time period using a weighted-average cost of capital for Open Solutions ranging between 12% to 14%, based on Open Solutions' weighted-average cost of capital of 12.7% calculated by SunTrust Robinson Humphrey, and terminal value multiples of 2012E EBITDA ranging from 10.0x to 12.0x, based on the foregoing analysis of selected merger and acquisition reference transactions. The analysis indicated the following per share equity valuations of Open Solutions:

	Discounted Present Value of Equity per Share
Discount Rate
	10.0x	10.7x	11.3x	12.0x
12.0%	$38.09	$41.32	$44.56	$47.79
12.5%	36.75	39.91	43.07	46.22
13.0%	35.45	38.54	41.62	44.70
13.5%	34.19	37.20	40.21	43.21
14.0%	32.96	35.90	38.83	41.77

  Premiums Paid Analysis

        SunTrust Robinson Humphrey analyzed the transaction premiums paid in all merger and acquisition transactions of publicly traded companies with equity values between $500 million and $1.5 billion, announced since July 1, 2006, based on the target company's stock price on the day of public announcement and one day, five days and 30 days prior to public announcement of the transaction. Additionally, SunTrust Robinson Humphrey analyzed the transaction premiums paid in all transactions of publicly traded companies in the financial services sector with transaction values between $500 million and $1.5 billion, announced since November 1, 2005, based on the target company's stock price on the day of public announcement and one day, five days and 30 days prior to public announcement of the transaction. This analysis indicated the following premiums paid in the selected transactions:

	Purchase Price Premium
		Prior to Announcement
	Day of Announcement	1 Day	5 Days	30 Days
Average Premium for All Transactions	21.4%	18.8%	21.4%	28.5%
Average Premium for Transactions in the Financial	21.9%	22.0%	21.4%	26.2%
Services Sector

        Based upon the premiums paid analysis and an announcement date of October 12, 2006, SunTrust Robinson Humphrey calculated a range of implied equity values for Open Solutions between $35.12 and $37.99 per share with an average implied equity value of $36.51 per share.

  Summary Valuation Analysis

        The following table sets forth a summary of the values indicated by SunTrust Robinson Humphrey's analyses:

	Low	Average	High
Market Analysis of Selected Publicly Traded Reference Companies:
Based on Firm Value to:
Revenue	$34.13	$36.65	$39.79
EBITDA	$22.93	$28.89	$32.01
Based on Equity Value to:
Net Income	$17.23	$21.87	$26.82
Analysis of Selected Merger and Acquisition Reference Transactions:
Based on Firm Value to:
Revenue	$26.49	$31.96	$37.43
EBITDA	$25.61	$28.04	$30.46
Based on Equity Value to:
Net Income	$21.66	$22.16	$22.66
Discounted Cash Flow Analysis:	$32.96	$40.11	$47.79
Premiums Paid Analysis:	$35.12	$36.51	$37.99

  Other Factors and Analyses

        SunTrust Robinson Humphrey took into consideration various other factors and analyses, including historical market prices and trading volumes for Open Solutions' common stock, movements in the common stock of selected publicly traded companies, movements in the S&P 500 Index and the NASDAQ Composite Index and an analysis of the weighted average cost of capital of Open Solutions. In addition, SunTrust Robinson Humphrey analyzed the feasibility, from a financial point of view, of an illustrative leverage buyout transaction involving Open Solutions, as described below, based on theoretical returns that a hypothetical financial sponsor could receive in such a transaction.

  Leveraged Buyout Analysis

        SunTrust Robinson Humphrey analyzed an illustrative leveraged buyout transaction involving Open Solutions and the theoretical returns that a hypothetical financial sponsor could receive in such a transaction based on a range of purchase prices and the anticipated capital structure of the proposed merger. For purposes of this analysis, SunTrust Robinson Humphrey utilized Open Solutions' pro forma historical results and projected results provided by Open Solutions for the fiscal years ending December 31, 2006 through 2010 and projections estimated by SunTrust Robinson Humphrey for the fiscal year ending 2011 based on the foregoing projections and discussions with management. SunTrust Robinson Humphrey assumed, for purposes of this analysis, a purchase price range of $37.00 to $39.00 per share, which reflects implied entry multiples based on 2006 pro forma EBITDA ranging from 11.6x to 12.1x, and base leverage of 7.3x 2006 pro forma EBITDA. SunTrust Robinson Humphrey also assumed a range of estimated EBITDA exit multiples of 10.0x to 12.0x for the assumed exit year of 2011, which reflect illustrative implied prices at which a hypothetical financial sponsor might exit its Open Solutions investment through a sale transaction. This analysis resulted in illustrative internal rate of equity returns to a hypothetical financial sponsor ranging from 15.1% to 23.6%.

Consideration

        Upon the consummation of the merger, each share of Open Solutions common stock issued and outstanding immediately prior to the effective time of the merger (other than shares held in the treasury of the Company, owned by Parent, Merger Co or any directly or indirectly owned subsidiary of the foregoing immediately prior to the effective time of the merger or held by stockholders who are entitled to and who properly exercise and do not timely withdraw demand for appraisal rights with respect to such shares under Delaware Law) will be cancelled and converted into the right to receive $38.00 in cash, without interest and less any applicable withholding taxes. Upon the consummation of the merger, unless otherwise agreed by a holder and Parent, all outstanding options to acquire Open Solutions common stock (whether or not vested) will be cancelled and converted into a right to receive a cash payment equal to the number of shares of Open Solutions common stock underlying the options (whether or not vested) multiplied by the amount (if any) by which $38.00 exceeds the option exercise price, without interest and less applicable withholding taxes. Upon the consummation of the merger, all restricted stock, unless otherwise agreed by a holder and Parent, will be fully vested and will be converted into the right to receive $38.00 in cash, without interest and less any applicable withholding taxes. Upon the consummation of the merger, all restricted stock units, unless otherwise agreed by a holder and Parent, will be cancelled and extinguished and converted into the right to receive a cash payment equal to the number of outstanding restricted stock units multiplied by $38.00 (together with the value of any deemed dividend equivalents accrued but unpaid with respect to the restricted stock units), without interest, less any applicable withholding taxes. However, in lieu of cancellation and cash out, Parent has offered Mr. Hernandez and certain of our executive officers who hold outstanding stock options, restricted stock and/or restricted stock units immediately prior to the completion of the merger the opportunity to exchange, simultaneously with the consummation of the merger, some or all of such outstanding stock options, restricted stock and/or restricted stock units for options to purchase shares of Parent common stock or shares of Parent common stock, as the case may be. This offer is subject to further negotiation and discussion between Parent and the offerees, and no terms or conditions with respect to such offer have been finalized as of the date of this proxy statement.

Delisting and Deregistration of Open Solutions Common Stock; Failure to Consummate the Merger

        It is expected that, upon consummation of the merger, the operations of the Company will be conducted substantially as they currently are being conducted except that the Company's common stock will cease to be publicly traded. Following the consummation of the merger, the registration of the Company's common stock and the Company's reporting obligation under the Exchange Act will be terminated upon application to the SEC. In addition, upon consummation of the merger, the Company's common stock will no longer be listed or quoted for trading on any exchange or quotation system, including the NASDAQ National Market, and price quotations will no longer be available. The Company will not be subject to the obligations and constraints, and the related direct and indirect costs and personnel requirements, associated with having publicly traded equity securities. We expect that following the merger, the Company's management and the Sponsors will continuously evaluate and review the Company's business and operations and may develop new plans and proposals that they consider appropriate to maximize the value of the Company, and may undertake any of the foregoing actions if they are deemed desirable at any time following the closing of the merger. The Sponsors expressly reserve the right to make any changes they deem appropriate in light of such evaluation and review or in light of future developments.

        If the merger agreement is not adopted by the Company's stockholders or if the merger is not completed for any other reason, stockholders will not receive any payment for their shares in connection with the merger. Instead, the Company will remain an independent public company and the Company's common stock will continue to be listed and traded on the NASDAQ National Market. In addition, if the merger is not completed, we expect that management will operate the business in a manner similar to that in which it is being operated today and that the Company's stockholders will continue to be subject to the same risks and opportunities as they currently are, including, among other things, the nature of the software technologies and services industry on which the Company's business largely depends, and general industry, economic, regulatory and market conditions. Accordingly, if the merger is not consummated, there can be no assurance as to the effect of these risks and opportunities on the future value of your Open Solutions shares. From time to time, the Company's board of directors will evaluate and review, among other things, the business operations, properties, dividend policy and capitalization of the Company and make such changes as are deemed appropriate and continue to seek to identify strategic alternatives to enhance stockholders' value. If the merger agreement is not adopted by the Company's stockholders or if the merger is not consummated for any other reason, there can be no assurance that any other transaction acceptable to the Company will be offered, or that the business, prospects or results of operations of the Company will not be adversely impacted.

        In addition, in the limited circumstances described below under "The Merger Agreement—Termination Fees; Expense Reimbursement" where we do not consummate the merger with Merger Co, the Company will be required to pay at the direction of Parent a termination fee of $30 million, or in certain circumstances, to reimburse Parent's out-of-pocket expenses for the transaction of up to $5 million.

Financing

        The Company and the Sponsors estimate that the total amount of funds necessary to complete the merger and the related transactions is anticipated to be approximately $1.4 billion, which includes the cash to be paid to the Company's stockholders and holders of other equity-based interests as well as related fees and expenses in connection with the merger, the financing arrangements and the related transactions (including any fees or expenses related to a consent solicitation and/or tender offer in respect of the Company's Senior Subordinated Convertible Notes due 2035). These payments are expected to be funded by a combination of equity contributions by the Sponsors in Parent (or their affiliates) and debt financing, as well as available cash of the Company.

        Parent has obtained equity and debt financing commitments for the transactions contemplated by the merger agreement, which are generally subject to customary conditions.

        Pursuant to the merger agreement, Parent and Merger Co are obligated to use their reasonable best efforts to obtain the debt financing described below as promptly as practicable taking into account the expected timing of the marketing period and the termination date. In the event that any portion of the debt financing becomes unavailable on the terms contemplated in the agreements in respect thereof, Parent is obligated to use its reasonable best efforts to arrange alternative financing from alternative sources on terms no less favorable to Parent with respect to conditions precedent to the debt financing (as determined in the reasonable judgment of Parent).

  Equity Financing

        Investment funds affiliated with the Sponsors have committed to contribute an aggregate of $560.0 million in cash directly or indirectly to Merger Co.

        Each of the equity commitment letters provides that the equity funds will be contributed at the closing of the merger to fund a portion of the total merger consideration, pursuant to and in accordance with the merger agreement, and related expenses. Each of the equity commitments is generally subject to the satisfaction or waiver by Parent of the conditions to Parent's or Merger Co's obligations to effect the closing under the merger agreement. The Sponsors may assign their commitments to any of their respective affiliates, but any such assignment will not relieve the Sponsor of its obligations under the commitment letter, except to the extent otherwise agreed by Parent. Each of the equity commitment letters will terminate upon the consummation of the merger, upon the termination of the merger agreement, upon the agreement by the Sponsors to terminate the equity commitment letters, or if the Company or its affiliates assert in any litigation or proceeding a claim under an equity commitment letter, the merger agreement or any transaction contemplated thereby. The Company is not a party to, or a beneficiary of, the equity commitment letters, and the Company has no right to seek to enforce any of them.

        Following the merger, the entire equity in the surviving corporation will ultimately be owned by the Sponsors and any additional investors (including members of management) that invest with the Sponsors in the transaction. If the merger is completed, the Sponsors and such additional investors that invest in the transaction will be the sole beneficiaries of our future earnings and growth, if any, and will be entitled to vote on corporate matters affecting the Company following the merger. Similarly, the Sponsors and such additional investors that invest in the transaction will also bear the risks of ongoing operations including the risks of any decrease in our value after the merger and the operational and other risks related to the incurrence by the surviving corporation of significant additional debt as described below under "—Financing of the Merger—Debt Financing."

  Sponsor Guarantees

        In connection with the merger agreement, the Sponsors have agreed to guarantee the due and punctual performance and discharge of certain of the specified payment obligations of Parent and Merger Co under the merger agreement, up to a maximum amount equal to their respective pro rata share of a termination fee of $30 million. Each of the Sponsors' guarantees will generally terminate upon the consummation of the merger or upon the termination of the merger agreement (or, under certain circumstances, upon the first anniversary of any termination of the merger agreement).

        We cannot seek specific performance to require Parent and Merger Co to complete the merger, and our exclusive remedy for the failure of Parent and Merger Co to complete the merger and for any other damages or losses incurred by the Company or its affiliates in connection with the merger agreement is the termination fee described above payable to us in the circumstances described under "The Merger Agreement—Termination Fees; Expense Reimbursement."

  Debt Financing

        Parent and Merger Co have received a debt commitment letter, dated as of November 6, 2006, from Wachovia Bank, National Association ("WBNA"), Wachovia Investment Holdings, LLC ("WIHL"), Wachovia Capital Markets, LLC ("WCML"), JPMorgan Chase Bank, N.A. ("JPMCB"), J.P. Morgan Securities Inc. ("JPMSI"), Merrill Lynch Capital Corporation ("MLCC") and Merrill Lynch, Pierce, Fenner & Smith Incorporated ("MLPFS," and together with WBNA, WIHL, WCML, JPMCB, JPMSI and MLCC, the "Debt Financing Sources") to provide the following, subject to the conditions set forth therein:

  •
  to Open Solutions, and, in the case of the revolving credit facility (as described below), to one of its subsidiaries, up to $605 million of senior secured credit facilities; and

  •
  to Open Solutions, up to $325.0 million under a senior subordinated unsecured bridge facility,

in each case, for the purpose of financing the merger, repaying certain existing indebtedness of Open Solutions and its subsidiaries, paying fees, commissions and expenses incurred in connection with the merger and providing ongoing working capital requirements of the surviving corporation and its subsidiaries

        The documentation governing the senior secured credit facilities and the bridge facility has not been finalized and, accordingly, the actual terms of such facilities may differ from those described in this proxy statement.

  Conditions Precedent to the Debt Commitments

        The availability of the senior secured credit facilities and the bridge facility is subject to, among other things, there not having occurred since October 14, 2006 any change or condition that would constitute a "Company material adverse effect" (see "The Merger Agreement—Representations and Warranties"), consummation of the merger in accordance with the merger agreement (and no provision thereof being waived or amended in a manner materially adverse to the lenders without the consent of the WCML and JPMSI), the completion of the equity commitment funding, the payment of fees and expenses and the negotiation, execution and delivery of definitive documentation.

  Senior Secured Credit Facilities

        General.    The borrower under the senior secured credit facilities will be Open Solutions. A portion of the revolving facility may be borrowed (in Canadian dollars) by a Canadian subsidiary of the surviving corporation on terms and conditions to be agreed.

        The senior secured credit facilities will be comprised of a $530.0 million senior secured term loan facility with a term of seven years and a $75.0 million senior secured revolving credit facility with a term of six years. The revolving facility will include sublimits for the issuance of letters of credit and swingline loans. No alternative financing arrangements or alternative financing plans have been made in the event that the senior secured credit facilities are not available as anticipated.

        WCML and JPMSI have been appointed as joint lead arrangers and joint bookrunners for the senior secured credit facilities. WBNA will be the sole administrative agent, JPMSI will be the syndication agent and MLPFS will be the documentation agent for the senior secured credit facilities. In addition, additional agents or co-agents for the senior secured credit facilities may be appointed prior to completion of the merger.

        Interest Rate and Fees.    Loans under the senior secured credit facilities are expected to bear interest, at the borrower's option, at (1) a rate equal to LIBOR (London interbank offer rate) plus an applicable margin, or (2) a rate equal to the higher of (a) the prime commercial lending rate of the administrative agent and (b) the federal funds effective rate plus 0.50%, plus an applicable margin.

After the effective date of the merger, the applicable margins will be subject to reduction only pursuant to a leverage-based pricing grid.

        Upon the initial funding of the senior secured credit facilities, Parent has also agreed to pay an underwriting and arrangement fee to the Debt Financing Sources. In addition, the surviving corporation will pay ongoing customary commitment fees (subject to changes based on leverage) and letter of credit fees under the revolving credit facilities.

        Prepayments and Amortization.    The borrower will be permitted to make voluntary prepayments of the term loans at any time, without premium or penalty (except LIBOR breakage costs). The borrower also will be required to make mandatory prepayments of term loans with (1) net cash proceeds of non-ordinary course asset sales (subject to reinvestment rights), (2) issuances of debt (other than permitted debt) and (3) a percentage of the surviving corporation's excess cash flow (to be defined). The loans under the term facility are expected to be repaid in equal quarterly installments in aggregate annual amounts (with the installments within each such year being equal in amount) for each year following the closing date equal to 1% per annum, with the balance payable at the end of year seven. The term loans may not be reborrowed.

        Guarantors.    All obligations under the senior secured credit facilities will be fully and unconditionally guaranteed on a joint and several basis by Harpoon Acquisition Corporation and by each existing and future, direct and indirect, wholly-owned restricted material domestic subsidiary of the surviving corporation (and excluding any indirect subsidiaries constituting controlled foreign corporations).

        Security.    The obligations of the borrower and the guarantors under the senior secured credit facilities will be secured, subject to permitted liens and other agreed upon exceptions, by a first-priority pledges of all the capital stock of the surviving corporation and each of its direct and indirect, material, restricted, domestic subsidiaries and of 65% of the equity interests of the surviving corporation's and any guarantor's "first-tier" foreign subsidiaries, and perfected first priority security interests in an mortgages on substantially all tangible and intangible assets of the surviving corporation and the guarantors. If the security (other than any domestic stock pledge and any security interest capable of perfection by the filing of a Uniform Commercial Code financing statement) is not provided at closing despite the use of commercially reasonable efforts to do so, the delivery of the security will not be a condition precedent to the availability of the senior secured credit facilities on the closing date, but instead will be required to be delivered following the closing date.

        Other Terms.    The senior secured credit facilities will contain customary representations and warranties and customary affirmative and negative covenants, including, among other things, restrictions on indebtedness, investments, sales of assets, mergers and consolidations, prepayments of subordinated indebtedness and certain other indebtedness, liens, transactions with affiliates, and dividends and other distributions. The senior secured facilities will also include customary events of default, including a change of control.

  Senior Subordinated Notes

        Open Solutions is expected to issue up to $325.0 million aggregate principal amount of senior subordinated notes. The notes will not be registered under the Securities Act of 1933, as amended, or Securities Act, and may not be offered in the United States absent registration under, or an applicable exemption from the registration requirements of, the Securities Act. Open Solutions is expected to offer the notes to "qualified institutional buyers" pursuant to Rule 144A under the Securities Act and to other purchasers pursuant to other applicable exemptions under the Securities Act.

  Bridge Facility

        If the offering of senior subordinated notes by Open Solutions is not completed on or prior to the closing of the merger, the Debt Financing Sources have committed to provide up to $325.0 million in loans under a senior subordinated unsecured bridge facility to the surviving corporation. After consummation of the merger, the surviving corporation will be the borrower under the bridge facility. The obligations of the borrower and the guarantors under the bridge facility will be guaranteed by each subsidiary of the surviving corporation which is a guarantor of the senior secured credit facilities provided that the obligations of the borrower and the guarantors under the bridge facility will be guaranteed on a senior subordinated unsecured basis.

        If the bridge loan is not paid in full on or before the date that is twelve months after the initial funding, the maturity of the bridge loan will (with some exceptions) be automatically extended to the date that is the eight years after the initial funding. Holders of the outstanding bridge loan may choose to exchange such loans for unsecured senior subordinated exchange notes that the surviving corporation would be required to register for public sale under a registration statement in compliance with applicable securities laws. The maturity of the exchange notes will mature on the date that is eight years after the initial funding.

        WCML and JPMSI have been appointed as joint lead arrangers and joint bookrunners for the bridge facility. WIHL or one of its affiliates will act as the sole administrative agent for the bridge facility. In addition, additional agents or co-agents for the bridge facility may be appointed prior to completion of the merger.

Interests of the Company's Directors and Executive Officers in the Merger

        In considering the recommendation of the Company's board of directors with respect to the merger, you should be aware that some of the Company's directors and executive officers have interests in the merger that are different from, or in addition to, the interests of our stockholders generally. These interests may present them with actual or potential conflicts of interest, and these interests, to the extent material, are described below. The Company's board of directors and the special committee was aware of these interests and considered them, among other matters, in approving the merger and the merger agreement and recommending that our stockholders vote in favor of adopting the merger agreement.

  Treatment of Stock Options

        As of the record date, there were approximately             shares of our common stock subject to stock options granted under our equity incentive plans to our current executive officers and directors. Except as otherwise described below, each outstanding stock option that remains unexercised as of the completion of the merger, whether or not the option is vested or exercisable, will be canceled, and the holder of such stock option will be entitled to receive a cash payment, without interest and less applicable withholding taxes, equal to the product of:

  •
  the number of shares of our common stock subject to the option as of the effective time of the merger, multiplied by

  •
  the excess, if any, of $38.00 over the exercise price per share of common stock subject to such option.

        However, in lieu of cancellation and cash out, Parent has offered Mr. Hernandez and certain of our executive officers who hold outstanding stock options immediately prior to the completion of the merger the opportunity to exchange, simultaneously with the consummation of the merger, some or all of such outstanding stock options for options to purchase shares of Parent common stock. This offer is subject to further negotiation and discussion between Parent and the offerees, and no terms or conditions with respect to such offer have been finalized as of the date of this proxy statement.

        The following table summarizes the vested and unvested options with exercise prices of less than $38.00 per share held by our executive officers and directors as of October 31, 2006 and the consideration that each of them will receive pursuant to the merger agreement in connection with the cancellation of their options (assuming no conversion of options occurs):

	Unvested Options	Weighted Average Exercise Price of Unvested Options	Vested Options	Weighted Average Exercise Price of Vested Options	Resulting Consideration(1)
Directors
Douglas K. Anderson	18,161	$22.99	18,538	$11.56	$762,843
Howard L. Carver	12,814	$24.34	12,186	$23.48	$351,885
Louis Hernandez, Jr.(2)	259,483	$22.67	607,520	$9.73	$21,155,140
Dennis F. Lynch	31,911	$24.78	8,089	$20.41	$564,150
Samuel F. McKay	18,161	$22.99	9,339	$20.39	$437,075
Carlos P. Naudon	18,161	$22.99	9,339	$20.39	$437,075
Richard P. Yanak	18,161	$22.99	9,339	$20.39	$437,075
Executive Officers
Andrew S. Bennett	81,774	$20.78	174,259	$10.89	$6,132,315
Roswell M. Curtis III	75,000	$27.65	—	$—	$776,250
David G. Krystowiak	125,001	$28.05	49,999	$27.64	$1,762,000
Michael D. Nicastro	57,035	$21.70	52,650	$17.53	$2,007,046
Kenneth J. Saunders	100,000	$22.99	—	$—	$1,501,000

(1)
The amounts set forth in this "Resulting Consideration" column are calculated based on the actual exercise prices underlying the related options, as opposed to the weighted average exercise price per share of vested and unvested options.

(2)
Mr. Hernandez also serves as the Chairman and chief executive officer of the Company.

  Treatment of Restricted Stock and Restricted Stock Units

        As of the record date, there were approximately             shares of our common stock represented by restricted stock and restricted stock units held by our directors and executive officers under our equity incentive plans. Under the terms of the merger agreement, all such restricted stock and restricted stock units shall become immediately vested and free of restrictions effective as of the completion of the merger. At the effective time of the merger, except as described below, any such equity award that is then outstanding will be canceled, and the holder of each such equity award will receive a cash payment of $38.00 (together, in the case of restricted stock units, with the value of any deemed dividend equivalents accrued but unpaid with respect to the restricted stock units) per underlying unit, without interest and less any applicable withholding taxes.

        However, in lieu of cancellation and cash out, Parent has offered Mr. Hernandez and certain of our executive officers who hold restricted stock and/or restricted stock units immediately prior to the completion of the merger the opportunity to exchange, simultaneously with the consummation of the merger, some or all of such restricted stock and/or restricted stock units for shares of Parent common stock. This offer is subject to further negotiation and discussion between Parent and the offerees, and no terms or conditions with respect to such offer have been finalized as of the date of this proxy statement.

        The following table summarizes the restricted stock and restricted stock units held by our directors and executive officers as of September 30, 2006 and the consideration that each of them will receive pursuant to the merger agreement in connection with the cancellation of such awards:

	No. of Shares of Unvested Restricted Stock and Restricted Stock Units(1)	No. of Shares of Vested Restricted Stock and Restricted Stock Units(1)	Resulting Consideration
Directors
Douglas K. Anderson	4,802	0	$182,476
Howard L. Carver	3,969	0	$150,822
Louis Hernandez, Jr.(2)	45,000	0	$1,710,000
Dennis F. Lynch	8,969	0	$340,822
Samuel F. McKay	4,802	0	$182,476
Carlos P. Naudon	4,802	0	$182,476
Richard P. Yanak	4,802	0	$182,476
Executive Officers
Andrew S. Bennett	10,000	0	$380,000
Roswell M. Curtis III	20,000	0	$760,000
David G. Krystowiak	7,000	0	$266,000
Michael D. Nicastro	5,000	0	$190,000
Kenneth J. Saunders	30,000	0	$1,140,000

(1)
Exclusive of shares purchased under the 2003 Employee Stock Purchase Plan.

(2)
Mr. Hernandez also serves as the Chairman and chief executive officer of the Company.

  Severance Agreements/Change of Control

        Our non-employee directors and executive officers (other than our chief executive officer) are participants in change in control protection plans pursuant to which any stock options, restricted stock units and restricted stock awards previously granted to non-employee directors will become fully vested upon a change in control (as defined in such plans). In addition, in the event that such an executive officer is terminated without cause (as defined in the plans) or for good reason (as defined in the plans) within two years after a change in control, the executive officer will be entitled to (x) continuation of benefits for 12 months after the termination date, (y) a lump sum payment equal to the executive officer's (i) base salary in effect on the date of termination plus (ii) target bonus for the year of termination plus (iii) prorated annual bonus for the year of termination, and (z) full acceleration of any stock options and restricted stock awards previously granted to the executive officer.

        The Company and Mr. Hernandez entered into a three year Employment Agreement (the "Employment Agreement") dated as of April 21, 2005, and amended February 17, 2006, pursuant to which the Company agreed to pay Mr. Hernandez an annual base salary of $400,000, subject to increase at the discretion of the board of directors, for his services as chief executive officer of the Company. Effective April 1, 2006, Mr. Hernandez's annual base salary was increased to $475,000. The Employment Agreement also provides for Mr. Hernandez to receive an annual cash bonus based on the achievement of certain performance targets, with a target payment of 75% of his base salary and a maximum payment of 150% of his base salary. The Company also pays an annual life insurance premium and a monthly car allowance for Mr. Hernandez, and reimburses him for individual financial planning and tax preparation services. Mr. Hernandez has agreed not to compete with the Company's business or to solicit any of the Company's employees or clients during the 12-month period following the termination of his employment. If Mr. Hernandez's employment is terminated without cause or with good reason (each, as defined in the Employment Agreement), he will receive a payment equal to the full amount of his target bonus for the year of termination, will continue to receive his base salary and benefits for one year after termination and is entitled to the continuation of his other benefits described in the Employment Agreement for 12 months (e.g. premium payments for life insurance, provision of a car or cash car allowance and payment for tax-related services). If Mr. Hernandez's employment is terminated upon a change of control (as defined in the Employment Agreement), he will receive a payment on the date of his termination equal to two times the sum of his base salary at the time and his target bonus for the year of termination. Upon his termination following a change of control, Mr. Hernandez will also continue to receive benefits for two years and any outstanding stock options and restricted stock held by him will become fully vested.

        The merger would constitute a change of control for purposes of the Employment Agreement.

        The Company currently anticipates paying transaction bonuses of up to $1 million, in the aggregate, to certain executive officers and other members of senior management of the Company in connection with the merger. No other terms or conditions with respect to such bonuses, including the names of the recipients and the individual amounts, have been finalized as of the date of this proxy statement.

  Indemnification and Insurance

        The merger agreement provides that the surviving corporation will indemnify and advance expenses to each present and former director or officer of the Company or any of our subsidiaries, in and to the extent of their capacities as such and not as stockholders of the Company or any of its subsidiaries, in respect of actions, omissions or events through the effective time of the merger to the fullest extent permitted by applicable law and any indemnity agreements applicable to such indemnified party in effect on the date of the merger agreement. Without limiting the generality of the preceding sentence, if any indemnified party becomes involved in any actual or threatened action, suit, claim, proceeding or investigation covered by the preceding sentence after the effective time of the merger, the surviving corporation will, to the fullest extent permitted by applicable law, promptly advance to such indemnified party his or her legal or other expenses (including the cost of any investigation and preparation incurred in connection therewith).

        The merger agreement provides that the surviving corporation will (i) maintain in effect for a period of six years after the effective time of the merger, if available, the current directors' and officers' liability insurance policies maintained by the Company immediately prior to the effective time of the merger (provided that the surviving corporation may substitute therefor policies of at least the same coverage containing terms and conditions that are not less favorable to the directors and officers of the Company) or (ii) obtain as of the effective time of the merger "tail" insurance policies with a claims period of at least six years from the effective time of the merger with respect to directors' and officers' liability insurance in amount and scope, and with other material terms and conditions, at least as favorable as the Company's existing policies for claims arising from facts or events that occurred prior to the effective time of the merger; provided, however that in the event the surviving corporation would otherwise be required to expend an annual premium for such coverage in excess of 300% of the last annual premium paid by the Company for such insurance prior to the date of the merger agreement, we will obtain as much coverage as can be obtained for the remainder of such period for a premium not in excess of 300% of such annual premium.

        The merger agreement provides that for a period of six years after the effective time of the merger, the surviving corporation and each of its subsidiaries shall include and maintain in effect in their respective certificates of incorporation or bylaws (or similar organizational document), provisions regarding the indemnification of and advancement of expenses of officers and directors thereof that are no less favorable than the corresponding provisions contained in such organizational documents as of the date of the merger agreement.

  New Management Arrangements

        As of the date of this proxy statement, neither we nor the Sponsors have entered into any employment agreements with our management in connection with the merger, nor have we amended or modified any existing employment agreements. The Sponsors have informed us that they currently intend to retain members of our management team following the merger, and that they anticipate that Louis Hernandez, our chief executive officer, will continue as chief executive officer. It is further contemplated that the other executive officers of the Company immediately prior to the effective time of the merger will be the initial officers of the surviving corporation. Mr. Hernandez, on behalf of himself and other members of management, is currently in discussions with the Sponsors regarding terms of employment following the merger. Parent has offered Mr. Hernandez and certain of our executive officers who hold outstanding stock options, restricted stock and/or restricted stock units immediately prior to the completion of the merger the opportunity to exchange, simultaneously with the consummation of the merger, some or all of such outstanding stock options, restricted stock and/or restricted stock units (in lieu of the cash out and cancellation described under "Interests of the Company's Directors and Executive Officers in the Merger—Treatment of Stock Options" and "Interests of the Company's Directors and Executive Officers in the Merger—Treatment of Restricted Stock and Restricted Stock Units") for options to purchase shares of Parent common stock or shares of Parent common stock, as the case may be. This offer is subject to further negotiation and discussion between Parent and the offerees, and no terms or conditions with respect to such offer have been finalized as of the date of this proxy statement. It is not anticipated that this offer would result in our executive officers acquiring more than approximately 3.5% of the fully-diluted equity of Parent.

        Further, although no agreements have been entered into as of the date of this proxy statement, Parent expects in connection with the merger to adopt an option plan under which certain employees (including certain officers and key employees), directors and/or consultants will be eligible to receive awards of options to purchase shares of Parent common stock. The aggregate number of shares issuable pursuant to grants under that plan are expected to be approximately 15% of the fully-diluted equity of Parent, a majority of which is likely to be allocated to our executive officers. It is expected that a substantial portion of such options would vest based on meeting specified performance goals and the remainder would vest based on continued service with the surviving corporation over a specified period.

        Although it is likely that certain members of our management team will enter into new arrangements with Parent regarding employment (and severance arrangements) with, and the right to purchase or participate in the equity of, Parent, as described above, there can be no assurance that the parties will reach agreement. These matters are subject to further negotiations and discussion and no terms or conditions have been finalized. Any new arrangements are currently expected to be entered into at or prior to the completion of the merger. In addition, it is anticipated that one or more members of management, including Mr. Hernandez, will serve on the governing board of Parent. The Company's board of directors (without management's participation) previously authorized reimbursement of management's reasonable out-of-pocket legal expenses in connection with negotiating management's arrangements with Parent.

Material United States Federal Income Tax Consequences

        The following is a general discussion of certain material U.S. federal income tax consequences of the merger to holders of our common stock whose shares are converted into the right to receive cash in the merger (whether upon receipt of the merger consideration or pursuant to the proper exercise of appraisal rights). We base this summary on the provisions of the Code, applicable current and proposed U.S. Treasury Regulations, judicial authority, and administrative rulings and practice, all of which are subject to change, possibly on a retroactive basis.

        For purposes of this discussion, we use the term "U.S. holder" to mean a beneficial owner of common stock that is:

    •
    a citizen or individual resident of the U.S. for U.S. federal income tax purposes;

    •
    a corporation, or other entity taxable as a corporation for U.S. federal income tax purposes, created or organized in or under the laws of the U.S. or any state or the District of Columbia;

    •
    a trust if it (1) is subject to the primary supervision of a court within the U.S. and one or more U.S. persons have the authority to control all substantial decisions of the trust or (2) has a valid election in effect under applicable U.S. Treasury Regulations to be treated as a U.S. person; or

    •
    an estate the income of which is subject to U.S. federal income tax regardless of its source.

          A "non-U.S. holder" is a person (other than a partnership) that is not a U.S. holder.

        This discussion assumes that a holder holds the shares of our common stock as a capital asset within the meaning of Section 1221 of the Code (generally, property held for investment). This discussion does not address all aspects of U.S. federal income tax that may be relevant to a holder in light of its particular circumstances, or that may apply to a holder that is subject to special treatment under the U.S. federal income tax laws (including, for example, insurance companies, dealers in securities or foreign currencies, traders in securities who elect the mark-to-market method of accounting for their securities, stockholders subject to the alternative minimum tax, persons that have a functional currency other than the U.S. dollar, tax-exempt organizations, financial institutions, mutual funds, partnerships or other pass through entities for U.S. federal income tax purposes, controlled foreign corporations, passive foreign investment companies, certain expatriates, corporations that accumulate earnings to avoid U.S. federal income tax, stockholders who hold shares of our common stock as part of a hedge, straddle, constructive sale or conversion transaction, stockholders who will hold, directly or indirectly, an equity interest in the surviving corporation or stockholders who acquired their shares of our common stock through the exercise of employee stock options or other compensation arrangements). In addition, the discussion does not address any tax considerations under state, local or foreign laws or U.S. federal laws other than those pertaining to the U.S. federal income tax that may apply to holders. Holders are urged to consult their own tax advisors to determine the particular tax consequences, including the application and effect of any state, local or foreign income and other tax laws, of the receipt of cash in exchange for our common stock pursuant to the merger.

        If a partnership holds our common stock, the tax treatment of a partner will generally depend on the status of the partners and the activities of the partnership. If you are a partner of a partnership holding our common stock, you should consult your tax advisor.

  U.S. Holders

        The receipt of cash in the merger (or pursuant to the exercise of dissenters' rights) by U.S. holders of our common stock will be a taxable transaction for U.S. federal income tax purposes. In general, for U.S. federal income tax purposes, a U.S. holder of our common stock will recognize gain or loss equal to the difference between:

    •
    the amount of cash received in exchange for such common stock determined before the deduction of any applicable withholding taxes; and

    •
    the U.S. holder's adjusted tax basis in such common stock.

        If the holding period in our common stock surrendered in the merger (or pursuant to the exercise of dissenters' rights) is greater than one year as of the date of the merger, the gain or loss will be long-term capital gain or loss. Long term capital gains of non-corporate holders, including individuals, are eligible for reduced rates of taxation. The deductibility of a capital loss recognized on the exchange is subject to limitations under the Code. If a U.S. holder acquired different blocks of our common stock at different times and different prices, such holder must determine its adjusted tax basis and holding period separately with respect to each block of our common stock.

        Under the Code, a U.S. holder of our common stock may be subject, under certain circumstances, to information reporting on the cash received in the merger (or pursuant to the exercise of dissenters' rights) unless such U.S. holder is a corporation or other exempt recipient. Backup withholding will also apply (currently at a rate of 28%) with respect to the amount of cash received, unless a U.S. holder provides proof of an applicable exemption or a correct taxpayer identification number, and otherwise complies with the applicable requirements of the backup withholding rules. Backup withholding is not an additional tax and any amounts withheld under the backup withholding rules may be refunded or credited against a U.S. holder's U.S. federal income tax liability, if any, provided that such U.S. holder furnishes the required information to the Internal Revenue Service in a timely manner.

  Non-U.S. Holders

        Any gain realized on the receipt of cash in the merger (or pursuant to the exercise of dissenters' rights) by a non-U.S. holder generally will not be subject to United States federal income tax unless:

    •
    the gain is effectively connected with a trade or business of the non-U.S. holder in the United States (and, if required by an applicable income tax treaty, is attributable to a United States permanent establishment of the non-U.S. holder);

    •
    the non-U.S. holder is an individual who is present in the United States for 183 days or more in the taxable year of that disposition, and certain other conditions are met; or

    •
    we are or have been a "United States real property holding corporation" for U.S. federal income tax purposes and the non-U.S. holder owned more than 5% of the Company's common stock at any time during the five years preceding the merger.

        An individual non-U.S. holder described in the first bullet point immediately above will be subject to tax on the net gain derived from the merger under regular graduated U.S. federal income tax rates. An individual non-U.S. holder described in the second bullet point immediately above will be subject to a flat 30% tax on the gain derived from the merger, which may be offset by U.S. source capital losses, even though the individual is not considered a resident of the United States. If a non-U.S. holder that is a foreign corporation falls under the first bullet point immediately above, it will be subject to tax on its net gain in the same manner as if it were a United States person as defined under the Code and, in addition, may be subject to the branch profits tax equal to 30% of its effectively connected earnings and profits or at such lower rate as may be specified by an applicable income tax treaty.

        We believe we are not, have not been and do not anticipate becoming a "United States real property holding corporation" for U.S. federal income tax purposes.

        Information reporting and, depending on the circumstances, backup withholding (currently at a rate of 28%) will apply to the cash received in the merger (or pursuant to the exercise of dissenters' rights), unless the beneficial owner certifies under penalty of perjury that it is a non-U.S. holder (and the payor does not have actual knowledge or reason to know that the beneficial owner is a United States person as defined under the Code) or such owner otherwise establishes an exemption. Backup withholding is not an additional tax and any amounts withheld under the backup withholding rules may be refunded or credited against a non-U.S. holder's U.S. federal income tax liability, if any, provided that such non-U.S. holder furnishes the required information to the Internal Revenue Service in a timely manner.

Regulatory Approvals

        Under the Hart-Scott-Rodino Act and the rules and regulations promulgated thereunder, the merger may not be completed until the expiration of a 30-day waiting period following the filing of notification and report forms with the Federal Trade Commission (which we refer to as the FTC) and the Antitrust Division of the U.S. Department of Justice (which we refer to as the Antitrust Division) by the Company and Parent, unless a request for additional information and documentary material is received from the FTC or the Antitrust Division or unless early termination of the waiting period is granted. If, within the initial 30-day waiting period, either the FTC or the Antitrust Division issues a request for additional information and documentary material concerning the merger, then the waiting period will be extended until the 30th calendar day after the date of substantial compliance with the request by all parties, unless earlier terminated by the FTC or the Antitrust Division or further extended by court order or with the parties' consent. The parties filed their respective notification and report forms with the FTC and the Antitrust Division under the Hart-Scott-Rodino Act on October 30, 2006 and were granted early termination of the Hart-Scott-Rodino Act waiting period on November 14, 2006.

        The Company also derives revenues in certain other jurisdictions, primarily Canada, where regulatory filings or approvals may be required or advisable in connection with the completion of the merger. We are currently in the process of reviewing where such filings or approvals may be required or desirable, and we will make filings in such jurisdictions if we determine doing so is required or desirable.

        While we believe that we will receive the requisite approvals and clearances for the merger, there can be no assurance that a challenge to the merger on antitrust grounds will not be made or, if a challenge is made, of the result of such challenge. Similarly, there can be no assurance that the parties will obtain the regulatory approvals necessary to complete the merger or that the granting of these approvals will not involve the imposition of conditions to the completion of the merger or require changes to the terms of the merger. These conditions or changes could result in the conditions to the merger not being satisfied prior to the termination date or at all. Under the merger agreement, the Company and Parent have agreed to use their reasonable best efforts to obtain all required governmental approvals in connection with the execution of the merger agreement and completion of the merger.

Litigation

        On October 16, 2006, a purported class action complaint, Levy Investments, Ltd. v. Open Solutions Inc. et al. (CA No. 2479-N), was filed in the Court of Chancery of the State of Delaware in New Castle County by a putative stockholder of the Company against the Company, its directors and the Sponsors challenging the merger. The complaint alleges that the Company and each of its directors breached their fiduciary duties to the stockholders in connection with the proposed merger, and that The Carlyle Group and Providence Equity Partners Inc. aided and abetted the individual defendants' breach. The complaint seeks, among other things, injunctive relief to enjoin the consummation of the merger, that defendants account to plaintiffs and other members of the class for all damages caused to them and all profits and other special benefits allegedly received as a result of the alleged breach of fiduciary duties, and reasonable attorney's fees and expenses.

        This lawsuit is in its preliminary stage. The Company and the members of its board of directors believe that the lawsuit is without merit and intend to defend vigorously against it.

THE MERGER AGREEMENT

        This section of the proxy statement describes the material provisions of the merger agreement but does not purport to describe all of the terms of the merger agreement. The following summary is qualified in its entirety by reference to the complete text of the merger agreement, which is attached as Annex A to this proxy statement and incorporated into this proxy statement by reference. We urge you to read the full text of the merger agreement because it is the legal document that governs the merger. It is not intended to provide you with any other factual information about us. Such factual information can be found elsewhere in this proxy statement and in the public filings we make with the SEC, as described in the section entitled "Where You Can Find Additional Information" below.

The Merger

        The merger agreement provides for the merger of Merger Co with and into the Company upon the terms, and subject to the conditions, of the merger agreement. The merger will be effective at the time the certificate of merger is filed with the Secretary of State of the State of Delaware (or at a later time, if agreed upon by the parties and specified in the certificate of merger). We expect to complete the merger as promptly as practicable after our stockholders adopt the merger agreement and, if necessary, the expiration of the marketing period described below (plus five calendar days).

        As the surviving corporation, Open Solutions will continue to exist following the merger. At the effective time of the merger, the Company's certificate of incorporation will be amended to read in its entirety as set forth in Exhibit A to the merger agreement. The Company's bylaws will be amended in their entirety to be the same as the bylaws of Merger Co immediately prior to the effective time of the merger, except that the name of the surviving corporation will be "Open Solutions Inc." Upon consummation of the merger, the directors of Merger Co will be the initial directors of the surviving corporation and the officers of Open Solutions will be the initial officers of the surviving corporation. All surviving corporation officers will hold their positions until their successors are duly elected and qualified or until the earlier of their resignation or removal.

        We, Parent or Merger Co may terminate the merger agreement prior to the consummation of the merger in some circumstances, whether before or after the approval of the merger agreement by stockholders. Additional details on termination of the merger agreement are described in "—Termination of the Merger Agreement."

Merger Consideration

        Each share of Open Solutions common stock issued and outstanding immediately before the merger will automatically be cancelled and will cease to exist and will be converted into the right to receive $38.00 in cash, without interest and less any applicable withholding taxes, other than:

    •
    shares held in treasury or owned by Parent, Merger Co or any direct or indirect wholly-owned subsidiary of Parent, Merger Co or the Company, that will be cancelled without conversion or payment, and

    •
    shares held by holders who have properly demanded and perfected and have not timely withdrawn demand for their appraisal rights with respect to such shares.

        After the merger is effective, each holder of a certificate representing any shares of Open Solutions common stock (other than shares for which appraisal rights have been properly demanded and perfected) will no longer have any rights with respect to the shares, except for the right to receive the merger consideration. See "Dissenters' Rights of Appraisal."

Treatment of Options and Other Awards

        Upon the consummation of the merger, except as otherwise agreed by the holder and Parent, all outstanding options to acquire Open Solutions common stock granted under the Company's equity incentive plans will (whether or not vested) be cancelled and converted into the right to receive a cash payment equal to the number of shares of Open Solutions Common Stock underlying the option multiplied by the amount by which $38.00 exceeds the exercise price for each share of Open Solutions common stock underlying the options (whether or not vested), without interest and less any applicable withholding taxes. Additionally, all shares of restricted stock and restricted stock units will, upon the consummation of the merger, except as otherwise agreed by the holder and Parent, vest and be cancelled and converted into the right to receive a cash payment equal to the number of outstanding restricted stock and restricted stock units multiplied by $38.00 (together, in the case of restricted stock units, with the value of any deemed dividend equivalents accrued but unpaid with respect to such restricted stock units), without interest and less any applicable withholding taxes.

        However, Parent has offered Mr. Hernandez and certain of our executive officers who hold outstanding stock options, restricted stock and/or restricted stock units immediately prior to the completion of the merger the opportunity to exchange, simultaneously with the consummation of the merger, some or all of such outstanding stock options, restricted stock and/or restricted stock units for options (in lieu of the cash out and cancellation described above) to purchase shares of Parent common stock or shares of Parent common stock, as the case may be. This offer is subject to further negotiation and discussion between Parent and the offerees, and no terms or conditions with respect to such offer have been finalized as of the date of this proxy statement.

        The effect of the merger upon our employee stock purchase plan is described below under "—Employee Benefits."

Payment for the Shares

        Before the merger, we will designate a paying agent reasonably satisfactory to Parent (which, with respect to options and restricted stock units, may be the Company's payroll agent) to make payment of the merger consideration as described above. At the effective time of the merger, the surviving corporation will deposit, or Parent shall cause the surviving corporation to deposit, in trust with the paying agent the funds appropriate to pay the merger consideration to the equity holders entitled to receive such consideration.

        Upon the consummation of the merger and the settlement of transfers that occurred prior to the effective time, we will close our stock ledger. After that time, there will be no further transfer of shares of Open Solutions common stock.

        As promptly as practicable, but in any event within four business days, after the consummation of the merger, the surviving corporation will cause the paying agent to send you a letter of transmittal and instructions advising you how to surrender your certificates in exchange for the merger consideration. The paying agent will pay you your merger consideration after you have (1) surrendered your certificates to the paying agent and (2) provided to the paying agent your duly completed and signed letter of transmittal and any other items specified by the letter of transmittal. Interest will not be paid or accrue in respect of the merger consideration. The surviving corporation will reduce the amount of any merger consideration paid to you by any applicable withholding taxes. YOU SHOULD NOT FORWARD YOUR STOCK CERTIFICATES TO THE PAYING AGENT WITHOUT A LETTER OF TRANSMITTAL, AND YOU SHOULD NOT RETURN YOUR STOCK CERTIFICATES WITH THE ENCLOSED PROXY.

        If any cash deposited with the paying agent is not claimed within one year following the effective time of the merger, such cash will be returned to the surviving corporation upon demand, and any holders of Shares who have not complied with the exchange procedures thereafter may look only to the surviving corporation for payment of their claim for the merger consideration. Any unclaimed amounts remaining immediately prior to when such amounts would escheat to or become property of any governmental authority will, to the extent permitted by applicable law, be returned to the surviving corporation free and clear of any prior claims or interest thereto.

        If the paying agent is to pay some or all of your merger consideration to a person other than you, as the registered owner of a stock certificate, you must have your certificates properly endorsed or otherwise in proper form for transfer, and you must pay any transfer or other taxes payable by reason of the transfer or establish to the surviving corporation's reasonable satisfaction that the taxes have been paid or are not required to be paid.

        The transmittal instructions will tell you what to do if you have lost your certificate, or if it has been stolen or destroyed. You will have to provide an affidavit to that fact and, if required by the paying agent or surviving corporation, post a bond in an amount that the surviving corporation or the paying agent reasonably directs as indemnity against any claim that may be made against the surviving corporation in respect of the certificate.

Representations and Warranties

        The merger agreement contains representations and warranties made by us to Parent and Merger Co and representations and warranties made by Parent and Merger Co to us. The assertions embodied in those representations and warranties were made solely for purposes of the merger agreement and may be subject to important qualifications and limitations agreed by the parties in connection with negotiating its terms. Moreover, some of those representations and warranties may not be accurate or complete as of any particular date because they are subject to a contractual standard of materiality or material adverse effect different from that generally applicable to public disclosures to stockholders or used for the purpose of allocating risk between the parties to the merger agreement rather than establishing matters of fact. For the foregoing reasons, you should not rely on the representations and warranties contained in the merger agreement as statements of factual information.

        In the merger agreement, the Company, Parent and Merger Co each made representations and warranties relating to, among other things:

    •
    corporate organization and existence;

    •
    certificate of incorporation and bylaws (or similar organizational documents);

    •
    corporate power and authority to enter into and perform its obligations under, and enforceability of, the merger agreement;

    •
    required regulatory filings and consents and approvals of governmental entities;

    •
    the absence of conflicts with or defaults under organizational documents, other contracts and applicable laws and judgments;

    •
    absence of litigation;

    •
    finder's fees; and

    •
    information supplied for inclusion in this proxy statement.

        In the merger agreement, Parent and Merger Co also each made representations and warranties relating to the availability of the funds necessary to perform its obligations under the merger agreement and to pay all related fees and expenses associated therewith, including payment of the merger consideration, guarantees and operations of Parent and Merger Co.

        The Company also made representations and warranties relating to, among other things:

    •
    capital structure;

    •
    documents filed with the SEC;

    •
    undisclosed liabilities;

    •
    compliance with applicable laws;

    •
    agreements with affiliates;

    •
    absence of certain changes or events since December 31, 2005;

    •
    compliance with the Employee Retirement Income Securities Act of 1974, as amended, and other employee benefit matters;

    •
    real estate matters;

    •
    intellectual property matters;

    •
    tax matters;

    •
    environmental matters;

    •
    material contracts;

    •
    insurance matters;

    •
    board and stockholder approval of the merger agreement and related transactions;

    •
    anti-takeover statutes; and

    •
    fairness opinion of SunTrust Robinson Humphrey.

        Many of the Company's representations and warranties are qualified by a material adverse effect standard. For purposes of the merger agreement, a "Company material adverse effect" is defined to mean any event, circumstance, development, change or effect that is, individually or in the aggregate, materially adverse to the business, financial condition, assets or results of operations of the Company and its subsidiaries, taken as a whole, other than (i) any failure to meet internal or published projections, forecasts or revenue or earning predictions for any period (provided that the underlying causes of such failure shall be considered in determining whether there is a Company material adverse effect) and (ii) any change, circumstance, event or effect resulting from any of the following:

    (A)
    changes in general economic or political conditions or the securities, credit or financial markets in general;

    (B)
    general changes or developments in the industries in which the Company and its subsidiaries operate, including general changes in law or regulation across such industries;

    (C)
    any acts of terrorism or war (other than to the extent that any of the foregoing causes any damage or destruction to, or renders unusable, any facility or property of the Company or any of its subsidiaries);

    (D)
    the announcement of the execution of the merger agreement or the pendency of consummation of the merger; and

    (E)
    changes in generally accepted accounting principles or the interpretation thereof;

except, in the case of the foregoing clauses (A), (B) and (C), to the extent such changes or developments referred to therein would reasonably be expected to have a materially disproportionate impact on the Company and its subsidiaries, taken as a whole.

Conduct of Business Pending the Merger

        We have agreed in the merger agreement that, until the consummation of the merger, except as expressly consented to in writing by Parent (which consent shall not be unreasonably withheld or delayed), the business of the Company and its subsidiaries will be conducted in the ordinary course of business consistent with past practice. In addition, the Company will, and will cause each of its subsidiaries to, use reasonable best efforts consistent with past practice to preserve substantially intact the business organization of the Company and its subsidiaries, to keep available the services of our present officers and key employees and to maintain the current relationships of the Company and its subsidiaries with customers, suppliers and others with which the Company or any of its subsidiaries has material business relationships.

        The Company has also agreed that, until the consummation of the merger, except as expressly contemplated or permitted by the merger agreement or consented to in writing by Parent and Merger Co (which consent will not be unreasonably withheld or delayed), the Company will not, and will not permit any of its subsidiaries to:

    •
    amend or otherwise change its certificate of incorporation or bylaws;

    •
    issue, deliver, sell, transfer, dispose of, pledge or encumber any shares of its capital stock or equity interests, any other voting securities or any securities convertible into, or any rights, warrants or options to acquire, any such shares of capital stock or equity interests, voting securities or convertible securities, other than in connection with (i) certain grants to employees, consultants and directors of the Company or its subsidiaries, in the ordinary course of business, of stock options not to exceed 250,000 options and shares of restricted stock not to exceed 100,000 shares in the aggregate, (ii) the exercise of stock options outstanding on the date of the merger agreement, (iii) the vesting of restricted stock units outstanding on the date of the merger agreement, (iv) the exercise of rights to purchase shares of common stock outstanding under the Company's Employee Stock Purchase Plan as of the date of the merger agreement or (v) the conversion of the Convertible Notes;

    •
    declare, set aside, make or pay any dividend or other distribution, payable in cash, stock, property or otherwise, with respect to any of its capital stock or equity interests, except for dividends by any direct or indirect wholly-owned subsidiary to the Company or any other wholly-owned subsidiary;

    •
    other than in the case of wholly-owned subsidiaries and other than cashless exercises of stock options or the withholding of restricted stock units in accordance with their terms, reclassify, combine, split, subdivide or redeem, or purchase or otherwise acquire, directly or indirectly, any capital stock or equity interests of the Company or any of its subsidiaries;

    •
    acquire (including by merger, consolidation, or acquisition of stock or assets or any other business combination) any corporation, partnership, other business or business organization or any division or business unit thereof;

    •
    incur, guarantee, modify, repurchase, prepay or redeem any indebtedness other than in connection with repayments with respect to the Company's existing credit facilities;

    •
    in 2006, authorize, make or make any commitment with respect to, any single capital expenditure which is in excess of $750,000 or capital expenditures which are, in the aggregate, in excess of $10,000,000, and in any fiscal quarter of 2007, authorize, make or make any commitment with respect to, capital expenditures which are, in the aggregate, in excess of $12,000,000;

    •
    enter into any new line of business;

    •
    other than in the ordinary course of business or pursuant to contracts existing as of the date of the merger agreement providing for advances to Company employees, make any loans,

      advances or capital contributions to, or investments in, persons other than wholly-owned subsidiaries of the Company;

    •
    other than in the ordinary course of business and consistent with past practice, sell, lease, license, encumber or otherwise dispose of (by merger, consolidation, sale of stock or assets or otherwise) any of its material assets;

    •
    adopt or enter into a plan of complete or partial liquidation, dissolution, restructuring, recapitalization or other reorganization of the Company or any of its subsidiaries (other than the merger);

    •
    take certain actions with respect to compensation and employee benefits, including:

    •
    increase the salary, wages, benefits, bonuses or other compensation payable or to become payable to its current or former directors or officers, except for increases required under employment agreements existing on the date of the merger agreement and disclosed to Parent;

    •
    materially increase the salary, wages, benefits, bonuses or other compensation payable or to become payable to its current or former employees, except for increases required under employment agreements existing on the date of the merger agreement;

    •
    enter into any employment, change of control or severance agreement with, or establish, adopt, enter into or materially amend any benefits plan, bonus, profit sharing, thrift, stock option, restricted stock, pension, retirement, welfare, deferred compensation, employment, change of control, termination, severance or other benefit plan, agreement, policy or arrangement for the benefit of, any current or former director, officer or employee;

    •
    accelerate the payment of any compensation or benefit under the Company's employee benefits plans;

    •
    grant any new awards under the Company's employee benefits plans, including stock plans;

        except, in each case, in the ordinary course of business, consistent with past practices with respect to employees that are not officers or directors, or as may be required by the terms of any such plan, agreement, policy or arrangement in effect on the date of the merger agreement or as may be required by applicable law;

    •
    other than in the ordinary course of business consistent with past practice or except to the extent required by law, make or change any material tax election, settle or compromise any material tax liability of the Company or any of its subsidiaries, agree to an extension of the statute of limitations with respect to the assessment or determination of material taxes of the Company or any of its subsidiaries, file any amended tax return with respect to any material tax, enter into any closing agreement with respect to any material tax or surrender any right to claim a material tax refund;

    •
    make any change in financial accounting methods or method of income tax accounting, principles or practices materially affecting the reported consolidated assets, liabilities or results of operations of the Company and its subsidiaries, except insofar as may have been required by a change in U.S. generally accepted accounting principles, or GAAP, or law;

    •
    write up, write down or write off the book value of any of its assets, other than (i) in the ordinary course of business and consistent with past practice or (ii) as may be required by GAAP;

    •
    waive, settle or satisfy any material claim, other than in the ordinary course of business and consistent with past practice or that otherwise do not exceed $1,000,000 in the aggregate (net of insurance recoveries);

    •
    enter into any agreement that restricts its ability to engage or compete in any line of business in any respect material to the business of the Company and its subsidiaries, taken as a whole;

    •
    other than in the ordinary course of business consistent with past practice, and on terms not materially adverse to the Company and its subsidiaries taken as a whole, enter into, amend or modify in any material respect, cancel or consent to the termination of any "specified contract" (certain Company contracts as specified and defined in the merger agreement) or any contract that would be such a specified contract if in effect on the date of the merger agreement;

    •
    enter into, renew or amend in any material respect any transaction, agreement, arrangement or understanding between (i) the Company or any of its subsidiaries, on the one hand, and (ii) any affiliate of the Company (other than any of the Company's subsidiaries), on the other hand, of the type that would be required to be disclosed under Item 404 of Regulation S-K;

    •
    (i) assign, transfer, license or sublicense, mortgage or encumber, abandon, permit to lapse, or otherwise dispose of any material intellectual property, except for non-exclusive licenses or non-exclusive sublicenses of owned intellectual property in the ordinary course of business, or (ii) fail to pay any fee, take any action or make any filing reasonably necessary to maintain the material intellectual property listed on a disclosure schedule to the merger agreement;

    •
    (i) take any action that would reasonably be likely to prevent or materially delay satisfaction of the mutual closing conditions and the closing conditions to the obligations of Parent and Merger Co or the consummation of the merger, or (ii) take any action that would have or would reasonably be expected to have a material adverse effect; or

    •
    announce an intention, agree or commit to do any of the foregoing.

Efforts to Complete the Merger

        Subject to the terms and conditions set forth in the merger agreement, each of the parties to the merger agreement has agreed to use its reasonable best efforts to take, or cause to be taken, all actions, to file, or cause to be filed, all documents, and to do or cause to be done all things necessary, proper or advisable to consummate the transactions contemplated by the merger agreement, including preparing and filing as promptly as practicable all documentation to effect all necessary filings, consents, waivers, approvals, authorizations, permits or orders from all governmental authorities or other persons.

        If any objections are asserted with respect to the transactions contemplated by the merger agreement under any law or if any suit is instituted (or threatened to be instituted) by any governmental authority or private party challenging any of the transactions or which would otherwise prevent, materially impede or materially delay the consummation of the transactions, each of Parent, Merger Co and the Company is required to use its reasonable best efforts to resolve any such objections or suits so as to permit consummation of the transactions, including in order to resolve such objections or suits which, in any case if not resolved, would reasonably be expected to prevent, materially impede or materially delay the consummation of the merger or the transactions contemplated by the merger agreement. In no event, however, will any party to the merger agreement be required to, and the Company may not without the prior written consent of Parent, take any actions to resolve any objections or suits of governmental authorities which actions would reasonably be expected, individually or in the aggregate, to have a material adverse effect on the Company.

        Parent has agreed to use its reasonable best efforts to arrange the debt financing to fund the proposed merger and related transactions contemplated by the debt financing commitments executed in connection with the merger agreement and to cause its financing sources to fund the financing required to consummate the proposed merger. The Company has agreed to cooperate in connection with the financing. See "The Transaction—Financing of the Merger" for a description of the financing arranged by Parent to fund the proposed merger and related transactions.

        As promptly as reasonably practicable after the request of Parent, if any, the Company will commence a consent solicitation and/or debt tender offer for its outstanding Senior Subordinated Convertible Notes due 2035, or will cooperate with Parent in connection with any consent solicitation and/or debt tender offer by Parent or Merger Co, in each case, on such reasonable terms and conditions as proposed by Parent. However, any consent solicitation and/or debt tender offer shall not require payment for the notes and/or the consents to be made prior the effective time of the merger. The closing of any debt tender offer will be contingent upon the simultaneous completion of the proposed merger. Simultaneously with the completion of the proposed merger, Parent or Merger Co will provide to the Company the funds necessary to consummate any debt tender offer and/or consent solicitation (including the payment of all applicable premiums, consent fees and all related fees and expenses).

Marketing Period

        Unless otherwise agreed by the parties to the merger agreement, the parties are required to close the merger on the third business day after the satisfaction or waiver of the conditions described under "—Conditions to the Merger" below, provided that if the marketing period has not ended at such time, the parties are obligated to close the merger on the date following the satisfaction or waiver of such conditions that is specified by Parent on no less than three business days' notice to the Company, such date to occur no later than five calendar days after the final day of the marketing period.

        For purposes of the merger agreement, "marketing period" means the first period of twenty (20) consecutive business days after the execution of the Merger Agreement throughout which:

    •
    Parent has financial information of the type that is required or customarily would be included in connection with Parent's debt financing of the merger;

    •
    the Company has filed reports under the securities laws as may be customary in connection with Parent's debt financing of the merger; and

    •
    both the mutual closing conditions and the conditions to the obligations of Parent and Merger Co (other than delivery of an officer's certificate by the Company) to complete the merger are satisfied and nothing has occurred and no condition exists that would cause any of such conditions to fail to be satisfied assuming the closing were to be scheduled for any time during such twenty consecutive business day period.

        If the marketing period would not end on or prior to December 15, 2006, the marketing period will be deemed to commence no earlier than January 2, 2007. In addition, the marketing period will not be deemed to have commenced if, prior to the completion of the marketing period, PricewaterhouseCoopers LLP shall have withdrawn its audit opinion with respect to any financial statements contained in our reports filed with the SEC since August 31, 2003.

        The purpose of the marketing period is to provide the Sponsors a reasonable and appropriate period of time during which they can market and place the permanent debt financing contemplated by the debt financing commitments for the purposes of financing the merger. Parent has agreed:

    •
    to use reasonable best efforts to arrange the debt financing as promptly as practicable taking into account the expected timing of the marketing period and the termination date and to satisfy on a timely basis all conditions applicable to Parent in the debt financing commitments; and

    •
    in the event that any portion of the debt financing becomes unavailable on the terms and conditions contemplated in the debt financing commitments, to use its reasonable best efforts to arrange alternative financing on terms no less favorable to Parent with respect to conditions precedent to the debt financing (as determined in its reasonable judgment) as promptly as practicable but no later than five calendar days after the last day of the marketing period.

Employee Benefits

        For one year after the effective time of the merger, the surviving corporation will provide each employee of the Company and its subsidiaries with base salary and incentive compensation opportunities (other than equity-based compensation) that are substantially comparable in the aggregate to those provided to such employees immediately prior to the effective time of the merger, and with employee benefits (other than equity-based compensation) that are substantially comparable in the aggregate to those provided to such employees immediately prior to the effective time of the merger.

        Employees of the Company and its subsidiaries will receive credit for their services with the Company and any of its subsidiaries (including for purposes of eligibility to participate, vesting, benefit accrual and eligibility to receive benefits, but excluding benefit accruals under any defined benefit pension plan) under any employee benefit plan, program or arrangement established or maintained by Parent, the surviving corporation or any of their subsidiaries after the effective time of the merger to the same extent recognized by the Company or its subsidiaries under comparable plans prior to the effective time of the merger.

        From and after the effective time of the merger, Parent will cause the surviving corporation and its subsidiaries to honor and perform our change in control protection plan for non-employee directors, executive officers and certain other employees.

        No new offering periods under the Company's Employee Stock Purchase Plan, or ESPP, will be commenced following the execution date of the merger agreement. The final exercise under the ESPP will have occurred at the conclusion of the offering period in effect at the time of the execution of the merger agreement. Immediately prior to the effective time of the merger, the ESPP will be terminated.

Indemnification and Insurance

        For a period of six years after the effective time of the merger, unless otherwise required by applicable law, the certificate of incorporation and bylaws (or equivalent organizational documents) of the surviving corporation and its subsidiaries shall contain provisions no less favorable with respect to the indemnification of and advancement of expenses to directors and officers than are set forth in the certificate of incorporation or bylaws (or equivalent organizational documents) of the Company (or the relevant subsidiary) as in effect on the date of the merger agreement. Parent will and will cause the surviving corporation to indemnify, and advance expenses (including, but not limited to, legal expenses and the cost of any investigation) to, each present and former director or officer of the Company and each subsidiary (which we refer to as an indemnified party), in and to the extent of their capacities as such and not as stockholders of the Company or any subsidiary, in respect of actions, omissions or events through the effective time of the merger to the fullest extent permitted by law. Parent will, and will cause the surviving corporation to, honor and perform under all indemnification agreements entered into by the Company or any of its subsidiaries prior to the date of the merger agreement.

        The surviving corporation shall either:

    •
    cause to be obtained and shall maintain a "tail" insurance policy with a claims period of at least six years from the effective time of the merger with respect to directors' and officers' liability insurance in amount and scope, and with other material terms and conditions, at least as favorable as the Company's existing policies for claims arising from facts or events that occurred prior to the effective time of the merger; or

    •
    maintain the existing officers' and directors' liability insurance policies maintained by the Company (provided that the surviving corporation may substitute therefor policies of at least the same coverage containing terms and conditions that are not less favorable to the indemnified parties) for a period of six years after the effective time of the merger so long as, in either case, the annual premium therefor is not in excess of 300% of the last annual premium paid prior to the date of the merger agreement; provided, however, that if the existing officers' and directors' liability insurance policies expire, are terminated or cancelled during such six-year period or require an annual premium in excess of 300% of the current premium paid by the Company for such insurance, the Company will obtain as much coverage as can be obtained for the remainder of such period for a premium not in excess of 300% (on an annualized basis) of such current premium.

Restrictions on Solicitations of Other Offers

        Pursuant to the merger agreement, prior to 11:59 p.m. (EST), on November 8, 2006, we (acting under the direction of the Special Committee) were permitted to:

    •
    initiate, solicit and encourage acquisition proposals (including by way of providing non-public information); provided that we promptly provide to Parent any material non-public information concerning us or our subsidiaries that is provided to any person given such access which has not been provided to Parent; and

    •
    enter into and maintain discussions or negotiations with respect to acquisition proposals or otherwise cooperate with or assist or participate in, or facilitate any such inquiries, proposals, discussions or negotiations.

        Subject to the immediately preceding paragraph, we have agreed not to:

    •
    initiate, solicit or knowingly encourage (including by way of providing information or providing access to its properties, books, records or personnel) the submission of any inquiries, proposals or offers or any other efforts or attempts that constitute or may reasonably be expected to lead to, any acquisition proposal for us or engage in any discussions or negotiations with respect thereto or otherwise knowingly cooperate with or knowingly assist or participate in, or knowingly facilitate any such inquiries, proposals, discussions or negotiations; or

    •
    subject to limited exceptions, modify, waive, amend or release any standstill, confidentiality or similar agreements entered into by the Company or any of its subsidiaries prior to the date of the merger agreement or any confidentiality agreement entered into by the Company or any of its subsidiaries between the date of the merger agreement and the effective time of the merger;

    •
    neglect to enforce the provisions of any such standstill, confidentiality or similar agreements; or

    •
    approve or recommend, or publicly propose to approve or recommend, any acquisition proposal or enter into any merger agreement, letter of intent, agreement in principle, share purchase agreement, asset purchase agreement or share exchange agreement, option agreement or other similar agreement providing for or relating to any acquisition proposal or enter into any agreement or agreement in principle requiring us to abandon, terminate or fail to consummate the transactions contemplated by the merger agreement or breach our obligations under the merger agreement or resolve or authorize or propose or agree to do any of the foregoing.

        In addition, as of 11:59 p.m. (EST), on November 8, 2006, we agreed to cease and terminate with all persons any solicitations, encouragements, discussions or negotiations existing at such time, unless the acquisition proposal offered by such person met the requirements in the following paragraph (and only for so long as such proposal continues to meet those requirements). However, as of the end of the solicitation period on November 8, 2006, no party had submitted an acquisition proposal.

        Notwithstanding the aforementioned restrictions, at any time prior to the approval of the merger agreement by our stockholders, we are permitted to engage in discussions or negotiations with, or provide any non-public information to any party to the extent that:

    •
    we receive from such party an acquisition proposal not solicited in violation of the prohibitions described above and which the board of directors (acting through the special committee if such committee still exists) believes in good faith to be bona fide;

    •
    our board of directors (acting through the special committee if such committee still exists) determines in good faith, after consultation with its independent financial advisors and outside legal counsel, that the acquisition proposal constitutes or could reasonably be expected to result in a superior proposal; and

    •
    after consultation with its outside counsel, our board of directors (acting through the special committee if such committee still exists) determines in good faith that the failure to take such action would be inconsistent with its fiduciary duties under applicable law.

In such cases, we (i) will not, and will not allow our representatives to, disclose any non-public information to such person without entering into a confidentiality agreement on terms no more favorable to such person than those contained in the confidentiality agreements entered into with the Sponsors (provided that such confidentiality agreements may permit such person to disclose information concerning the Company to such person's potential debt financing sources (and to the extent permitted by the special committee in accordance with the merger agreement, potential equity financing sources as well)) and (ii) will promptly provide to Parent any non-public information concerning us or our subsidiaries provided to such other person which has not been provided to Parent.

        From and after 11:59 p.m. (EST), on November 8, 2006, we will within 24 hours notify Parent in the event we receive an acquisition proposal from a person or group of related persons, including the material terms and conditions thereof, and will keep Parent apprised as to the status and any material developments, discussions and negotiations concerning the same on a current basis (and in any event no later than 24 hours after the occurrence of such developments, discussions or negotiations). Without limiting the foregoing, we will within 24 hours notify Parent orally and in writing if we determine to begin providing information or to engage in negotiations concerning an acquisition proposal from a person or group of related persons. Within 24 hours of 11:59 p.m. (EST), on November 8, 2006, we will notify Parent of the number of parties who have submitted an acquisition proposal as of such date that meets the requirements for permitted discussions and negotiations as set forth in the preceding paragraph and provide Parent a written summary of the material terms and conditions of each such acquisition proposal received from such parties and, thereafter, keep Parent apprised as to the status and material developments, discussions and negotiations concerning the same on a current basis (and in any event no later than 24 hours after the occurrence of such developments, discussions or negotiations).

        An "acquisition proposal" means any inquiry, proposal or offer from any person or group of persons (other than Parent, Merger Co or their respective affiliates) relating to any direct or indirect acquisition or purchase of 15% or more of the assets, net revenues or net income of us and our subsidiaries, taken as a whole, or 15% or more of any class of our equity securities then outstanding, any tender offer or exchange offer that if consummated would result in any person beneficially owning 15% or more of any class of our equity securities then outstanding, or any merger, reorganization, consolidation, share exchange, business combination, recapitalization, liquidation, dissolution or similar transaction involving us (or any of our subsidiaries whose business constitutes 15% or more of the assets, net revenues or net income of our and our Subsidiaries, taken as a whole), other than as contemplated by the merger agreement.

        A "superior proposal" means an acquisition proposal for us not solicited in violation of the merger agreement that relates to an acquisition of more than 50% of the outstanding common stock of the Company or more than 50% of the assets, net revenues or income of the Company and its subsidiaries, taken as a whole, that our board of directors (acting through, or based upon the advice of, the special committee, if such committee still exists) in good faith determines, would, if consummated, result in a transaction that is more favorable from a financial point of view to the stockholders than the transactions contemplated in the merger agreement (x) after receiving the advice of SunTrust Robinson Humphrey, or another nationally recognized financial advisor, (y) after taking into account the likelihood of consummation of such transaction on the terms set forth therein (as compared to the terms in the merger agreement, as such terms may be adjusted as provided in the merger agreement) and (z) after taking into account all appropriate legal (with the advice of outside counsel), financial (including the financing terms of any such proposal), regulatory or other aspects of such proposal.

Recommendation Withdrawal/Termination in Connection with a Superior Proposal

        Our board of directors (acting through, or based upon the advice of, the special committee if such committee still exists) may also, at any time prior to the approval of the merger agreement by our stockholders:

    •
    (i) withdraw (or modify or qualify in a manner adverse to Parent or Merger Co), or publicly propose to withdraw (or modify or qualify in a manner adverse to Parent or Merger Co), its recommendation that the stockholders of the Company adopt the merger agreement, (ii) take any other action or make any other public statement in connection with the special meeting inconsistent with such recommendation or (iii) approve or recommend, or propose publicly to approve or recommend, any acquisition proposal (the foregoing actions are referred to as a "recommendation withdrawal"); or

    •
    terminate the merger agreement and enter into a definitive agreement,

in each case, with respect to a superior proposal if it determines in good faith (after consultation with its legal advisors) that failure to do so would be inconsistent with its fiduciary duties under applicable law; but only after (i) we give written notice to Parent and Merger Co at least 72 hours in advance of our intention to do so and (ii) prior to effecting such action, during such 72 hour period, we negotiate with (and cause our financial and legal advisors to negotiate with) Parent and Merger Co in good faith (to the extent Parent and Merger Co desire to negotiate) to make such adjustments in the terms and conditions of the merger agreement so that such acquisition proposal ceases to constitute a superior proposal. In addition, in the event we terminate the merger agreement and enter into a definitive agreement with respect to a superior proposal, we must concurrently with such termination pay to Parent the termination fee as described in further detail below in "—Termination Fees; Expense Reimbursement."

Conditions to the Merger

        Conditions to Each Party's Obligations.    Each party's obligation to complete the merger is subject to the satisfaction or waiver of the following conditions:

    •
    the merger agreement must have been adopted by a majority of the outstanding shares of Open Solutions' common stock entitled to vote thereon;

    •
    any applicable waiting period (and any extension thereof) under the Hart-Scott-Rodino Act or other material antitrust laws shall have expired or been terminated, and any approvals required thereunder shall have been obtained; and

    •
    no governmental authority shall have enacted, issued, promulgated, enforced or entered into any injunction, order, decree or ruling (whether temporary, preliminary or permanent) which has the effect of making consummation of the merger illegal or otherwise preventing or prohibiting consummation of the merger.

        Conditions to Parent's and Merger Co's Obligations.    The obligation of Parent and Merger Co to complete the merger is subject to the satisfaction or waiver of the following additional conditions:

    •
    the Company's representations and warranties with respect to certain matters relating to the Company's capitalization and authority must be true in all material respects as of the effective time of the merger as if made at and as of the effective time (except to the extent that any representations expressly speaks as of an earlier date, in which case, such representation shall be true and correct as of such earlier date);

    •
    all other representations and warranties made by the Company in the merger agreement, with the exception of those listed above, must be true and correct as of the effective time of the merger as if made at and as of such time (without giving effect to any qualification as to material adverse effect, materiality or similar qualifiers set forth in such representations and warranties), except where the failure to be so true and correct, individually or in the aggregate, has not had, and would not reasonably be expected to have, a material adverse effect on the Company; provided that any representations made by the Company as of a specific date need only be so true and correct (disregarding any material adverse effect, materiality or similar qualifiers) as of the date made;

    •
    the Company must have performed or complied in all material respects with all agreements and covenants that the Company is required to perform under the merger agreement at or prior to the effective time of the merger;

    •
    the Company must have delivered to Parent and Merger Co at closing a certificate with respect to the satisfaction of the foregoing conditions relating to representations, warranties, agreements and covenants; and

    •
    since the date of the merger agreement, there must not have occurred any event, circumstance, development, change or effect that has had, or would reasonably be expected to have, a Company material adverse effect.

        Conditions to the Company's Obligations.    The Company's obligation to complete the merger is subject to the satisfaction or waiver of the following further conditions:

    •
    the representations and warranties made by Parent and Merger Co in the merger agreement must be true and correct as of the effective time of the merger as if made at and as of such time (without giving effect to any qualification as to material adverse effect, materiality or similar qualifiers set forth in such representations and warranties), except where the failure to be so true and correct, individually or in the aggregate, would not prevent the consummation of the merger or prevent Parent or Merger Co from performing their obligations under the merger; provided that any representations made by Parent or Merger Co as of a specific date need only be so true and correct (disregarding any material adverse effect, materiality or similar qualifiers) as of the date made;

    •
    Merger Co must have performed or complied in all material respects with all agreements and covenants that it is required to perform under the merger agreement at or prior to the effective time of the merger; and

    •
    Merger Co must have delivered to the Company at closing a certificate with respect to the satisfaction of the foregoing conditions relating to representations, warranties, agreements and covenants.

Termination of the Merger Agreement

        The merger agreement may be terminated at any time prior to the consummation of the merger, whether before or after stockholder approval has been obtained:

    •
    by mutual written consent of the Company and Parent;

    •
    by either the Company or Parent, if:

    •
    the merger is not consummated on or before March 31, 2007, unless such failure is the result of, or caused by, the terminating party's failure to observe any obligation under the merger agreement;

    •
    there is any final and nonappealable injunction, order, decree or ruling that makes consummation of the merger illegal or otherwise prevents or prohibits the consummation of the merger; or

    •
    our stockholder, at the special meeting or at any adjournment thereof, fail to adopt the merger agreement;

    •
    by Parent if:

    •
    we have breached any of our representations, warranties, covenants or agreements under the merger agreement which would give rise to the failure of certain conditions to closing and where that breach has not been, or cannot be, cured on or before March 31, 2007; provided that neither Parent nor Merger Co is then in material breach of the merger agreement so as to cause certain conditions to closing to not be satisfied; or

    •
    our board of directors or the special committee (i) effects a recommendation withdrawal or publicly proposes a recommendation withdrawal; (ii) approves or recommends to the stockholders of the Company an acquisition proposal for us other than the merger contemplated by the merger agreement, or shall have resolved to effect the foregoing; or (iii) fails to include the recommendation in our proxy statement in connection with the merger;

    •
    by the Company if:

    •
    Parent or Merger Co has breached any of its representations, warranties, covenants or agreements under the merger agreement which would give rise to the failure of certain conditions to closing and where that breach has not been, or cannot be, cured on or before March 31, 2007, provided that the Company is not in material breach of the merger agreement so as to cause the closing conditions relating to Parent and Merger Co's obligations to consummate the merger not to be satisfied;

    •
    prior to obtaining stockholder approval, we terminate the merger agreement in order to enter into an agreement with respect to a superior proposal, provided that the Company complies with the terms described above in "—Recommendation Withdrawal/Termination in Connection with a Superior Proposal," including that the Company pays to Parent concurrently with termination the termination fee described below; or

      •
      if all conditions to the obligations of Parent and Merger Co (other than delivery of an officer's certificate) have been satisfied and Parent fails to consummate the merger no later than five calendar days after the final day of the marketing period.

Termination Fees; Expense Reimbursement

  Payable by the Company

        We have agreed to reimburse Parent's actual and reasonably documented out-of-pocket fees and expenses incurred on or prior to the termination the merger agreement in connection with the transactions contemplated by the merger agreement, up to a maximum of $5 million, if no termination fee is otherwise payable and the merger agreement is terminable or was terminable:

    •
    by either the Company or Parent because of the failure to receive Company stockholder approval at the special meeting or any adjournment thereof; or

    •
    by Parent because of a material breach of our representations, warranties, covenants or agreements such that the closing conditions would not be satisfied and such breach has not been or cannot be cured on or before March 31, 2007, or, in either case, we terminate the merger agreement in accordance with its terms at a time when the merger agreement was terminable for either of the foregoing reasons.

        If we terminate the merger agreement (other than by mutual agreement of the parties), or the merger agreement is terminated by Parent under the conditions described in further detail below, we must pay a termination fee at the direction of Parent. The termination fee is $30 million. If we terminated the merger agreement in accordance with its terms in order to enter into a definitive agreement with respect to an acquisition proposal on or prior to 11:59 p.m., New York time, on November 8, 2006, such termination fee would have been $12 million.

        We must pay a termination fee at the direction of Parent if:

    •
    we terminate the merger agreement, prior to the stockholders meeting, because we receive an acquisition proposal which we determine to be a superior proposal, but only after we have provided notice to Parent regarding the superior proposal and provided Parent with at least a 72 hour period, during which time we must negotiate in good faith with Parent, to enable Parent to make an offer that results in the other acquisition proposal no longer being a superior proposal;

    •
    Parent terminates the merger agreement because

    •
    our board of directors or the special committee withdraws (or modifies or qualifies in a manner adverse to Parent or Merger Co), or publicly proposes to withdraw (or modify or qualify in a manner adverse to Parent or Merger Co), its recommendation that our stockholders adopt the merger agreement or takes any other action or makes any other public statement inconsistent with such recommendation or approves or recommends, or proposes to publicly approve or recommend any acquisition proposal for us;

    •
    our board of directors or the special committee approves or recommends to our stockholders an acquisition proposal for us other than the merger contemplated by the merger agreement, or shall have resolved to effect the foregoing; or

    •
    we fail to include in our proxy statement the recommendation of our board of directors that our stockholders adopt the merger agreement; or

    •
    the merger agreement is terminated (i) by us or Parent because the Company's stockholders fail to approve the merger agreement, (ii) by Parent because we have breached any of our representations, warranties, covenants or agreements under the merger agreement which would give rise to the failure of certain conditions to closing and where that breach has not been, or cannot be, cured on or before March 31, 2007 (provided that neither Parent nor Merger Co is then in material breach of the merger agreement so as to cause certain conditions to closing to not be satisfied) or (iii) by us or Parent because the transactions have not been consummated by March 31, 2007; and

      •
      prior to the event giving rise to the termination, a bona fide acquisition proposal involving the purchase of more than 50% of the outstanding common stock or more than 50% of the assets, net revenues or income of the Company and its subsidiaries, taken as a whole, is publicly announced or publicly made known (and in the case of a termination pursuant to clause (i) above not both publicly withdrawn and publicly rejected by the board, in each case, at least twenty business days prior to the special meeting); and within 12 months after the termination, the Company enters into a definitive agreement with respect to, or consummates, any acquisition proposal involving the purchase of more than 50% of the outstanding common stock or more than 50% of the assets, net revenues or income of the Company and its subsidiaries, taken as a whole (whether or not the same as that originally publicly announced or publicly made known); or

      •
      within 12 months after the termination, the Company enters into a definitive agreement with respect to, or consummates, any acquisition proposal involving the purchase of more than 50% of the outstanding common stock or more than 50% of the assets, net revenues or income of the Company and its subsidiaries, taken as a whole, involving a person or any of its affiliates that entered into a confidentiality agreement with respect to the Company or any of its subsidiaries prior to such termination.

      If we are obligated to pay a termination fee under this scenario, any amounts previously paid to Parent as expense reimbursement will be credited toward the termination fee amount payable by us.

  Payable by Parent

        Parent has agreed to pay us a termination fee of $30 million if:

    •
    we terminate the merger agreement because Parent or Merger Co has breached any of its representations, warranties, covenants or agreements under the merger agreement which would give rise to the failure of certain of the Company's conditions to closing to be satisfied and where that breach has not been, or cannot be, cured by March 31, 2007 (provided that we are not then in material breach of the merger agreement so as to cause certain conditions to closing to not be satisfied) and no facts or circumstances exist that would reasonably be expected to cause Parent and Merger Co's conditions to closing not to be satisfied; or

    •
    we terminate the merger agreement because certain conditions to the obligations of Parent and Merger Co have been satisfied and Parent fails to consummate the merger no later than five calendar days after the final day of the marketing period.

Amendment, Extension and Waiver

        The parties may amend the merger agreement at any time; provided, however, that after we have obtained our stockholders' approval of the merger, there shall be no amendment that by law requires further approval by our stockholders without such approval having been obtained. All amendments to the merger agreement must be in writing signed by the Company, Parent and Merger Co.

        At any time before the consummation of the merger, each of the parties to the merger agreement may, by written instrument:

    •
    extend the time for the performance of any obligation or other act of any other party;

    •
    waive any inaccuracy in the representations and warranties of any other party contained in the merger agreement or in any document delivered pursuant to the merger agreement; or

    •
    subject to the requirements of applicable law, waive compliance with any agreement of any other party or any condition to its own obligations contained in the merger agreement.

MARKET PRICE OF THE COMPANY'S COMMON STOCK

        Our common stock is publicly traded on the NASDAQ National Market under the symbol "OPEN". The following table sets forth the high and low sales prices per share of our common stock on the NASDAQ National Market for the periods indicated.

Market Information

	High Price	Low Price
Fiscal Year Ended December 31, 2004
1st Quarter	$26.07	$17.40
2nd Quarter	$25.75	$19.42
3rd Quarter	$25.86	$20.33
4th Quarter	$28.60	$23.66
Fiscal Year Ended December 31, 2005
1st Quarter	$25.07	$19.09
2nd Quarter	$20.54	$17.49
3rd Quarter	$23.96	$20.37
4th Quarter	$24.45	$19.23
Fiscal Year Ended December 31, 2006
1st Quarter	$29.78	$22.99
2nd Quarter	$31.14	$24.30
3rd Quarter	$30.26	$26.47
4th Quarter (through November 16, 2006)	$37.56	$28.02

        The closing sale price of our common stock on the NASDAQ National Market on October 13, 2006, which was the last trading day before we announced the merger, was $30.28 per share. On            , 2006, the last trading day before the date of this proxy statement, the closing price for the Company's common stock on the NASDAQ National Market was $            per share. You are encouraged to obtain current market quotations for the Company's common stock in connection with voting your shares.

        As of            , 2006, the last trading day before the date of this proxy statement, there were there were approximately            record holders of our common stock.

        The Company has never paid dividends to holders of its common stock. The Company is restricted in its ability to declare and pay dividends by the merger agreement prior to the consummation of the merger and by the acquisition financing described under the caption "The Transaction—Financing" following consummation of the merger.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

        The following table sets forth certain information regarding beneficial ownership of our common stock as of October 31, 2006 (except as noted below) by (i) each person known to us to own beneficially more than five percent of our common stock, (ii) our executive officers, (iii) each director and (iv) all directors and executive officers as a group. The number of shares of common stock beneficially owned by each person or entity is determined in accordance with the applicable rules of the SEC, and includes voting or investment power with respect to shares of our common stock. The information is not necessarily indicative of beneficial ownership for any other purpose. Shares of our common stock issuable under stock options that are exercisable currently or within 60 days of October 31, 2006 or that may be delivered upon vesting of restricted stock or restricted stock units currently or within 60 days of October 31, 2006 are deemed beneficially owned for computing the percentage ownership of the person holding the stock options or restricted stock units, but are not deemed outstanding for computing the percentage ownership of any other person. Unless otherwise indicated, to our knowledge, all persons named in the table have sole voting and investment power with respect to their shares of common stock, except to the extent authority is shared by spouses under community property laws. Unless otherwise indicated, the address of all directors and executive officers is c/o Open Solutions Inc., 455 Winding Brook Drive, Glastonbury, Connecticut 06033. The inclusion of any shares deemed beneficially owned in this table does not constitute an admission of beneficial ownership of those shares.

	Shares of Common Stock Beneficially Owned
Name of Beneficial Owner
	Shares(1)%
5% Stockholders
Anchor Capital Advisors, Inc.(2) One Post Office Square Boston, MA 02109	2,127,203	10.5%
Artisan Partners Limited Partnership(3) 875 East Wisconsin Avenue, Suite 800 Milwaukee, WI 53202	1,711,200	8.4%
T. Rowe Price Associates, Inc.(4) 100 E. Pratt Street Baltimore, MD 21202	1,431,800	7.1%
Massachusetts Financial Services Company(5) 500 Boylston Street Boston, MA 02116	1,408,100	6.9%
Executive Officers and Directors
Louis Hernandez, Jr.(6)	672,153	3.3%
Andrew S. Bennett	194,150	1.0%
Roswell M. Curtis III	20,000	*
David G. Krystowiak	61,373	*
Michael D. Nicastro	63,277	*
Kenneth J. Saunders	30,000	*
Douglas K. Anderson	79,357	*
Howard L. Carver(7)	19,697	*
Dennis F. Lynch	18,961	*
Samuel F. McKay	19,024	*
Carlos P. Naudon(8)	270,586	1.3%
Richard P. Yanak	15,044	*
All current directors and executive officers as a group (12 persons)	1,463,622	7.2%

*
Less than 1%.

(1)
Includes the following number of shares of our common stock issuable upon the exercise of outstanding stock options which may be exercised currently or within 60 days of October 31, 2006: Mr. Hernandez: 620,422; Mr. Bennett: 181,848; Mr. Krystowiak: 54,373; Mr. Nicastro: 57,697; Mr. Anderson: 19,441; Mr. Carver: 13,228; Mr. Lynch: 8,992; Mr. McKay: 10,242; Mr. Naudon: 10,242; Mr. Yanak: 10,242; and all directors and executive officers as a group: 986,727. Also includes the following number of restricted stock units that may vest and for which shares of our common stock may be delivered currently or within 60 days of October 31: Mr. Anderson: 2,302; Mr. Carver: 2,302; Mr. Lynch: 2,302; Mr. McKay: 2,302; Mr. Naudon: 2,302; Mr. Yanak: 2,302; and all directors and executive officers as a group: 13,812. Also includes the following number of restricted stock: Mr. Hernandez: 45,000; Mr. Bennett: 10,000; Mr. Curtis: 20,000; Mr. Krystowiak: 7,000; Mr. Nicastro: 5,000; Mr. Saunders: 30,000; Mr. Anderson: 2,500; Mr. Carver: 1,167; Mr. Lynch: 6,667; Mr. McKay: 2,500; Mr. Naudon: 2,500; Mr. Yanak: 2,500; and all directors and executive officers as a group: 134,834.

(2)
Based solely on a Schedule 13G filed with the SEC on June 6, 2006, which presents information as of May 31, 2006.

(3)
Based solely on a Schedule 13G filed with the SEC on January 27, 2006, which presents information as of December 31, 2005.

(4)
Based solely on a Schedule 13G/A filed with the SEC on November 13, 2006, which presents information as of October 31, 2006. Includes 550,000 shares held by T. Rowe Price New Horizons Fund, Inc.

(5)
Based solely on a Schedule 13G filed with the SEC on February 14, 2006, which presents information as of December 31, 2005.

(6)
Includes 5,883 shares held by Wendy Hernandez, Mr. Hernandez's spouse.

(7)
Includes 3,000 shares held by Sue Ellen Carver, Mr. Carver's spouse.

(8)
Includes 20,689 shares held by The Enrique S. Naudon Trust, 20,689 shares held by The Ignacio S. Naudon Trust, 13,793 shares held by The Huguette Rivet Trust, 6,251 shares held by The Eric P. Steingass Trust dtd 12/22/97 and 19,542 shares held by the Allister & Naudon Self-employed 401(k) Pension Plan, Fidelity Investments, CSDN FBO Jeffrey W. Allister. Mr. Naudon is a trustee of the Allister & Naudon Self-employed 401(k) Pension Plan, Fidelity Investments, CSDN FBO Jeffrey W. Allister and Susan Steingass, Mr. Naudon's spouse, is a trustee of The Enrique S. Naudon Trust, The Ignacio S. Naudon Trust, The Huguette Rivet Trust and The Eric P. Steingass Trust dtd 12/22/97. Mr. Naudon disclaims beneficial ownership of the shares held by The Enrique S. Naudon Trust, The Ignacio S. Naudon Trust, The Huguette Rivet Trust, The Eric P. Steingass Trust dtd 12/22/97 and the Allister & Naudon Self-employed 401(k) Pension Plan, Fidelity Investments, CSDN FBO Jeffrey W. Allister, except to the extent of his pecuniary interest therein.

RIGHTS OF APPRAISAL

        Under the DGCL, you have the right to demand appraisal of your shares and to receive, in lieu of the merger consideration, payment in cash for the fair value of your common stock of the Company as determined by the Delaware Court of Chancery, exclusive of any element of value arising from the accomplishment of the merger, together with a fair rate of interest. The Company's stockholders electing to exercise appraisal rights must strictly comply with the provisions of Section 262 of the DGCL in order to perfect their rights.

        The following is intended as a brief summary of the material provisions of the Delaware statutory procedures required to be followed by a stockholder in order to demand and perfect appraisal rights and is qualified in its entirety by reference to Section 262 of the DGCL, the full text of which appears in Annex C to this proxy statement.

        Section 262 requires that stockholders be notified that appraisal rights will be available not less than 20 days before the special meeting to vote on the adoption of the merger agreement. A copy of Section 262 must be included with such notice. This proxy statement constitutes the Company's notice to its stockholders of the availability of appraisal rights in connection with the merger in compliance with the requirements of Section 262. If you wish to consider exercising your appraisal rights, you should carefully review the text of Section 262 contained in Annex C since failure to timely and properly comply with the requirements of Section 262 will result in the loss of your appraisal rights under Delaware law.

        If you elect to demand appraisal of your shares, you must satisfy each of the following conditions:

    •
    You must be a holder of record of shares of our common stock on the date that the written demand for appraisal is made, and you must continue to hold the shares of record through the effective date of the merger.

    •
    You must deliver to the Company a written demand for appraisal of your shares before the vote with respect to the merger agreement is taken at the special meeting. This written demand for appraisal must be in addition to and separate from any proxy or vote abstaining from or voting against the adoption of the merger agreement. Voting against or failing to vote for the adoption of the merger agreement by itself does not constitute a demand for appraisal within the meaning of Section 262.

    •
    You must not vote in favor of the adoption of the merger agreement. A vote in favor of the adoption of the merger agreement, by proxy or in person, will constitute a waiver of your appraisal rights in respect of the shares so voted and will nullify any previously filed written demands for appraisal.

        If you fail to comply with any of these conditions and the merger is completed, you will be entitled to receive the cash payment for your shares of the Company's common stock as provided for in the merger agreement, but you will have no appraisal rights with respect to your shares of the Company's common stock. A proxy card which is signed and does not contain voting instructions will, unless revoked, be voted "FOR" the adoption of the merger agreement and will constitute a waiver of your right of appraisal and will nullify any previous written demand for appraisal. If the written demand for appraisal is made in accordance with the requirements of Delaware law, failure to vote against the proposal to adopt the merger agreement (i.e., abstaining) will not operate as a waiver of your appraisal rights.

        All demands for appraisal should be in writing and addressed to Open Solutions Inc., 455 Winding Brook Drive, Glastonbury, CT 06033, Attention: General Counsel, before the vote on the merger agreement is taken at the special meeting, and should be executed by, or on behalf of, the record holder of the shares in respect of which appraisal is being demanded. The demand must reasonably inform the Company of the identity of the stockholder and the intention of the stockholder to demand appraisal of his, her or its shares.

        To be effective, a demand for appraisal by a holder of the Company's common stock must be made by, or in the name of, such registered stockholder, fully and correctly, as the stockholder's name appears on his or her stock certificate(s). The demand should specify the holder's name and mailing address and the number of shares registered in the holder's name and must state that the person intends thereby to demand appraisal of the holder's shares in connection with the merger. Beneficial owners who do not also hold the shares of record may not directly make appraisal demands to the Company. The beneficial holder must, in such cases, have the registered owner submit the required demand in respect of those shares. If shares are owned of record in a fiduciary capacity, such as by a trustee, guardian or custodian, execution of a demand for appraisal should be made in that capacity; and if the shares are owned of record by more than one person, as in a joint tenancy or tenancy in common, the demand should be executed by or for all joint owners. An authorized agent, including an authorized agent for two or more joint owners, may execute the demand for appraisal for a stockholder of record; however, the agent must identify the record owner or owners and expressly disclose the fact that, in executing the demand, he or she is acting as agent for the record owner. A record owner, such as a broker, who holds shares as a nominee for others, may exercise his or her right of appraisal with respect to the shares held for one or more beneficial owners, while not exercising this right for other beneficial owners. In that case, the written demand should state the number of shares as to which appraisal is sought. Where no number of shares is expressly mentioned, the demand will be presumed to cover all shares held in the name of the record owner.

        If you hold your shares of the Company's common stock in a brokerage account or in other nominee form and you wish to exercise appraisal rights, you should consult with your broker or the other nominee to determine the appropriate procedures for the making of a demand for appraisal by the nominee.

        Within ten days after the effective time of the merger, the surviving corporation must give written notice that the merger has become effective to each Company stockholder who has properly filed a written demand for appraisal and who did not vote in favor of the merger agreement. At any time within 60 days after the effective time, any stockholder who has demanded an appraisal has the right to withdraw the demand and to accept the cash payment specified by the merger agreement for such stockholder's shares of the Company's common stock. Within 120 days after the effective time, either the surviving corporation or any stockholder who has complied with the requirements of Section 262 may file a petition in the Delaware Court of Chancery demanding a determination of the fair value of the shares held by all stockholders entitled to appraisal. The surviving corporation has no obligation and has no present intention to file such a petition in the event there are dissenting stockholders. Accordingly, the failure of a stockholder to file such a petition within the period specified could nullify the stockholder's previously written demand for appraisal. Within 120 days after the effective date of the merger, any holder of our common stock who has complied with the requirements for exercise of appraisal rights under Section 262 will be entitled, upon written request, to receive from the surviving corporation a statement setting forth the aggregate number of shares not voted in favor of the merger and with respect to which demands for appraisal have been received and the aggregate number of holders of such shares. The statement must be mailed to such holder within ten days after a written request for the statement has been received by the surviving corporation.

        If a petition for appraisal is duly filed by a stockholder and a copy of the petition is delivered to the surviving corporation, the surviving corporation will then be obligated, within 20 days after receiving service of a copy of the petition, to provide the Chancery Court with a duly verified list containing the names and addresses of all stockholders who have demanded an appraisal of their shares and with whom agreements as to the value of their shares have not been reached. After notice to dissenting stockholders, the Chancery Court is empowered to conduct a hearing upon the petition, and to determine those stockholders who have complied with Section 262 and who have become entitled to the appraisal rights provided thereby. The Chancery Court may require the stockholders who have demanded payment for their shares to submit their stock certificates to the Register in Chancery for notation thereon of the pendency of the appraisal proceedings; and if any stockholder fails to comply with that direction, the Chancery Court may dismiss the proceedings as to that stockholder.

        After determination of the stockholders entitled to appraisal of their shares of the Company's common stock, the Chancery Court will appraise the shares, determining their fair value exclusive of any element of value arising from the accomplishment or expectation of the merger, together with a fair rate of interest, if any, to be paid upon the amount determined to be the fair value. When the value is determined, the Chancery Court will direct the payment of such value, with interest thereon accrued during the pendency of the proceeding, if the Chancery Court so determines, to the stockholders entitled to receive the same, upon surrender by such holders of the certificates representing those shares.

        In determining fair value and, if applicable, a fair rate of interest, the Chancery Court is required to take into account all relevant factors. In Weinberger v. UOP, Inc., the Supreme Court of Delaware discussed the factors that could be considered in determining fair value in an appraisal proceeding, stating that "proof of value by any techniques or methods that are generally considered acceptable in the financial community and otherwise admissible in court" should be considered, and that "fair price obviously requires consideration of all relevant factors involving the value of a company." The Delaware Supreme Court stated that, in making this determination of fair value, the court must consider market value, asset value, dividends, earnings prospects, the nature of the enterprise and any other facts that could be ascertained as of the date of the merger that throw any light on future prospects of the merged corporation. Section 262 provides that fair value is to be "exclusive of any element of value arising from the accomplishment or expectation of the merger." In Cede & Co. v. Technicolor, Inc., the Delaware Supreme Court stated that such exclusion is a "narrow exclusion [that] does not encompass known elements of value," but which rather applies only to the speculative elements of value arising from such accomplishment or expectation. In Weinberger, the Supreme Court of Delaware also stated that "elements of future value, including the nature of the enterprise, which are known or susceptible of proof as of the date of the merger and not the product of speculation, may be considered." You should be aware that the fair value of your shares as determined under Section 262 could be more, the same, or less than the value that you are entitled to receive under the terms of the merger agreement.

        Costs of the appraisal proceeding may be imposed upon the surviving corporation and the stockholders participating in the appraisal proceeding by the Chancery Court as the Chancery Court deems equitable in the circumstances. Upon the application of a stockholder, the Chancery Court may order all or a portion of the expenses incurred by any stockholder in connection with the appraisal proceeding, including, without limitation, reasonable attorneys' fees and the fees and expenses of experts, to be charged pro rata against the value of all shares entitled to appraisal. Any stockholder who had demanded appraisal rights will not, after the effective time, be entitled to vote shares subject to that demand for any purpose or to receive payments of dividends or any other distribution with respect to those shares, other than with respect to payment as of a record date prior to the effective time; however, if no petition for appraisal is filed within 120 days after the effective time of the merger, or if the stockholder delivers a written withdrawal of such stockholder's demand for appraisal and an acceptance of the terms of the merger within 60 days after the effective time of the merger, then the right of that stockholder to appraisal will cease and that stockholder will be entitled to receive the cash payment for shares of his, her or its Company common stock pursuant to the merger agreement. Any withdrawal of a demand for appraisal made more than 60 days after the effective time of the merger may only be made with the written approval of the surviving corporation. Once a petition for appraisal has been filed, the appraisal proceeding may not be dismissed as to any stockholder without the approval of the Chancery Court.

        Failure to comply with all of the procedures set forth in Section 262 will result in the loss of a stockholder's statutory appraisal rights. In view of the complexity of Section 262, the Company's stockholders who may wish to dissent from the merger and pursue appraisal rights should consult their legal advisors.

MULTIPLE STOCKHOLDERS SHARING ONE ADDRESS

        In accordance with Rule 14a-3(e)(1) under the Exchange Act, one proxy statement will be delivered to two or more stockholders who share an address, unless the Company has received contrary instructions from one or more of the stockholders. The Company will deliver promptly upon written or oral request a separate copy of the proxy statement to a stockholder at a shared address to which a single copy of the proxy statement was delivered. Requests for additional copies of the proxy statement, and requests that in the future separate proxy statements be sent to stockholders who share an address, should be directed to our Investor Relations Department, at Open Solutions Inc., 455 Winding Brook Drive, Glastonbury, Connecticut 06033, or by calling our Investor Relations Department at (860) 652-3155. In addition, stockholders who share a single address but receive multiple copies of the proxy statement may request that in the future they receive a single copy by contacting our Investor Relations Department at the address and phone number set forth in the prior sentence.

SUBMISSION OF STOCKHOLDER PROPOSALS

        If the merger is completed, we do not expect to hold an annual meeting in 2007. If the merger is not completed, you will continue to be entitled to attend and participate in our stockholder meetings and we will hold a 2007 annual meeting of stockholders, in which case stockholder proposals will be eligible for consideration for inclusion in the proxy statement and form of proxy for our 2007 annual meeting of stockholders in accordance with Rule 14a-8 under the Exchange Act. To be eligible for inclusion in the proxy statement and form of proxy for the 2007 annual meeting pursuant to Rule 14a-8, proposals of stockholders must have been received by us no later than December 21, 2006 and must comply with Rule 14a-8. If the date of the 2007 annual meeting, if any, is changed by more than 30 days from May 16, 2007, then in order to be considered for inclusion in the Company's proxy materials, proposals of stockholders intended to be presented at the 2007 annual meeting must be received by us a reasonable time before we begin to print and mail our proxy materials for the 2007 annual meeting. In order to curtail controversy as to the date on which a proposal was received by us, we suggest that proponents submit their proposals by certified mail, return receipt requested, to Open Solutions Inc., 455 Winding Brook Drive, Glastonbury, CT 06033, Attention: Corporate Secretary.

        In addition, our bylaws provide that stockholders seeking to nominate candidates for election as directors at an annual meeting of stockholders, must provide timely notice thereof in writing. To be timely, a stockholder's notice must be received by the Corporate Secretary at the address set forth above not less than 60 nor more than 90 days in advance of the first anniversary of the preceding year's annual meeting of stockholders (which was May 16, 2006). If the date of the annual meeting is advanced more than 20 days prior to or delayed by more than 60 days after the anniversary of the preceding year's annual meeting, notice by the stockholder to be timely must be so delivered not later than the close of business on the later of (i) the 60th day prior to the annual meeting and (ii) the 10th day following the day on which notice of the date of such annual meeting was mailed or public disclosure of the date of such annual meeting was made, whichever first occurs.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

        The Company files annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any reports, proxy statements or other information that we file with the SEC at the following location of the SEC:

  Public Reference Room
  100 F Street, N.E.
  Washington, D.C. 20549

        Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms. You may also obtain copies of this information by mail from the Public Reference Section of the SEC, 100

F Street, N.E., Washington, D.C. 20549, at prescribed rates. The Company's public filings are also available to the public from document retrieval services and the Internet website maintained by the SEC at www.sec.gov.

        Any person, including any beneficial owner, to whom this proxy statement is delivered may request copies of reports, proxy statements or other information concerning us, including items incorporated by reference, without charge, by written or telephonic request directed to us at Open Solutions Inc., 455 Winding Brook Drive, Glastonbury, CT 06033, Attention: Investor Relations; (860) 652-3155. If you would like to request documents, please do so by            in order to receive them before the special meeting.

        The SEC allows us to "incorporate by reference" into this proxy statement documents we file with the SEC. This means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be a part of this proxy statement, and later information that we file with the SEC will update and supersede that information. We incorporate by reference the documents listed below and any documents filed by us pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this proxy statement and prior to the date of the special meeting:

Company Filings	Periods
Annual Report on Form 10-K	Year ended December 31, 2005
Proxy Statement on Form 14A	Filed April 20, 2006
Quarterly Reports on Form 10-Q	Quarters ended March 31, 2006, June 30, 2006 and September 30, 2006
Current Reports on Form 8-K	Filed January 31, 2006, February 24, 2006, February 28, 2006, March 1, 2006, March 9, 2006, May 2, 2006, May 19, 2006, June 12, 2006, August 1, 2006, October 17, 2006 and October 30, 2006

        Notwithstanding the foregoing, information furnished under Items 2.02 and 7.01 of any Current Report on Form 8-K, including the related exhibits, is not incorporated by reference in this proxy statement.

        No persons have been authorized to give any information or to make any representations other than those contained in this proxy statement and, if given or made, such information or representations must not be relied upon as having been authorized by us or any other person. This proxy statement is dated            , 2006. You should not assume that the information contained in this proxy statement is accurate as of any date other than that date, and the mailing of this proxy statement to stockholders shall not create any implication to the contrary.

Annex A

AGREEMENT AND PLAN OF MERGER

by and among

HARPOON ACQUISITION CORPORATION,

HARPOON MERGER CORPORATION

and

OPEN SOLUTIONS INC.

Dated as of October 14, 2006

A-i

A-ii

        AGREEMENT AND PLAN OF MERGER, dated as of October 14, 2006 (this "Agreement"), among HARPOON ACQUISITION CORPORATION, a Delaware corporation ("Parent"), HARPOON MERGER CORPORATION, a Delaware corporation and a wholly-owned subsidiary of Parent ("Merger Co"), and OPEN SOLUTIONS INC, a Delaware corporation (the "Company").

        WHEREAS, the respective Boards of Directors of each of the Company, Parent and Merger Co (and with respect to the Company, based on the unanimous recommendation of the Special Committee of the Board of Directors of the Company (the "Special Committee")) deem it in the best interests of their respective stockholders to consummate the merger (the "Merger"), on the terms and subject to the conditions set forth in this Agreement, of Merger Co with and into the Company, and such Boards of Directors have approved this Agreement and declared its advisability (and, in the case of the Board of Directors of the Company (the "Company Board"), recommended that this Agreement be adopted by the Company's stockholders).

        NOW, THEREFORE, in consideration of the foregoing and the representations, warranties, covenants and agreements herein contained, and intending to be legally bound hereby, Parent, Merger Co and the Company hereby agree as follows:

ARTICLE I.
THE MERGER

        SECTION 1.01    The Merger.    Upon the terms and subject to the conditions set forth in Article VII, and in accordance with the General Corporation Law of the State of Delaware (the "DGCL"), at the Effective Time, Merger Co shall be merged with and into the Company. At the Effective Time, the separate corporate existence of Merger Co shall cease and the Company shall continue as the surviving corporation of the Merger (the "Surviving Corporation").

        SECTION 1.02    Closing.    Unless this Agreement shall have been terminated in accordance with Section 8.01 or another time, date and/or place is agreed to in writing by Parent and the Company, the closing of the Merger (the "Closing") will take place at 11:00 a.m., New York time, at the offices of Latham & Watkins LLP, 885 Third Avenue, Suite 1000, New York, NY, 10022-4834, on the third business day after the satisfaction or waiver of the conditions set forth in Article VII (excluding conditions that, by their terms, cannot be satisfied until the Closing but subject to the satisfaction or waiver of such conditions at the Closing); provided, however, that if the fifth calendar day after the final day of the Marketing Period (as herein defined) has not occurred at the time of the satisfaction or waiver of the conditions set forth in Article VII (excluding conditions that, by their terms, cannot be satisfied until the Closing but subject to the satisfaction or waiver of such conditions at the Closing), the Closing shall occur on the date following the satisfaction or waiver of such conditions that is specified by Parent on no less than three business days' notice to the Company, such date to occur no later than five calendar days after the final day of the Marketing Period. The date on which the Closing actually occurs is hereinafter referred to as the "Closing Date".

        SECTION 1.03    Effective Time.    Upon the terms and subject to the conditions set forth in this Agreement, on the Closing Date, the parties hereto shall file, or cause to be filed, a certificate of merger (the "Certificate of Merger") in such form as is required by, and executed and acknowledged in accordance with, the relevant provisions of the DGCL. The Merger shall become effective at such date and time as the Certificate of Merger is duly filed with the Secretary of State of the State of Delaware or at such subsequent date and time as Merger Co and the Company shall agree and specify in the Certificate of Merger. The date and time at which the Merger becomes effective is referred to in this Agreement as the "Effective Time".

        SECTION 1.04    Effect of the Merger.    At the Effective Time, the effect of the Merger shall be as provided in Section 259 of the DGCL.

        SECTION 1.05    Certificate of Incorporation; Bylaws.    (a) At the Effective Time, the Certificate of Incorporation of the Company as in effect immediately prior to the Effective Time shall be amended as of the Effective Time to read in its entirety as set forth in Exhibit B attached hereto and, as so amended, shall be the Certificate of Incorporation of the Surviving Corporation until thereafter amended (subject to the requirements of Section 6.05(a)) in accordance with the provisions thereof and as provided by Law.

        (b)   At the Effective Time, the Bylaws of Merger Co as in effect immediately prior to the Effective Time shall be the Bylaws of the Surviving Corporation until thereafter amended as provided by Law, the Certificate of Incorporation of the Surviving Corporation and such Bylaws.

        SECTION 1.06    Directors and Officers.    The directors of Merger Co immediately prior to the Effective Time shall be the initial directors of the Surviving Corporation, each to hold office in accordance with the Certificate of Incorporation and Bylaws of the Surviving Corporation, and the officers of the Company immediately prior to the Effective Time shall be the initial officers of the Surviving Corporation, each to hold office in accordance with the Certificate of Incorporation and Bylaws of the Surviving Corporation, in each case until their respective successors are duly elected or appointed and qualified or until the earlier of their death, resignation or removal.

ARTICLE II.
CONVERSION OF SECURITIES; EXCHANGE OF CERTIFICATES

        SECTION 2.01    Conversion of Securities.    At the Effective Time, by virtue of the Merger and without any action on the part of Parent, Merger Co, the Company or the holders of any of the following securities:

          (a)    Conversion of Company Common Stock.    Each share of common stock, par value $.01 per share, of the Company (the "Company Common Stock") issued and outstanding immediately prior to the Effective Time (such shares, including any shares issued upon conversion of the Convertible Notes, the "Shares") (other than any Shares to be cancelled pursuant to Section 2.01(b) and any Dissenting Shares) shall be canceled and shall be converted automatically into the right to receive $38.00 in cash, without interest (the "Merger Consideration"), payable upon surrender in the manner provided in Section 2.02 of the certificate that formerly evidenced such Share (a "Certificate").

          (b)    Cancellation of Treasury Stock and Parent and Merger Co-Owned Stock.    Each share of Company Common Stock held in the treasury of the Company and each share of Company Common Stock owned by Parent, Merger Co or any direct or indirect wholly-owned subsidiary of Parent or Merger Co or any direct or indirect wholly-owned Subsidiary of the Company immediately prior to the Effective Time shall automatically be canceled without any conversion thereof and no payment or distribution shall be made with respect thereto.

          (c)    Capital Stock of Merger Co.    Each share of common stock, par value $.01 per share, of Merger Co issued and outstanding immediately prior to the Effective Time shall be converted into and become one validly issued, fully paid and nonassessable share of common stock, par value $.01 per share, of the Surviving Corporation. Following the Effective Time, each certificate evidencing ownership of shares of Merger Co common stock shall evidence ownership of such shares of the Surviving Corporation.

          (d)    Adjustments.    If, between the date of this Agreement and the Effective Time, there is a reclassification, recapitalization, stock split, stock dividend, subdivision, combination or exchange of shares with respect to, or rights issued in respect of, the Shares (other than the conversion of Convertible Notes into Shares or the issuance of Shares upon the exercise of Company Stock Options or the vesting of RSUs), the Merger Consideration shall be adjusted accordingly, without duplication, to provide the holders of Shares the same economic effect as contemplated by this Agreement prior to such event.

        SECTION 2.02    Exchange of Certificates.    (a) Paying Agent.    Prior to the Effective Time, the Company shall (i) appoint a bank or trust company reasonably acceptable to Parent (the "Paying Agent"), and (ii) enter into a paying agent agreement, in form and substance reasonably acceptable to Parent, with such Paying Agent, to serve as the Paying Agent for the payment of the Merger Consideration in accordance with this Article II and payments in respect of the Company Stock Options and RSUs unless another agent is designated as provided in Section 2.04(a) or Section 2.04(b). At the Effective Time, the Surviving Corporation shall deposit, or Parent shall cause the Surviving Corporation to deposit, with the Paying Agent for the benefit of the holders of Shares, Company Stock Options and RSUs, cash in an amount sufficient to pay the aggregate Merger Consideration required to be paid pursuant to Section 2.01(a) plus any cash payable to holders of Company Stock Options and RSUs pursuant to Section 2.04 (such cash being hereinafter referred to as the "Exchange Fund"). The Exchange Fund shall not be used for any other purpose. The Exchange Fund shall be invested by the Paying Agent as directed by the Surviving Corporation; provided, however, that such investments shall be in obligations of or guaranteed by the United States of America or any agency or instrumentality thereof and backed by the full faith and credit of the United States of America, in commercial paper obligations rated A-1 or P-1 or better by Moody's Investors Service, Inc. or Standard & Poor's Corporation, respectively, or in certificates of deposit, bank repurchase agreements or banker's acceptances of commercial banks with capital exceeding $1 billion (based on the most recent financial statements of such bank which are then publicly available). Any net profit resulting from, or interest or income produced by, such investments shall be payable to the Surviving Corporation.

        (b)    Exchange Procedures.    As promptly as practicable after the Effective Time, but in any event within 4 business days after the Effective Time, the Company shall cause the Paying Agent to mail to each Person who was, immediately prior to the Effective Time, a holder of record of Shares entitled to receive the Merger Consideration pursuant to Section 2.01(a): (i) a letter of transmittal (which shall be in customary form and shall specify that delivery shall be effected, and risk of loss and title to the Certificates evidencing such Shares shall pass, only upon proper delivery of the Certificates to the Paying Agent) and (ii) instructions for use in effecting the surrender of the Certificates in exchange for the Merger Consideration. Upon surrender to the Paying Agent of a Certificate or Certificates for cancellation, together with such letter of transmittal, duly completed and validly executed in accordance with the instructions thereto, and such other documents as may be reasonably required by the Paying Agent, the holder of such Certificate shall be entitled to receive in exchange therefor the amount of cash that such holder has the right to receive in respect of the Shares formerly represented by such Certificate pursuant to Section 2.01(a), and the Certificate so surrendered shall forthwith be cancelled. In the event of a transfer of ownership of Shares that is not registered in the transfer records of the Company, payment of the Merger Consideration may be made to a Person other than the Person in whose name the Certificate so surrendered is registered if the Certificate representing such Shares shall be properly endorsed or otherwise be in proper form for transfer and the Person requesting such payment shall pay any transfer or other taxes required by reason of the payment of the Merger Consideration to a Person other than the registered holder of such Certificate or establish to the reasonable satisfaction of the Surviving Corporation that such tax has been paid or is not applicable. Until surrendered as contemplated by this Section 2.02, each Certificate shall be deemed at all times after the Effective Time to represent only the right to receive upon such surrender the Merger Consideration to which the holder of such Certificate is entitled pursuant to this Article II. No interest shall be paid or will accrue on any cash payable to holders of Certificates pursuant to the provisions of this Article II.

        (c)    No Further Rights.    From and after the Effective Time, holders of Certificates shall cease to have any rights as stockholders of the Company, except as otherwise provided herein or by Law.

        (d)    Exchange Fund for Dissenting Shares.    Any portion of the Exchange Fund deposited with the Paying Agent pursuant to Section 2.02(a) to pay for Shares that become Dissenting Shares shall be delivered to the Surviving Corporation upon demand following the filing of a petition for appraisal of the Shares with the Delaware Court of Chancery; provided, however, that Parent and the Surviving Corporation shall remain liable for payment of the Merger Consideration for such Shares held by any stockholder who shall have failed to perfect or who otherwise shall have withdrawn or lost such stockholder's rights to appraisal of such Shares under Section 262 of the DGCL ("Section 262").

        (e)    Termination of Exchange Fund.    Any portion of the Exchange Fund that remains undistributed to the holders of Shares for one year after the Effective Time shall be delivered to the Surviving Corporation, upon demand, and any holders of Shares who have not theretofore complied with this Article II shall thereafter look only to the Surviving Corporation for, and the Surviving Corporation shall remain liable for, payment of their claim for the Merger Consideration. Any portion of the Exchange Fund remaining unclaimed by holders of Shares as of a date which is immediately prior to such time as such amounts would otherwise escheat to or become property of any Governmental Authority shall, to the extent permitted by applicable Law, become the property of the Surviving Corporation on such date, free and clear of any claims or interest of any Person previously entitled thereto.

        (f)    No Liability.    None of the Paying Agent, Parent, Merger Co or the Surviving Corporation shall be liable to any holder of Shares for any such Shares (or dividends or distributions with respect thereto), or cash properly delivered to a public official pursuant to any abandoned property, escheat or similar Law.

        (g)    Withholding Rights.    Each of the Paying Agent, the Surviving Corporation and Merger Co shall be entitled to deduct and withhold from the consideration otherwise payable pursuant to this Agreement to any holder of Shares such amounts as it is required to deduct and withhold with respect to such payment under all applicable Tax laws and pay such withholding amount over to the appropriate taxing authority. To the extent that amounts are so properly withheld by the Paying Agent, the Surviving Corporation or Merger Co, as the case may be, such withheld amounts shall be treated for all purposes of this Agreement as having been paid to the holder of the Shares in respect of which such deduction and withholding was made by the Paying Agent, the Surviving Corporation or Merger Co, as the case may be.

        (h)    Lost Certificates.    If any Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the Person claiming such Certificate to be lost, stolen or destroyed and, if required by the Surviving Corporation, the posting by such Person of a bond, in such reasonable amount as the Surviving Corporation or the Paying Agent may direct, as indemnity against any claim that may be made against the Surviving Corporation with respect to such Certificate, the Paying Agent shall pay in respect of such lost, stolen or destroyed Certificate the Merger Consideration to which the holder thereof is entitled pursuant to Section 2.01(a).

        SECTION 2.03    Stock Transfer Books.    At the Effective Time, the stock transfer books of the Company shall be closed and there shall be no further registration of transfers of Shares thereafter on the records of the Company other than to settle transfers of Shares that occurred prior the Effective Time. On or after the Effective Time, any Certificates presented to the Paying Agent or the Surviving Corporation for any reason shall be cancelled against delivery of the Merger Consideration to which the holders thereof are entitled pursuant to Section 2.01(a).

        SECTION 2.04    Company Stock Options.    (a) Except as provided for in Section 2.04(b), each option to purchase shares of Company Common Stock (the "Company Stock Options") granted under any plan arrangement or agreement, other than the ESPP (the "Company Stock Plans"), which is outstanding immediately prior to the Effective Time, whether or not then exercisable or vested, shall by virtue of the Merger and without any action on the part of the Parent, Merger Co, the Company or the holder thereof, be converted into and shall become a right to receive an amount in cash, without interest, with respect to each share that such Company Stock Option is then convertible into, equal to the excess, if any, of the Merger Consideration over the per share exercise price of such Company Stock Option (such amount being hereinafter referred to as the "Option Merger Consideration") and each Company Stock Option shall be canceled at the Effective Time. The payment of Option Merger Consideration to the holder of a Company Stock Option shall be reduced by any income or employment tax withholding required under the Code or any provision of state, local or foreign Tax Law. To the extent that amounts are so withheld, such withheld amounts shall be treated for all purposes of this Agreement as having been paid to the holder of such Company Stock Option. The Company agrees to take any and all actions necessary to effectuate immediately prior to the Effective Time the cancellation of all Company Stock Options that are eligible for the Option Merger Consideration pursuant to this Section 2.04(a). All payments with respect to Company Stock Options shall be made by the Paying Agent (or such other agent reasonably acceptable to Parent as the Company shall designate prior to the Effective Time, which may be the Company's payroll agent) as promptly as reasonably practicable after the Effective Time from funds deposited by or at the direction of the Surviving Corporation to pay such amounts in accordance with Section 2.02(a).

        (b)   Notwithstanding the provisions of Section 2.04(a) that provide for the cancellation of the unexercised Company Stock Options, Parent, in its sole discretion, may permit the holders of certain Company Stock Options (the "Rollover Optionees") to exchange some or all of their outstanding Company Stock Options and receive substituted options to purchase common stock of Parent on such terms and conditions as are reasonably acceptable to Parent. Section 2.04(b) of the disclosure schedule delivered by the Company to Parent and Merger Co concurrently with the execution and delivery of this Agreement (the "Company Disclosure Schedule") sets forth the Rollover Optionees, which schedule may be amended and revised by Parent prior to the Closing Date. Parent intends that the exchange and substitution of the Company Stock Options for new options shall be effected in a manner, including but not limited to adjustments to the exercise price of the new options, that satisfies the requirements of Section 409A of the Code and the requirements of Treasury Regulation Section 1.424-1 to the extent that such requirements can be satisfied in light of the intended terms of the new options. Parent and the Company will cooperate to take such actions as they reasonably agree are necessary to effectuate the transactions contemplated by this Section 2.04(b).

        SECTION 2.05    Restricted Shares; RSUs.

        (a)   As of the Effective Time, except as otherwise agreed by Parent and a holder of Restricted Shares with respect to such holder's Restricted Shares, each award of Restricted Shares which is outstanding immediately prior to the Effective Time shall vest in full and become free of applicable lapse restrictions as of the Effective Time and shall, as of the Effective Time, be canceled and converted into the right to receive the Merger Consideration in accordance with Section 2.01(a).

        (b)   As of the Effective Time, except as otherwise agreed by Parent and a holder of RSUs with respect to such holder's RSUs, each award of RSUs which is outstanding immediately prior to the Effective Time shall vest in full and become free of applicable lapse restrictions as of the Effective Time and shall, as of the Effective Time, be canceled and extinguished, and the holder thereof shall be entitled to receive an amount in cash equal to (i) the product of (A) the number of shares previously subject to such RSU and (B) the Merger Consideration, and the (ii) the value of any deemed dividend equivalents accrued but unpaid with respect to such RSUs, less any amounts required to be withheld under any applicable Law. All payments with respect to canceled RSUs shall be made by the Paying Agent (or such other agent reasonably acceptable to Parent as the Company shall designate prior to the Effective Time, which may be the Company's payroll agent) as promptly as reasonably practicable after the Effective Time from funds deposited by or at the direction of the Surviving Corporation to pay such amounts in accordance with Section 2.02(a).

        SECTION 2.06    Dissenting Shares.    (a) Notwithstanding any provision of this Agreement to the contrary and to the extent available under the DGCL, Shares that are outstanding immediately prior to the Effective Time and that are held by any stockholder who is entitled to demand and properly demands (and does not timely withdraw such demand) the appraisal of such Shares (the "Dissenting Shares") pursuant to, and who complies in all respects with, the provisions of Section 262 shall not be converted into, or represent the right to receive, the Merger Consideration. Any such stockholder shall instead be entitled to receive payment of the fair value of such stockholder's Dissenting Shares in accordance with the provisions of Section 262; provided, however, that all Dissenting Shares held by any stockholder who shall have failed to perfect or who otherwise shall have withdrawn, in accordance with Section 262, or lost such stockholder's rights to appraisal of such Shares under Section 262 shall thereupon be deemed to have been converted into, and to have become exchangeable for, as of the Effective Time, the right to receive the Merger Consideration, without any interest thereon, upon surrender of the Certificate or Certificates that formerly evidenced such Shares in the manner provided in Section 2.02(b), and the Surviving Corporation shall remain liable for the payment thereof.

        (b)   The Company shall give Parent (i) prompt notice of any demands received by the Company for appraisal of any Shares and withdrawals of such demands and (ii) the opportunity to participate in and direct all negotiations and proceedings with respect to demands for appraisal under the DGCL. The Company shall not, except with the prior written consent of Parent, make any payment or agree to make any payment with respect to any demands for appraisal or offer to settle or settle any such demands.

ARTICLE III.
REPRESENTATIONS AND WARRANTIES OF THE COMPANY

        Except (i) as set forth in the disclosure letter delivered to Parent and Merger Co by the Company concurrently with entering into this Agreement (the "Company Disclosure Schedule") or (ii) as disclosed in the Company's Annual Report on Form 10-K for the year ended December 31, 2005 or the Company's Quarterly Reports on Form 10-Q for the periods ended March 31, 2006 and June 30, 2006, other than disclosures in the "Risk Factors" sections thereof and any other disclosures included in such filings that are predictive or forward-looking in nature, the Company hereby represents and warrants to each of Parent and Merger Co that:

        SECTION 3.01    Organization and Qualification.    Each of the Company and each subsidiary of the Company (each, a "Subsidiary") is a corporation, limited company, limited partnership, limited liability company or other business entity duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization (with respect to jurisdictions that recognize the concept of good standing) and has the requisite corporate, limited company, partnership, limited liability company, or other business entity (as the case may be) power and authority and all necessary governmental approvals to own, lease and operate its properties and to carry on its business as it is now being conducted, except, in the case of the Subsidiaries, where the failure to be so organized, existing and in good standing or have such power and authority or possess such governmental approvals has not had, and would not reasonably be expected to have, a Company Material Adverse Effect. The Company and each Subsidiary is duly qualified or licensed as a foreign corporation to do business, and is in good standing (with respect to jurisdictions that recognize the concept of good standing), in each jurisdiction where the character of the properties owned, leased or operated by it or the nature of its business makes such qualification or licensing necessary, except where the failure to be so qualified or licensed and in good standing has not had, and would not reasonably be expected to have, a Company Material Adverse Effect.

        SECTION 3.02    Certificate of Incorporation and Bylaws.    The Company has made available to Parent a complete and correct copy of the Certificate of Incorporation and the Bylaws (or similar organizational documents), each as amended to the date hereof, of the Company and each Subsidiary. Such Certificates of Incorporation and Bylaws (or similar organizational documents) are in full force and effect.

        SECTION 3.03    Capitalization.    (a) The authorized capital stock of the Company consists of (i) 95,000,000 shares of Company Common Stock and (ii) 5,000,000 shares of preferred stock, par value $.01 per share ("Company Preferred Stock"). As of September 30, 2006 (the "Capitalization Date"), there were (i) 20,797,202 shares of Company Common Stock issued and outstanding of which 546,134 shares of Company Common Stock were held in the Company's treasury and 20,251,068 were outstanding, (ii) Company Stock Options to purchase an aggregate of 3,524,054 shares of Company Common Stock, issued and outstanding, (iii) RSUs with respect to an aggregate of 253,274 shares of Company Common Stock, (iv) 2,000,000 shares of Company Common Stock available for issuance under the Company's Employee Stock Purchase Plan (the "ESPP") and 8,236,298 shares of Company Common Stock reserved for issuance under Company Stock Plans (including shares reserved pursuant to outstanding Company Stock Options) other than the ESPP, (v) 4,964,204 shares of Company Common Stock were reserved for issuance upon conversion of the Convertible Notes, (vi) no shares of Company Preferred Stock were issued and outstanding and (vii) no shares of Company Common Stock were held by the Subsidiaries. All outstanding Shares are duly authorized, validly issued, fully paid and non-assessable, and are not subject to and were not issued in violation of any preemptive or similar right, purchase option, call or right of first refusal or similar right. Since the Capitalization Date through the date of this Agreement, other than in connection with the issuance of Shares pursuant to the exercise of Company Stock Options, the conversion of Convertible Notes or vesting of awards, Restricted Shares or RSUs, in each case outstanding as of the Capitalization Date, there has been no change in the number of Shares of outstanding or reserved capital stock of the Company or the number of outstanding Company Stock Options, Restricted Shares, RSUs or Convertible Notes.    Section 3.03(a)(i) of the Company Disclosure Schedule sets forth, as of the Capitalization Date, the exercise price of, and the number of Shares issuable under, each Company Stock Option, Restricted Share, RSU or other right set forth on Section 3.03(d) of the Company Disclosure Schedule. Section 3.03(a)(ii) of the Company Disclosure Schedule sets forth, as of the Capitalization Date, the amount of contributions made to the ESPP through such date.

        (b)   Except as set forth in Section 3.03(a) and except for the indenture governing the Convertible Notes (the "Indenture"), there are no (i) subscriptions, calls, contracts, options, warrants or other rights, agreements, arrangements, understandings, restrictions or commitments of any character to which the Company or any Subsidiary is a party or by which the Company or any Subsidiary is bound relating to the issued or unissued capital stock or equity interests of the Company or any Subsidiary or obligating the Company or any Subsidiary to issue or sell any shares of capital stock of, other equity interests in or debt securities of, the Company or any Subsidiary, (ii) securities of the Company or securities convertible, exchangeable or exercisable for shares of capital stock or equity interests of the Company or any Subsidiary, or (iii) equity equivalents, stock appreciation rights or phantom stock, ownership interests in the Company or any Subsidiary or similar rights. All shares of Company Common Stock subject to issuance as set forth in Section 3.03(a) are duly authorized and, upon issuance on the terms and conditions specified in the instruments pursuant to which they are issuable, will be validly issued, fully paid and nonassessable and free of preemptive (or similar) rights. Except for the Indenture, there are no outstanding contractual obligations of the Company or any Subsidiary to repurchase, redeem or otherwise acquire any securities or equity interests of the Company or any Subsidiary or to vote or to dispose of any shares of capital stock or equity interests of the Company or any Subsidiary. None of the Company or any Subsidiary is a party to any stockholders' agreement, voting trust agreement or registration rights agreement relating to any equity securities or equity interests of the Company or any Subsidiary. No dividends on the Company Common Stock have been declared or paid. All of the Shares have been issued by the Company in compliance with applicable Laws, including applicable federal securities Laws. Other than the Convertible Notes, there are no outstanding bonds, debentures, notes or other indebtedness of the Company or any of its Subsidiaries having the right to vote (or convertible into, or exchangeable for, securities having the right to vote) on any matter for which the Company's stockholders may vote.

        (c)   Each outstanding share of capital stock (or other unit of equity interest) of each Subsidiary is duly authorized, validly issued, fully paid and nonassessable and was issued free of preemptive (or similar) rights, and each such share or unit is owned by the Company, by one or more wholly-owned Subsidiaries of the Company, or by the Company and one or more wholly-owned Subsidiaries of the Company, free and clear of all options, rights of first refusal, agreements, limitations on the Company's or any Subsidiary's voting, dividend or transfer rights, charges and other encumbrances or Liens of any nature whatsoever.

        (d)   Section 3.03(d)(i) of the Company Disclosure Schedule sets forth, as of the Capitalization Date, the name of the record holder of each Company Stock Option, Restricted Share, RSU and other right to purchase, sell, otherwise dispose of or receive Shares under the Company Stock Plans and the expiration date thereof and the vesting date thereof. A true and complete list of all Subsidiaries, together with the jurisdiction of incorporation of each Subsidiary, is set forth in Section 3.03(d)(ii) of the Company Disclosure Schedule.

        (e)   Section 3.03(e) of the Company Disclosure Schedule lists any and all Persons of which the Company directly or indirectly owns an equity or similar interest, or an interest convertible into or exchangeable or exercisable for an equity or similar interest, of less than 50% (collectively, the "Investments"). The Company or a Subsidiary, as the case may be, owns all Investments free and clear of all Liens, and there are no outstanding contractual obligations of the Company or any Subsidiary permitting or requiring the repurchase, redemption or other acquisition of any of its interest in the Investments or requiring the Company or any Subsidiary to provide funds to, make or acquire any investment (in the form of a loan, capital contribution or otherwise) in, provide any guarantee with respect to, or assume, endorse or otherwise become responsible for the obligations of, any Investment or any equity interest in any Person.

        SECTION 3.04    Authority Relative to This Agreement.    The Company has all necessary corporate power and authority to execute and deliver this Agreement and, subject to the adoption of this Agreement by the affirmative vote of the holders of a majority of the outstanding shares of Company Common Stock entitled to vote thereon (the "Requisite Stockholder Vote"), to perform its obligations hereunder and to consummate the Merger and the other transactions contemplated by this Agreement to be consummated by the Company (the "Other Transactions"). Assuming the accuracy of Parent's representations and warranties in Section 4.10, the execution, delivery and performance of this Agreement by the Company and the consummation by the Company of the Merger and the Other Transactions have been duly and validly authorized by the Board of Directors of the Company, and no other corporate proceedings on the part of the Company are necessary to authorize this Agreement or to consummate the Merger or such Other Transactions (other than the adoption of this Agreement by the Requisite Stockholder Vote and the filing of the Certificate of Merger). This Agreement has been duly and validly executed and delivered by the Company and, assuming the due authorization, execution and delivery by Parent and Merger Co, constitutes a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, subject to the effect of any applicable bankruptcy, insolvency (including all laws relating to fraudulent transfers), reorganization, moratorium or similar laws affecting creditors' rights generally and subject to the effect of general principles of equity.

        SECTION 3.05    No Conflict; Required Filings and Consents.    (a) The execution and delivery of this Agreement by the Company do not, and the performance of this Agreement by the Company and the consummation by the Company of the Merger and the Other Transactions will not, (i) conflict with, violate or result in a breach of (A) the Certificate of Incorporation or Bylaws of the Company or (B) similar organizational documents of any Subsidiary, (ii) assuming that all consents, approvals and other authorizations described in Section 3.05(b) and the Requisite Stockholder Vote have been obtained and that all filings and other actions described in Section 3.05(b) have been made or taken, conflict with or violate any U.S. federal, state or local or foreign statute, law, ordinance, regulation, rule, code, executive order, judgment, decree or similar order ("Law") applicable to the Company or any Subsidiary or by which any property or asset of the Company or any Subsidiary is bound or affected, or (iii) result in any breach or violation of or constitute a default (or an event which, with notice or lapse of time or both, would become a default) under, require consent or result in a loss of a material benefit under, give rise to a material obligation under, give to others any right of termination, amendment, acceleration or cancellation of, or result in the creation of a Lien on any property or asset of the Company or any Subsidiary pursuant to, any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other binding commitment, instrument or obligation (each, a "Contract") to which the Company or any Subsidiary is a party or by which the Company or a Subsidiary or any property or asset of the Company or any Subsidiary is bound or affected, except, with respect to clauses (i)(B), (ii) and (iii), for any such conflicts, violations, breaches, defaults or other occurrences which have not had, and would not reasonably be expected to have, a Company Material Adverse Effect.

        (b)   The execution and delivery of this Agreement by the Company do not, and the performance of this Agreement by the Company and the consummation by the Company of the Merger and the Other Transactions will not, require any consent, approval, authorization or permit of, or filing with or notification to, any supranational, national, provincial, federal, state or local or government, regulatory or administrative authority, or any court, tribunal, or judicial or arbitral body (a "Governmental Authority"), except for such consents, approvals, authorizations, permits, filings or notifications arising under (i) applicable requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), (ii) the pre-merger notification requirements of the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"), and Other Antitrust Laws of any other applicable jurisdiction, (iii) the filing with the Securities and Exchange Commission (the "SEC") of a proxy statement relating to the adoption of this Agreement by the Company's stockholders (as amended or supplemented from time to time, the "Proxy Statement"), (iv) any filings required by, and any approvals required under, the rules and regulations of the NASDAQ National Market, (v) the filing of the Certificate of Merger and any other appropriate merger documents as required by the DGCL, (vi) compliance with any applicable foreign or state securities or blue sky laws, and (vii) such consents, approvals, authorizations, permits, filings or notifications, the failure of which to obtain or make has not had, and would not reasonably be expected to have, a Company Material Adverse Effect.

        SECTION 3.06    Permits; Compliance.    (a) Each of the Company and each Subsidiary is in possession of all franchises, grants, authorizations, licenses, permits, easements, variances, exceptions, consents, certificates, approvals and orders of any Governmental Authority necessary for each such entity to own, lease and operate its properties or to carry on its business as it is now being conducted (the "Company Permits") and no default has occurred under any such Company Permit, and, to the knowledge of the Company, no written notice of violation has been received from any Governmental Authority, except where the failure to have, or the suspension or cancellation of, or defaults under, or violations of, any Company Permit have not had, and would not reasonably be expected to have, a Company Material Adverse Effect. As of the date hereof, to the knowledge of the Company, neither it nor any Subsidiary has received any written notification from any Governmental Authority threatening to revoke any such Person's Company Permit, the revocation of which Company Permit would have, or would reasonably be expected to have, a Company Material Adverse Effect.

        (b)   Each of the Company and each Subsidiary is, and at all times since January 1, 2003, has been, in compliance with any Law applicable to such entity or by which any property or asset of such entity is bound or affected, and has not received written notice of any violation of any such Law, except such instances of non-compliance and such violations as have not had, and would not reasonably be expected to have, a Company Material Adverse Effect.

        (c)   Except as has not had, and would not reasonably be expected to have, a Company Material Adverse Effect, (i) the Company has made all certifications and statements required by the Sarbanes-Oxley Act of 2002 and the related rules and regulations promulgated thereunder (the "Sarbanes-Oxley Act") with respect to the SEC Reports (as defined herein); and (ii) the Company has implemented and maintains effective disclosure controls and procedures and, to the Company's knowledge, an effective system of internal control over financial reporting (in each case as defined in Rule 13a-15 under the Exchange Act).

        (d)   The Company has disclosed, based on its most recent evaluation of its internal control over financial reporting undertaken under Section 404 of the Sarbanes-Oxley Act in connection with its financial statements for the fiscal year ended December 31, 2005, to Parent, the Company's outside auditors and the audit committee of the Board of Directors of the Company (x) any significant deficiencies and material weaknesses (as such terms are defined in the Public Company Accounting Oversight Board's Auditing Standard No. 2) in the design or operation of the Company's internal control over financial reporting and (y) any fraud, known to the Company, that involves management or other employees who have a significant role in the Company's internal control over financial reporting.

        (e)   To the knowledge of the Company, the Company has not received any complaint, allegation, assertion or claim regarding the accounting practices, procedures, methodologies or methods of the Company or its internal accounting controls, including any such written complaint, allegation, assertion or claim that the Company has engaged in questionable accounting or auditing practices.

        SECTION 3.07    SEC Filings; Financial Statements; Undisclosed Liabilities.    The Company has filed all forms, reports, statements, exhibits, schedules, certifications and other documents required to be filed by it with the SEC since August 31, 2003 (including any amendments or supplements thereto, collectively, the "SEC Reports"). The SEC Reports (including any documents or information incorporated by reference therein and including any financial statements or schedules included therein) (i) as finally amended prior to the date of this Agreement, complied as to form in all material respects with the applicable requirements of the Securities Act of 1933, as amended (the "Securities Act"), the Exchange Act, the Sarbanes-Oxley Act and, in each case, the rules and regulations promulgated thereunder as of the date filed with the SEC, and (ii) did not, at the time they were filed, or, if amended, as of the date of such amendment, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading. No Subsidiary is or has been required to file any form, report, statement, schedule, certification or other document with the SEC.

        (b)   Each of the consolidated financial statements (including, in each case, any notes and schedules thereto) contained in the SEC Reports was prepared in accordance with United States generally accepted accounting principles ("GAAP") applied on a consistent basis throughout the periods indicated (except as may be indicated in the notes thereto or, in the case of unaudited statements, as permitted by the requirements of Form 10-Q promulgated by the SEC and the requirements of Regulation S-X promulgated by the SEC ("Regulation S-X")) and each fairly presents, in all material respects, the consolidated financial position, results of operations and cash flows of the Company and its consolidated Subsidiaries as at the respective dates thereof and for the respective periods indicated therein (subject, in the case of unaudited statements, to normal year-end adjustments as permitted by the requirements of Form 10-Q and Regulation S-X and in the case of pro forma financial statements, to the qualifications set forth therein). All of the Subsidiaries are consolidated for accounting purposes.

        (c)   Except as and to the extent reflected or reserved against on the consolidated balance sheet of the Company and its consolidated Subsidiaries as at December 31, 2005 (including the notes thereto), included in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2005, neither the Company nor any Subsidiary has any liability or obligation of any nature (whether accrued, absolute, contingent or otherwise), except for liabilities and obligations (i) incurred in the ordinary course of business and in a manner consistent with past practice since December 31, 2005, (ii) that have been discharged or paid in full prior to the date of this Agreement in the ordinary course of business consistent with past practice, (iii) incurred pursuant to this Agreement or in connection with effecting the Other Transactions or (iv) that would not reasonably be expected to have a Company Material Adverse Effect. As of the date hereof, the aggregate amount of all "contractual obligations" (as such term is used in Item 303 of Regulation S-K) of the Company and its Subsidiaries does not exceed $830 million.

        SECTION 3.08    Affiliate Transactions.    There are no transactions, agreements, arrangements or understandings between (i) the Company or any of its Subsidiaries, on the one hand, and (ii) any Affiliate of the Company (other than any of its Subsidiaries), on the other hand, of the type that would be required to be disclosed under Item 404 of Regulation S-K promulgated by the SEC ("Regulation S-K").

        SECTION 3.09    Absence of Certain Changes or Events.    From December 31, 2005 to the date of this Agreement, there has not occurred any Company Material Adverse Effect, or any event, circumstance, development, change or effect that would reasonably be expected to have a Company Material Adverse Effect. Since December 31, 2005 to the date of this Agreement, (a) the Company and the Subsidiaries have conducted their respective businesses in all material respects in the ordinary course of business and in a manner consistent with past practice and (b) neither the Company nor any Subsidiary has taken any action or agreed to take any action that would be prohibited by clauses (a), (c), (d), (f), (h) or (i) of Section 5.01 if taken after the date hereof.

        SECTION 3.10    Absence of Litigation.    There is no litigation, suit, claim, action, proceeding, hearing, petition, grievance, complaint or investigation (an "Action") pending or, to the knowledge of the Company, overtly threatened, against the Company or any Subsidiary, or any property or asset of the Company or any Subsidiary, or, to the knowledge of the Company, any executive officer or director of the Company or any of its Subsidiaries, before any Governmental Authority except as has not had, and would not reasonably be expected to have, a Company Material Adverse Effect. Neither the Company nor any Subsidiary nor any property or asset of the Company or any Subsidiary is subject to any order, writ, judgment, injunction, decree, determination or award of, or, to the knowledge of the Company, any continuing investigation by, any Governmental Authority, except as has not had, and would not reasonably be expected to have, a Company Material Adverse Effect.

        SECTION 3.11    Employee Benefit Plans.    (a) Section 3.11(a) of the Company Disclosure Schedule lists all material Plans. "Plans" is defined as (i) all employee benefit plans (as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")), and all bonus, stock option, stock purchase, restricted stock, equity, stock appreciation, profit sharing, incentive, deferred compensation, retiree medical or life insurance, supplemental retirement, severance, layoff, salary continuation, health, life, disability, accident, vacation or other benefit plans, programs or arrangements; and (ii) all employment, termination, change in control or severance contracts or agreements to which the Company or any Subsidiary is a party, with respect to which the Company or any Subsidiary has any present or future liability or obligation or which are maintained, contributed to, required to be contributed to, or sponsored by the Company or any Subsidiary for the benefit of any current or former employee, officer or director of the Company or any Subsidiary.

        (b)   The Company has made available to Merger Co a true and complete copy (where applicable) of (i) each Plan document, (ii) each related trust or funding arrangement for each such Plan, (iii) for the most recently completed fiscal year, the most recently filed annual report on Internal Revenue Service ("IRS") Form 5500, (iv) the most recently received IRS determination letter for each such Plan, (v) the most recently prepared actuarial report and financial statement in connection with each such Plan, and (vi) the most recent summary plan description, any summaries of material modification concerning the Plans.

        (c)   None of the Company or any Subsidiary or any other Person or entity that, together with the Company or any Subsidiary, is or was treated as a single employer under Section 414(b), (c), (m) or (o) of the Code (each, together with the Company and any Subsidiary, an "ERISA Affiliate"), has now or at any time within the past six years (and in the case of any such other Person or entity, only during the period within the past six years that such other Person or entity was an ERISA Affiliate) contributed to, sponsored, or maintained (i) a pension plan (within the meaning of Section 3(2) of ERISA) subject to Section 412 of the Code or Title IV of ERISA; (ii) a multiemployer plan (within the meaning of Section 3(37) or 4001(a)(3) of ERISA or the comparable provisions of any other applicable Law) (a "Multiemployer Plan"); or (iii) a single employer pension plan (within the meaning of Section 4001(a)(15) of ERISA) for which an ERISA Affiliate would reasonably be expected to incur liability under Section 4063 or 4064 of ERISA (a "Multiple Employer Plan"). No payment or other benefit that has been or may be made to any current or former employee or independent contractor of the Company or any Subsidiary under any employment, severance or termination agreement, other compensation arrangement or employee benefit plan or arrangement with the Company or any Subsidiary may be characterized as an "excess parachute payment," as such term is defined in Section 280G of the Code.

        (d)   Except as set forth on Section 3.11(b) of the Company Disclosure Schedule (each, a "Change in Control Agreement"), no Plan exists that could, as a result of the consummation of the transactions contemplated by this Agreement, (i) result in any material severance pay, the forgiveness of indebtedness or any material increase in severance pay upon any termination of employment after the date of this Agreement, or (ii) accelerate the time of payment or vesting or result in any material payment of compensation, other property or benefits under, or materially increase the amount payable under, a Plan.

        (e)   Except as would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect:

            (i)  Each Plan that is intended to be qualified under Section 401(a) of the Code has received a favorable determination letter from the IRS that the Plan is so qualified, and, to the knowledge of the Company, no fact or circumstance exists that would reasonably be expected to result in the revocation of such letter;

           (ii)  Each Plan has been established, maintained and administered in accordance with its terms, and in compliance with the applicable provisions of ERISA, the Code and other applicable Laws;

          (iii)  no Plan provides post-termination or retiree benefits, and neither the Company nor any Subsidiary has any obligation to provide any post-termination or retiree benefits, in each case other than for health care continuation as required by Section 4980B of the Code or any similar statute;

          (iv)  (A) no Actions (other than routine claims for benefits in the ordinary course) are pending or, to the knowledge of the Company, threatened; (B) to the knowledge of the Company, no facts or circumstances exist that would reasonably be expected to give rise to any such Actions, and (C) no administrative investigation, audit or other administrative proceeding by the

  Department of Labor, the IRS or other Governmental Authority is pending, in progress or, to the knowledge of the Company, threatened;

           (v)  Neither the Company nor, to the knowledge of the Company, any fiduciary of any Plan has any liability with respect to any transaction in violation of Sections 404 or 406 of ERISA or any "prohibited transaction," as defined in Section 4975(c)(1) of the Code, for which no exemption exists under Section 408 of ERISA or Section 4975(c)(2) or (d) of the Code; and

          (vi)  Each Employee Benefit Plan that is subject to Section 409A of the Code has been administered in good faith compliance with Section 409A of the Code.

        (f)    With respect to each Plan that is not subject to United States Law (a "Foreign Benefit Plan"), except as would not reasonably be expected to have a Company Material Adverse Effect: (i) all employer and employee contributions to each Foreign Benefit Plan required by Law or by the terms of such Foreign Benefit Plan have been made or, if applicable, accrued in accordance with normal accounting practices; (ii) each Foreign Benefit Plan required to be registered has been registered and has been maintained in good standing with applicable regulatory authorities; and (iii) each Foreign Benefit Plan has been established, maintained and administered in accordance with its terms, and in compliance with the applicable provisions of applicable Laws.

        SECTION 3.12    Labor and Employment Matters.    Neither the Company nor any Subsidiary is, nor at any time has been, a party to any collective bargaining agreement or other labor union agreements applicable to Persons employed by the Company or any Subsidiary, nor, to the knowledge of the Company, are there any such employees represented by a works council or a labor organization or activities or proceedings of any labor union to organize any such employees. Except as has not had, and would not reasonably be expected to have, a Company Material Adverse Effect, no work stoppage, slowdown, labor dispute or labor strike against the Company or any Subsidiary is pending or, to the knowledge of the Company, threatened in writing. Except as has not had, and would not reasonably be expected to have, a Company Material Adverse Effect, the Company and its Subsidiaries (a) have no direct or indirect liability with respect to any misclassification of any Persons as an independent contractor rather than as an employee and (b) are in compliance with all applicable Laws respecting employment, employment practices, terms and conditions of employment and wages and hours, in each case, with respect to their employees.

        SECTION 3.13    Real Property.    (a) Neither the Company nor any Subsidiary owns any parcel of real property.

        (b)   Section 3.13(b) of the Company Disclosure Schedule lists by address each parcel of real property leased or subleased by the Company or any Subsidiary that is currently used in and material to the conduct of the business of the Company and the Subsidiaries, taken as a whole (the "Leased Properties"), with any guaranty given by the Company or any Subsidiary in connection therewith. The Company or one of its Subsidiaries has a valid leasehold interest in all of the Leased Properties, free and clear of all Liens, except (i) Liens for current taxes and assessments not yet past due, (ii) inchoate mechanics' and materialmen's Liens for construction in progress, (iii) workmen's, repairmen's, warehousemen's and carriers' Liens arising in the ordinary course of business of the Company or such Subsidiary consistent with past practice, and (iv) all Liens and other imperfections of title (including matters of record) and encumbrances that do not materially interfere with the conduct of the business of the Company and the Subsidiaries, taken as a whole, or as have not had, and would not reasonably be expected to have, a Company Material Adverse Effect (collectively, "Permitted Liens"). True and complete copies of all agreements under which the Company or any of its Subsidiaries leases or subleases the Leased Properties (the "Leases") have been made available to Parent and Merger Co. Except as has not had, and would not reasonably be expected to have, a Company Material Adverse Effect, the Company or one of its Subsidiaries has the right to the use and occupancy of the Leased Properties, subject to the terms of the applicable Lease relating thereto and Permitted Liens.

        SECTION 3.14    Intellectual Property.    (a) Except as has not had, and would not reasonably be expected to have, a Company Material Adverse Effect, to the knowledge of the Company (i) the Company and its Subsidiaries own or have the valid right to use all the Intellectual Property (as defined below) that is used in, and all the Intellectual Property that is necessary for, the conduct of the business of the Company and the Subsidiaries, and (ii) the conduct of the business of the Company and its Subsidiaries as currently conducted does not infringe upon, misappropriate, dilute, or otherwise violate ("Infringe") any Intellectual Property rights of any third party. No claim or demand has been given in writing to the Company or any Subsidiary that the Company or any Subsidiary is Infringing upon or may Infringe upon, or that the conduct of the business of the Company or any Subsidiary Infringes upon or may Infringe upon, the Intellectual Property rights of any third party (including any demand that the Company or a Subsidiary must license or refrain from using any Intellectual Property of a third party).

        (b)   Section 3.14(b) of the Company Disclosure Schedule sets forth a true and complete list of all (i) registered trademarks, service marks, trade dress, and domain names, and applications to register the foregoing, (ii) copyright registrations, and (iii) patents and patent applications, in each case which are currently owned by the Company and its Subsidiaries (collectively, "Scheduled Intellectual Property"). Each item listed on Section 3.14(b) of the Company Disclosure Schedule has been duly registered or applied for with the U.S. Patent and Trademark Office, the Canadian Intellectual Property Office, or such other governmental or organizational authority. Except as has not had, and would not reasonably be expected to have, a Company Material Adverse Effect, all prosecution, maintenance, renewal and other similar fees for the Scheduled Intellectual Property have been properly paid and are current, and all registrations and filings thereof remain in full force and effect. There are no actual or, to the knowledge of the Company, threatened opposition proceedings, reexamination proceedings, cancellation proceedings, interference proceedings or other similar actions challenging the validity, existence, ownership, registration or use of any portion of the Scheduled Intellectual Property. None of the Scheduled Intellectual Property has been previously adjudged to be invalid or unenforceable in whole or in part.

        (c)   Except as has not had, and would not reasonably be expected to have, a Company Material Adverse Effect, with respect to the Scheduled Intellectual Property, and with respect to all other Intellectual Property rights that are owned by the Company or any of its Subsidiaries (except for portions thereof that consist of third-party products licensed from others) which are either embodied in products of the Company or any of its Subsidiaries or are otherwise material to the business of the Company and its Subsidiaries, taken as a whole (collectively, "Owned Intellectual Property"), the Company or a Subsidiary is the owner of the entire right, title and interest in and to such Owned Intellectual Property and is entitled to make, use, offer for sale, sell, import, license and transfer products made in accordance with the Owned Intellectual Property and otherwise to exploit such Owned Intellectual Property in the continued operation of its respective business consistent with past practice. To the knowledge of the Company, no Person has or is engaged in any activity that has Infringed upon the Owned Intellectual Property. Neither the Company nor any Subsidiary has exclusively licensed any material Owned Intellectual Property to any Person.

        (d)   Except as has not had, and would not reasonably be expected to have, a Company Material Adverse Effect, to the knowledge of the Company, the Company and its Subsidiaries use the Intellectual Property of third parties only pursuant to valid, effective written license agreements (collectively, the "Third Party Licenses") that will allow the continued operation of the Company's business consistent with past practice, subject to Sections 3.05(a)(ii) and 3.05(a)(iii) of the Company Disclosure Schedule. Section 3.14(d) of the Company Disclosure Schedule sets forth a true and complete list of all third-party Software contained or embedded in the Owned Software (as defined below) that, if the Company or any of its Subsidiaries did not have the right to make, use, offer for sale, sell, import, license, transfer, sublicense, or otherwise exploit, would have, or could reasonably be expected to have, a Company Material Adverse Effect.

        (e)   Except as has not had, and would not reasonably be expected to have, a Company Material Adverse Effect, the Company and its Subsidiaries have taken commercially reasonable actions to protect, preserve and maintain the Owned Intellectual Property and to maintain the confidentiality and secrecy of and restrict the improper use of confidential information, trade secrets and proprietary information under applicable Law. Without limitation, such reasonable actions have included requiring employees and consultants to enter into non-disclosure and intellectual property assignment agreements, in each case to the extent that such employees or consultants have worked with or have developed any part of the Owned Intellectual Property. Except as has not had, and would not reasonably be expected to have, a Company Material Adverse Effect, to the knowledge of the Company, (i) there has been no unauthorized disclosure of any confidential information, trade secrets or proprietary information of the Company or any Subsidiary, and (ii) there has been no breach of the Company's or any Subsidiary's security procedures wherein any Company or Subsidiary confidential information, trade secrets or proprietary information has been disclosed to a third Person.

        (f)    With respect to each item of Computer Software which is included in Owned Intellectual Property ("Owned Software"), the Company or a Subsidiary is in actual possession and control of the applicable source code, object code, code writes, notes, documentation, programmers' notes, source code annotations, user manuals and know-how to the extent required for use, distribution, development, enhancement, maintenance and support of the Owned Software, subject to any licenses granted to third parties therein. Neither the Company nor any of it Subsidiaries has disclosed Owned Software source code to any other Person, except in connection with (i) a source code escrow agreement in which release of the Owned Software source code is generally limited to the following contingencies: (x) the Company ceases to support the relevant software as required by the relevant license agreement, (y) the Company fails adequately to maintain service levels established in the relevant license agreement, or (z) the Company ceases to conduct the relevant business, becomes insolvent or enters into bankruptcy; or (ii) a non-exclusive license of Owned Software source code to clients. Such disclosures of source code have only been made pursuant to written confidentiality terms that reasonably protect the Company's or Subsidiary's rights in the Owned Software. Except as has not had, and would not reasonably be expected to have, a Company Material Adverse Effect, neither the Company nor any Subsidiary is obligated to operate in accordance with any outsourcing agreement or to support or maintain any of the Owned Software except pursuant to agreements that provide for periodic payments to the Company or a Subsidiary for such services or pursuant to warranty obligations.

        (g)   Except as has not had, and would not reasonably be expected to have, a Company Material Adverse Effect, none of the Computer Software products of the Company or any of its Subsidiaries incorporates or is comprised of or distributed with any Publicly Available Software (as defined below), or is otherwise subject to the provisions of any "open source" or third party license agreement that (i) requires the distribution of source code in connection with the distribution of such software in object code form; (ii) materially limits the Company's and its Subsidiaries' freedom to seek full compensation in connection with marketing, licensing, and distributing such software products; or (iii) allows a customer or requires that a customer have the right to decompile, disassemble or otherwise reverse engineer the software by its terms and not by operation of law. Except as has not had, and would not reasonably be expected to have, a Company Material Adverse Effect, to the knowledge of the Company, the Owned Software does not contain any Self-Help Code or Unauthorized Code (as defined below).

        (h)   Except as has not had, and would not reasonably be expected to have, a Company Material Adverse Effect (i) the Company and its Subsidiaries have complied with all applicable contractual and legal requirements pertaining to information privacy and security, and the consummation of the transactions contemplated hereunder will not result in a violation thereof, and (ii) no written complaint relating to an improper use or disclosure of, or a breach in the security of, any such information has been made against the Company or any Subsidiary.

        (i)    For purposes of this Agreement, "Intellectual Property" means the following and all rights pertaining thereto: (i) inventions (whether patentable or not), improvements thereto, and patents, patent applications, provisional patent applications, patent disclosures and statutory invention registrations (including all utility models and other patent rights under the laws of all countries), (ii) trademarks, service marks, trade dress, distinguishing guises, logos, trade names, service names, corporate names, domain names and other brand identifiers, and registrations and applications for registration thereof, (iii) copyrights, proprietary designs, Computer Software (as defined below), mask works, databases, and registrations and applications for registration thereof, (iv) confidential and proprietary information, trade secrets, know-how and show-how, and (v) all similar rights, however denominated, throughout the world.

        SECTION 3.15    Taxes.

        (a)   All Tax Returns required to be filed by or with respect to the Company or any of its Subsidiaries have been properly prepared and timely filed, and all such Tax Returns (including information provided therewith or with respect thereto) are true, correct and complete, except for Tax Returns as to which the failure to so file or be true and complete has not had, and would not reasonably be expected to have, a Company Material Adverse Effect.

        (b)   The Company and its Subsidiaries have fully and timely paid all Taxes (whether or not shown to be due on the Tax Returns referred to in Section 3.15(a)), except for Taxes being contested in good faith and for which adequate reserves have been established in accordance with GAAP and for Taxes as to which the failure to pay has not had, and would not reasonably be expected to have, a Company Material Adverse Effect. Except as has not had, and would not reasonably be expected to have, a Company Material Adverse Effect, and without taking into account any transaction contemplated by this Agreement and based on activities to date, adequate reserves in accordance with GAAP have been established by the Company and its Subsidiaries for all Taxes not yet due and payable in respect of taxable periods ending on the date hereof.

        (c)   All amounts of Tax required to be withheld by the Company and its Subsidiaries have been or will be timely withheld and paid over to the appropriate Tax authority, except for Taxes as to which the failure to withhold has not had, and would not reasonably be expected to have, a Company Material Adverse Effect.

        (d)   Except as has not had, and would not reasonably be expected to have, a Company Material Adverse Effect, no deficiency for any amount of Tax has been asserted or assessed by any Governmental Authority in writing against the Company or any Subsidiary (or, to the knowledge of the Company, has been threatened or proposed), except for deficiencies which have been satisfied by payment, settled or been withdrawn or which are being contested in good faith and are Taxes for which the Company or the appropriate Subsidiary has set aside adequate reserves in accordance with GAAP. Except as has not had, and would not reasonably be expected to have, a Company Material Adverse Effect, no audit or other proceeding by any Governmental Authority is pending or threatened in writing with respect to any Taxes due from or with respect to the Company or any of its Subsidiaries.

        (e)   There are no Tax indemnification, allocation or sharing agreements (or similar agreements) under which the Company or any of its Subsidiaries could be liable for the Tax liability of an entity that is neither the Company nor any or its Subsidiaries, except for such agreements that would not reasonably be expected to have a Company Material Adverse Effect.

        (f)    Neither the Company nor any of its Subsidiaries has constituted either a "distributing corporation" or a "controlled corporation" in a distribution of stock qualifying for tax-free treatment under Section 355 of the Code in the two years prior to the date of this Agreement.

        (g)   None of the Company or any of its Subsidiaries has entered into a "listed transaction" that has given rise to a disclosure obligation under Section 6011 of the Code and the Treasury Regulations promulgated thereunder and that has not been disclosed in the relevant Tax Return of the Company or relevant Subsidiary.

        SECTION 3.16    Environmental Matters.    Except as has not had, and would not reasonably be expected to have, a Company Material Adverse Effect, (i) to the knowledge of the Company, there is and has been no release of Materials of Environmental Concern that requires response action under applicable Environmental Law at, on or under any of the properties currently owned, leased or operated by the Company or any of the Subsidiaries or, during the period of the Company's or the Subsidiaries' ownership, lease or operation thereof, formerly owned, leased or operated by the Company or any of the Subsidiaries; and (ii) there are no written claims or notices pending or, to the knowledge of the Company, issued to or threatened against the Company or any of the Subsidiaries alleging violations of or liability under any Environmental Law or otherwise concerning the release or management of Materials of Environmental Concern.

        SECTION 3.17    Specified Contracts.    (a) Except as has not had, and would not reasonably be expected to have, a Company Material Adverse Effect, (i) each Specified Contract is a legal, valid and binding obligation of the Company or a Subsidiary, as applicable, in full force and effect and enforceable against the Company or a Subsidiary in accordance with its terms, subject to the effect of any applicable bankruptcy, insolvency (including all laws relating to fraudulent transfers), reorganization, moratorium or similar laws affecting creditors' rights generally and subject to the effect of general principles of equity, (ii) to the knowledge of the Company, each Specified Contract is a legal, valid and binding obligation of the counterparty thereto, in full force and effect and enforceable against such counterparty in accordance with its terms, subject to the effect of any applicable bankruptcy, insolvency (including all laws relating to fraudulent transfers), reorganization, moratorium, or similar laws affecting creditors' rights generally and subject to the effect of general principles of equity, (iii) neither the Company nor any of its Subsidiaries is and, to the Company's knowledge, no counterparty is, in breach or violation of, or in default under, any Specified Contract, (iv) none of the Company or any of the Subsidiaries has received any written claim of default under any Specified Contract or any written notice of an intention to terminate, not renew or challenge the validity or enforceability of any Specified Contract and (v) and except for the execution, delivery and performance of this Agreement and the transactions contemplated hereby, to the Company's knowledge, no event has occurred which will result in a breach or violation of, or a default under, any Specified Contract (in each case, with or without notice or lapse of time or both).

        (b)   For purposes of this Agreement, the term "Specified Contract" means any of the following Contracts (together with all exhibits and schedules thereto) to which the Company or any Subsidiary is a party as of the date of this Agreement:

            (i)  any limited liability company agreement, joint venture or other similar agreement or arrangement with respect to any material business of the Company and the Subsidiaries, taken as a whole, other than any such limited liability company, partnership or joint venture that is a wholly-owned Subsidiary;

           (ii)  any Contract or Contracts relating to or evidencing Indebtedness in an amount in excess of $1,000,000, individually or in the aggregate, other than capital and equipment leases entered into in the ordinary course of business;

          (iii)  any Contract filed or required to be filed as an exhibit to the Company's Annual Report on Form 10-K pursuant to Item 601(b)(10) of Regulation S-K or disclosed or required to be disclosed by the Company in a Current Report on Form 8-K, other than Plans disclosed in Section 3.11(a) of the Company Disclosure Schedule;

          (iv)  any material Contract that purports to limit the right of the Company or the Subsidiaries or any Affiliate of the Company (A) to engage or compete in any line of business or (B) to compete with any Person or operate in any location;

           (v)  any Contract that (A) contains most favored customer pricing provisions with any third party (other than Contracts entered into in the ordinary course of business consistent with past practice) or (B) grants any exclusive rights, rights of first refusal, rights of first negotiation or similar rights to any Person, in the case of each of (A) and (B) in a manner which is material to the business of the Company and its Subsidiaries, taken as a whole;

          (vi)  any Contract entered into after January 1, 2003, or not yet consummated, for the acquisition or disposition, directly or indirectly (by merger or otherwise), of assets or capital stock or other equity interests of any Person for aggregate consideration under such Contract in excess of $5,000,000 individually, or $10,000,000 in the aggregate or pursuant to which the Company or any of its Subsidiaries has continuing indemnification, "earn-out" or other contingent payment obligations;

         (vii)  any Contract of the type specified in Section 5.01(n) or between or among the Company or a Subsidiary, on the one hand, and any of their respective Affiliates (other than the Company or any Subsidiary), on the other hand, that involves amounts of more than $60,000;

        (viii)  any Contract with any customer of the Company or any Subsidiary providing for annual payments to the Company and its Subsidiaries in excess of $250,000 during the Company's 2006 fiscal year (a "Customer Agreement");

          (ix)  any Contract with any supplier of the Company or any Subsidiary providing for annual payments from the Company and its Subsidiaries in excess of $250,000 during the Company's 2006 fiscal year;

           (x)  any annual software maintenance contract or agreement (an "Annual Maintenance Agreement") providing for payments to the Company and its Subsidiaries in excess of $250,000 during the Company's 2006 fiscal year;

          (xi)  any Contract providing for payments to the Company and its Subsidiaries in excess of $250,000 during the Company's 2006 fiscal year in which the Company or any Subsidiary performs any processing services for a third party, including, but not limited to, receipt and reconciliation of third-party data and/or reporting reconciliation of data to a third party (an "Outsourcing Agreement");

         (xii)  any Lease; and

        (xiii)  any Third Party Licenses related to the Company's or any Subsidiary's use of third party Computer Software or other Intellectual Property that, if the Company or any of its Subsidiaries did not have the right to make, use, offer for sale, sell, import, license, transfer, sublicense or otherwise exploit, would have, or would reasonably be expected to have, a Company Material Adverse Effect.

        The Company has made available to Parent true and correct copies of each Specified Contract. A true and complete list of the Customer Agreements with the Company's 30 largest banking and credit union customers (as measured by the total asset size of such customers) is set forth on Section 3.17(b) of the Company Disclosure Schedule. Neither the Company nor any Subsidiary has been notified in writing by any party to any (i) Customer Agreement with a reseller (a "Reseller Agreement"), (ii) Annual Maintenance Agreement or (iii) Outsourcing Agreement that such party intends to terminate such Reseller Agreement, Annual Maintenance Agreement or Outsourcing Agreement, as the case may be, or fail to renew such Reseller Agreement, Annual Maintenance Agreement or Outsourcing Agreement, as the case may be, at the end of its current term.

        SECTION 3.18    Insurance.    The Company has made available to Parent true and complete copies of all material insurance policies owned or held by the Company and each Subsidiary. With respect to each such insurance policy, except as has not had, and would not reasonably be expected to have, a Company Material Adverse Effect: (i) the policy is legal, valid, binding and enforceable in accordance with its terms and, except for policies that have expired under their terms in the ordinary course, is in full force and effect; (ii) neither the Company nor any Subsidiary is in material breach or default (including any such breach or default with respect to the payment of premiums or the giving of notice), and, to the Company's knowledge, no event has occurred which, with notice or the lapse of time, will constitute such a breach or default, or permit termination or modification, under the policy; (iii) to the knowledge of the Company, as of the date hereof, no insurer on the policy has been declared insolvent or placed in receivership, conservatorship or liquidation; and (iv) to the knowledge of the Company, no written notice of cancellation or termination has been received other than in connection with ordinary renewals.

        SECTION 3.19    Board Approval; Vote Required.    (a) The Company Board and the Special Committee, by resolutions duly adopted at a meeting duly called and held, which resolutions, subject to Section 6.04, have not been subsequently rescinded, modified or withdrawn in any way, has by unanimous vote of those directors, or members, as the case may be, present (who constituted 100% of the directors or members, as the case may be, then in office) duly (i) determined that this Agreement, the Merger and the Other Transactions are fair to and in the best interests of the Company and its stockholders, (ii) approved this Agreement, the Merger and the Other Transactions and with respect to this Agreement, declared its advisability, and (iii) recommended that the stockholders of the Company adopt this Agreement and directed that this Agreement be submitted for consideration by the Company's stockholders at the Company Stockholders' Meeting. Assuming the accuracy of Parent's representations and warranties in Section 4.10, the approval of this Agreement by the Company Board and the Special Committee constitutes approval of this Agreement and the Merger for purposes of Section 203 of the DGCL ("Section 203") and represents the only action necessary to ensure that the restrictions on "Business Combinations" (as that term is defined in Section 203) of Section 203 do not apply to the execution and delivery of this Agreement or the consummation of the Merger and the Other Transactions. To the knowledge of the Company, no "fair price," "moratorium," "control share acquisition," or other similar anti-takeover statute or regulation enacted under state or federal laws in the United States (with the exception of Section 203) applicable to the Company is applicable to the transactions contemplated by this Agreement.

        (b)   Assuming the accuracy of Parent's representations and warranties in Section 4.10, the only vote of the holders of any class or series of capital stock or other securities of the Company necessary to adopt this Agreement or consummate the Other Transactions is the Requisite Stockholder Vote.

        SECTION 3.20    Opinion of Financial Advisor.    The Company has received the opinion of SunTrust Capital Markets, Inc. ("SunTrust"), to the effect that, as of the date of this Agreement, the Merger Consideration to be received by the holders of Company Common Stock (other than holders of Shares being contributed to Parent in connection with the Merger) is fair, from a financial point of view, to such holders. An executed copy of such opinion (to the extent such opinion is set forth in writing) has been made available to Parent and Merger Co.

        SECTION 3.21    Brokers.    Except for SunTrust and Wachovia Capital Markets, LLC ("Wachovia"), no broker, finder or investment banker is entitled to any brokerage, finder's or other fee or commission in connection with the transactions contemplated hereby based upon arrangements made by or on behalf of the Company. The Company has delivered to Parent complete and accurate copies of all agreements under which any fees or expenses are or may be payable to SunTrust or Wachovia.

ARTICLE IV.
REPRESENTATIONS AND WARRANTIES OF PARENT AND MERGER CO

        Each of Parent and Merger Co, jointly and severally, hereby represents and warrants to the Company that:

        SECTION 4.01    Corporate Organization.    Each of Parent and Merger Co is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization and has the requisite corporate power and authority and all necessary governmental approvals to own, lease and operate its properties and to carry on its business as it is now being conducted, except where the failure to be so organized, existing or in good standing or to have such power, authority and governmental approvals would not, individually or in the aggregate, prevent or materially delay consummation of the Merger or otherwise prevent or materially delay either Parent or Merger Co from performing its obligations under this Agreement.

        SECTION 4.02    Certificate of Incorporation and Bylaws.    Each of Parent and Merger Co has heretofore furnished to the Company a complete and correct copy of its Certificate of Incorporation and Bylaws, each as amended to the date hereof. Such Certificates of Incorporation and Bylaws are in full force and effect.

        SECTION 4.03    Authority Relative to This Agreement.    Assuming the adoption of this Agreement by the affirmative vote of Parent as the sole stockholder of Merger Co (which shall have been obtained prior the Closing Date), each of Parent and Merger Co has all necessary corporate or other power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the Merger. The execution, delivery and performance of this Agreement by each of Parent and Merger Co and the consummation by each of Parent and Merger Co of the Merger have been duly and validly authorized by all necessary corporate or other action, and no other corporate or other proceedings on the part of Parent or Merger Co are necessary to authorize this Agreement or to consummate the Merger (other than the adoption of this Agreement by the affirmative vote of Parent as the sole stockholder of Merger Co, which shall have been obtained prior the Closing Date). This Agreement has been duly and validly executed and delivered by each of Parent and Merger Co and, assuming due authorization, execution and delivery by the Company, constitutes a legal, valid and binding obligation of each of Parent and Merger Co, enforceable against each of Parent and Merger Co in accordance with its terms, subject to the effect of any applicable bankruptcy, insolvency (including all laws relating to fraudulent transfers), reorganization, moratorium or similar laws affecting creditors' rights generally and subject to the effect of general principles of equity.

        SECTION 4.04    No Conflict; Required Filings and Consents.    (a) The execution and delivery of this Agreement by each of Parent and Merger Co do not, and the performance of this Agreement by each of Parent and Merger Co and the consummation by each of Parent and Merger Co of the Merger will not, (i) conflict with or violate the respective Certificates of Incorporation or Bylaws of Parent or Merger Co, (ii) assuming that all consents, approvals, authorizations and other actions described in Section 4.04(b) have been obtained and that all filings and other actions described in Section 4.04(b) have been made or taken, conflict with or violate any Law applicable to either Parent or Merger Co or by which any property or asset of either of them is bound or affected, or (iii) result in any breach or violation of, or constitute a default (or an event which, with notice or lapse of time or both, would become a default) under, require consent or result in a loss of a material benefit under, give rise to a material obligation under, give to others any right of termination, amendment, acceleration or cancellation of, or result in the creation of a Lien on any property or asset of either Parent or Merger Co pursuant to any Contract to which either Parent or Merger Co is a party or by which either Parent or Merger Co or any of their respective properties or assets is bound or affected, except, with respect to clauses (ii) and (iii), for any such conflicts, violations, breaches, defaults or other occurrences which would not, individually or in the aggregate, prevent or materially delay consummation of the Merger or otherwise prevent or materially delay Parent or Merger Co from materially performing their obligations under this Agreement.

        (b)   The execution and delivery of this Agreement by each of Parent and Merger Co do not, and the performance of this Agreement by each of Parent and Merger Co and the consummation by each of Parent and Merger Co of the Merger will not, require any consent, approval, authorization or permit of, or filing with or notification to, any Governmental Authority, except for such consents, approvals, authorizations, permits, filings or notifications arising under (i) applicable requirements, if any, of the Exchange Act, (ii) the pre-merger notification requirements of the HSR Act and Other Antitrust Laws of any other applicable jurisdiction, (iii) the filing of the Certificate of Merger and any other appropriate merger documents as required by the DGCL, (iv) compliance with any applicable foreign or state securities laws or blue sky laws and (v) where the failure to obtain such consents, approvals, authorizations or permits, or to make such filings or notifications, would not, individually or in the aggregate, prevent or materially delay consummation of the Merger or otherwise prevent or materially delay either Parent or Merger Co from materially performing its obligations under this Agreement.

        SECTION 4.05    Absence of Litigation.    As of the date of this Agreement, there is no Action pending or, to the knowledge of the officers of Parent and Merger Co, overtly threatened, against either Parent or Merger Co or any of their Affiliates or any of their property or assets before any Governmental Authority that would or seeks to materially delay or prevent the consummation of the Merger. As of the date of this Agreement, neither Parent nor Merger Co nor any of their Affiliates nor any property or asset of Parent, Merger Co or any of their Affiliates is subject to any continuing order of, consent decree, settlement agreement or other similar written agreement with, or, to the knowledge of the officers of Parent and Merger Co, continuing investigation by, any Governmental Authority, or any order, writ, judgment, injunction, decree, determination or award of any Governmental Authority that would or seeks to materially delay or prevent the consummation of the Merger or the ability of Parent or Merger Co to perform any of their respective obligations hereunder.

        SECTION 4.06    Operations of Parent and Merger Co.    Each of Parent and Merger Co was formed solely for the purpose of engaging in the transactions contemplated hereby, has engaged in no other business activities, has conducted its operations only as contemplated by this Agreement and prior to the Effective Time will have incurred no liabilities or obligations other than in connection with the Merger and the Other Transactions, including in connection with arranging the Financing.

        SECTION 4.07    Financing.    Parent has delivered to the Company true and complete copies of (a) executed commitment letters (the "Equity Funding Letters") from (i) Carlyle Partners IV, L.P. and CP IV Coinvestment, L.P., and (ii) Providence Equity Partners V L.P. and Providence Equity Partners V-A L.P., to provide equity financing in the respective amounts set forth therein (the "Equity Financing") and (b) executed commitment letters (the "Debt Commitment Letters" and, together with the Equity Funding Letters, the "Financing Commitments") among Parent and Wachovia Bank, National Association, Wachovia Investment Holdings, LLC, Wachovia Capital Markets, LLC, JPMorgan Chase Bank, N.A., J.P. Morgan Securities Inc., Merrill Lynch Capital Corporation and Merrill Lynch, Pierce, Fenner & Smith Incorporated to provide debt financing in the respective amounts set forth therein (being collectively referred to as the "Debt Financing," and, together with the Equity Financing, the "Financing"). None of the Equity Funding Letters or, as of the date of this Agreement, the Debt

Commitment Letters has been amended or modified, and the respective commitments contained in the Equity Funding Letters and, to the knowledge of Parent as of the date of this Agreement, the Debt Commitment Letters, have not been withdrawn or rescinded in any respect. Each of the Equity Funding Letters, in the form so delivered, is in full force and effect and is a legal, valid and binding obligation of Parent and the other parties thereto. Each of the Debt Commitment Letters, in the form so delivered, is in full force and effect as of the date of this Agreement and is a legal, valid and binding obligation of Parent for so long as it is in effect and, to the knowledge of Parent, for so long as it is in effect, of the other parties thereto. As of the date of this Agreement, no event has occurred which, with or without notice, lapse of time or both, would constitute a default or breach on the part of Parent under any term or condition of the Financing Commitments. As of the date of this Agreement, Parent has no reason to believe that it will be unable to satisfy on a timely basis any term or condition of closing to be satisfied by it contained in the Financing Commitments. Parent has fully paid any commitment fees incurred in connection with the Financing Commitments and due and payable prior to the date hereof. There are no conditions precedent or other contingencies related to the funding of the full amounts contemplated by (i) the Equity Funding Letters, other than as set forth in or contemplated by the Equity Funding Letters, or (ii) as of the date of this Agreement, to the knowledge of Parent, the Debt Commitment Letters, other than as set forth in or contemplated by the Debt Commitment Letters. Assuming the satisfaction of the conditions set forth in Sections 7.02(a), 7.02(b) and 7.02(d), the Financing Commitments, when funded, will provide the Surviving Corporation with financing immediately after the Effective Time sufficient to consummate the Merger upon the terms contemplated by this Agreement and to pay all related fees and expenses associated therewith, including payment of all amounts under Article II.

        SECTION 4.08    Guarantees.    Concurrently with the execution of this Agreement, Parent has delivered to the Company the guarantees (the "Guarantees") of Carlyle Partners IV, L.P., Providence Equity Partners V L.P. and Providence Equity Partners V-A L.P. (collectively, the "Guarantors") with respect to certain matters on the terms set forth therein.

        SECTION 4.09    Brokers.    Except for the fees and expenses of Merrill Lynch & Co., the Company will not be responsible for any brokerage, finder's or other fee or commission to any broker, finder or investment banker in connection with the transactions contemplated hereby based upon arrangements made by or on behalf of either Parent or Merger Co.

        SECTION 4.10    Ownership of Company Common Stock.    Neither Parent nor any of Parent's "Affiliates" or "Associates" directly or indirectly "owns," and at all times since September 1, 2003, neither Parent nor any of Parent's Affiliates directly or indirectly has "owned," beneficially or otherwise, 15% or more of the outstanding Company Common Stock, as those terms are defined in Section 203.

ARTICLE V.
CONDUCT OF BUSINESS PENDING THE MERGER

        SECTION 5.01    Conduct of Business by the Company Pending the Merger.    The Company agrees that, between the date of this Agreement and the Effective Time, except as expressly contemplated by this Agreement or as set forth in Section 5.01 of the Company Disclosure Schedule, or as subsequently consented to in writing by Parent (which consent shall not be unreasonably withheld or delayed), the businesses of the Company and the Subsidiaries shall be conducted in the ordinary course of business and in a manner consistent with past practice, and the Company shall, and shall cause each of the Subsidiaries to, use its reasonable best efforts consistent with past practice to preserve substantially intact the business organization of the Company and the Subsidiaries, to keep available the services of its present officers and key employees and to maintain the current relationships of the Company and the Subsidiaries with customers, suppliers and other Persons with which the Company or any Subsidiary has material business relations. Without limiting the generality of the foregoing, except as contemplated by any other provision of this Agreement or as set forth in Section 5.01 of the Company Disclosure Schedule, the Company agrees that neither the Company nor any Subsidiary shall, between the date of this Agreement and the Effective Time, directly or indirectly, do any of the following without the prior written consent of Parent, which consent shall not be unreasonably withheld or delayed:

          (a)   amend or otherwise change its Certificate of Incorporation or Bylaws;

          (b)   issue, deliver, sell, transfer, dispose of, pledge or encumber any shares of its capital stock or equity interests, any other voting securities or any securities convertible into, or any rights, warrants or options to acquire, any such shares of capital stock or equity interests, voting securities or convertible securities, other than (i) the grant to employees, consultants and directors of the Company or the Subsidiaries, in the ordinary course of business, of (x) Company Stock Options not to exceed options to purchase 250,000 shares of Company Common Stock in the aggregate and (y) shares of Restricted Stock (subject to the terms set forth in Section 5.01(b) of the Company Disclosure Schedule), not to exceed 100,000 shares in the aggregate, (ii) the issuance of shares of Company Common Stock issuable pursuant to Company Stock Options outstanding on the date hereof and set forth in Section 3.03(a)(i) of the Company Disclosure Schedule (or pursuant to Company Stock Options issued in accordance with clause (i) above) or in connection with the vesting of RSUs outstanding on the date of this Agreement in accordance with their original terms, (iii) the issuance of shares of Company Common Stock upon exercise of rights to purchase shares of Company Common Stock outstanding under the ESPP as of the date hereof and set forth in Section 3.03(a)(i) of the Disclosure Schedule, or (iv) the issuance of shares of Company Common Stock upon the conversion of Convertible Notes;

          (c)   declare, set aside, make or pay any dividend or other distribution, payable in cash, stock, property or otherwise, with respect to any of its capital stock or equity interests, except for dividends by any direct or indirect wholly-owned Subsidiary to the Company or any other wholly-owned Subsidiary;

          (d)   other than in the case of wholly-owned Subsidiaries and other than cashless exercises of Company Stock Options or the withholding of RSUs in accordance with their terms, reclassify, combine, split, subdivide or redeem, or purchase or otherwise acquire, directly or indirectly, any capital stock or equity interests of the Company or any Subsidiary;

          (e)   (i) acquire (including by merger, consolidation, or acquisition of stock or assets or any other business combination) any corporation, partnership, other business or business organization or any division or business unit thereof; (ii) incur, guarantee, modify, repurchase, prepay or redeem any Indebtedness other than in connection with repayments with respect to the Company's existing credit facilities, as set forth on Section 5.01(e) of the Company Disclosure Schedule; (iii) in 2006, authorize, make or make any commitment with respect to, any single capital expenditure which is in excess of $750,000 or capital expenditures which are, in the aggregate, in excess of $10,000,000; (iv) in any fiscal quarter of 2007, authorize, make or make any commitment with respect to, capital expenditures which are, in the aggregate, in excess of $12,000,000; (v) enter into any new line of business; (vi) other than in the ordinary course of business or pursuant to Contracts existing as of the date hereof providing for advances to Company employees, make any loans, advances or capital contributions to, or investments in, Persons other than wholly-owned Subsidiaries or (vii) other than in the ordinary course of business and consistent with past practice, sell, lease, license, encumber or otherwise dispose of (by merger, consolidation, sale of stock or assets or otherwise) any of its material assets;

          (f)    adopt or enter into a plan of complete or partial liquidation, dissolution, restructuring, recapitalization or other reorganization of the Company or any Subsidiary (other than the Merger);

          (g)   (i) increase the salary, wages, benefits, bonuses or other compensation payable or to become payable to its current or former directors or officers, or materially increase the salary, wages, benefits, bonuses or other compensation payable or to become payable to its current or former employees, except, in each case, for increases required under employment agreements existing on the date hereof and disclosed to Parent; (ii) enter into any employment, change of control or severance agreement with, or establish, adopt, enter into or materially amend any Plan, bonus, profit sharing, thrift, stock option, restricted stock, pension, retirement, welfare, deferred compensation, employment, change of control, termination, severance or other benefit plan, agreement, policy or arrangement for the benefit of, any current or former director, officer or employee; (iii) accelerate the payment of any compensation or benefit under any Plan; (iv) grant any new awards under any Plan; except in each of clauses (i) through (iv) in the ordinary course of business, consistent with past practices with respect to employees that are not officers or directors, or as may be required by the terms of any such plan, agreement, policy or arrangement in effect on the date hereof or as may be required by applicable Law;

          (h)   other than in the ordinary course of business consistent with past practice or except to the extent required by Law, make or change any material Tax election, settle or compromise any material Tax liability of the Company or any of its Subsidiaries, agree to an extension of the statute of limitations with respect to the assessment or determination of material Taxes of the Company or any of its Subsidiaries, file any amended Tax Return with respect to any material Tax, enter into any closing agreement with respect to any material Tax or surrender any right to claim a material Tax refund;

          (i)    make any change in financial accounting methods or method of income Tax accounting, principles or practices materially affecting the reported consolidated assets, liabilities or results of operations of the Company and its Subsidiaries, except insofar as may have been required by a change in GAAP or Law;

          (j)    write up, write down or write off the book value of any of its assets, other than (i) in the ordinary course of business and consistent with past practice or (ii) as may be required by GAAP;

          (k)   waive, settle or satisfy any material claim (which shall include, but not be limited to, any pending or threatened material Action), other than in the ordinary course of business and consistent with past practice or that otherwise do not exceed $1,000,000 in the aggregate (net of insurance recoveries);

          (l)    enter into any agreement that restricts its ability to engage or compete in any line of business in any respect material to the business of the Company and the Subsidiaries, taken as a whole;

          (m)  other than in the ordinary course of business consistent with past practice, and on terms not materially adverse to the Company and the Subsidiaries taken as a whole, enter into, amend or modify in any material respect, cancel or consent to the termination of any Specified Contract or any Contract that would be a Specified Contract if in effect on the date of this Agreement;

          (n)   enter into, renew or amend in any material respect any transaction, agreement, arrangement or understanding between (i) the Company or any Subsidiaries, on the one hand, and (ii) any Affiliate of the Company (other than any of the Company's Subsidiaries), on the other hand, of the type that would be required to be disclosed under Item 404 of Regulation S-K;

          (o)   (i) assign, transfer, license or sublicense, mortgage or encumber, abandon, permit to lapse, or otherwise dispose of any material Intellectual Property, except for non-exclusive licenses or non-exclusive sublicenses of Owned Intellectual Property in the ordinary course of business, or (ii) fail to pay any fee, take any action or make any filing reasonably necessary to maintain the material Scheduled Intellectual Property;

          (p)   (i) take any action that would reasonably be likely to prevent or materially delay satisfaction of the conditions contained in Section 7.01 or 7.02 or the consummation of the Merger, or (ii) take any action that would have or would reasonably be expected to have a Company Material Adverse Effect; or

          (q)   announce an intention, enter into any formal or informal agreement or otherwise make a commitment, to do any of the foregoing.

        SECTION 5.02    Conduct of Parent and Merger Co.    Each of Parent and Merger Co agrees that, from the date of this Agreement to the Effective Time, it shall not take any action that is (i) inconsistent with the terms and conditions of this Agreement; and (ii) intended to, or would reasonably be expected to, individually or in the aggregate, prevent, materially delay or materially impede the ability of Parent and Merger Co to consummate the Merger or the other transactions contemplated by this Agreement.

ARTICLE VI.
ADDITIONAL AGREEMENTS

        SECTION 6.01    Proxy Statement; Other Filings.    As promptly as reasonably practicable following the date of this Agreement, (a) the Company shall prepare and file with the SEC the preliminary Proxy Statement, and (b) each of the Company, Parent and Merger Co shall cooperate to, and shall cause their respective Affiliates to cooperate to, prepare and file with the SEC all other documents that are required to be filed by such party in connection with the transactions contemplated hereby (the "Other Filings"). Each of the Company, Parent and Merger Co shall furnish all information concerning itself and its Affiliates that is required to be included in the Proxy Statement or, to the extent applicable, the Other Filings, or that is customarily included in proxy statements or other filings prepared in connection with transactions of the type contemplated by this Agreement. Each of the Company, Parent and Merger Co shall use its reasonable best efforts to respond as promptly as reasonably practicable to any comments of the SEC with respect to the Proxy Statement or the Other Filings, and the Company shall use its reasonable best efforts to cause the definitive Proxy Statement to be mailed to the Company's stockholders as promptly as reasonably practicable after the Proxy Statement has been cleared by the SEC. Each party shall promptly notify the other parties upon the receipt of any comments from the SEC or its staff or any request from the SEC or its staff for amendments or supplements to the Proxy Statement or the Other Filings and shall provide the other parties with copies of all correspondence between it and its representatives, on the one hand, and the SEC and its staff, on the other hand, relating to the Proxy Statement or the Other Filings. If at any time prior to the Effective Time, any information relating to the Company, Parent, Merger Co or any of their respective Affiliates, officers or directors, should be discovered by the Company, Parent or Merger Co which should be set forth in an amendment or supplement to the Proxy Statement or the Other Filings, so that the Proxy Statement or the Other Filings shall not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading, the party that discovers such information shall promptly notify the other parties, and an appropriate amendment or supplement describing such information shall be filed with the SEC and, to the extent required by applicable Law, disseminated to the stockholders of the Company. Notwithstanding anything to the contrary stated above, prior to filing or mailing the Proxy Statement or filing the Other Filings (or, in each case, any amendment or supplement thereto) or responding to any comments of the SEC with respect thereto, the party responsible for filing or mailing such document shall provide the other parties with a reasonable opportunity to review and comment on such document or response and shall include in such document or response comments reasonably proposed by the other party, to the extent such comments relate specifically to statements made with respect to such other party or its Affiliates. The Proxy Statement and the Other Filings that are filed by the Company will comply as to form in all material respects with the requirements of the Exchange Act and the rules and regulations promulgated thereunder. The Company hereby covenants and agrees that none of the information included or incorporated by reference in the Proxy Statement or in the Other Filings to be made by the Company will, in the case of the Proxy Statement, at the date it is first mailed to the Company's stockholders or at the time of the Company Stockholders' Meeting, or, in the case of any Other Filing, at the date it is first mailed to the Company's stockholders or at the date it is filed with the SEC, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading, except that no covenant is made by the Company with respect to statements made or incorporated by reference therein based on information supplied by Parent or Merger Co or any Affiliate of Parent or Merger Co in connection with the preparation of the Proxy Statement or the Other Filings for inclusion or incorporation by reference therein. Parent and Merger Co hereby covenants and agree that none of the information supplied by Parent or Merger Co or any Affiliate of Parent or Merger Co for inclusion or incorporation by reference in the Proxy Statement or the Other Filings will, in the case of the Proxy Statement, at the date it is first mailed to the Company's stockholders or at the time of the Company Stockholders' Meeting, or, in the case of any Other Filing, at the date it is first mailed to the Company's stockholders or, at the date it is filed with the SEC, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. No covenant is made by either Parent or Merger Co with respect to statements made or incorporated by reference therein based on information supplied by the Company in connection with the preparation of the Proxy Statement or the Other Filings for inclusion or incorporation by reference therein. All Other Filings that are filed by Parent or Merger Co will comply as to form in all material respects with the requirements of the Exchange Act and the rules and regulations promulgated thereunder.

        SECTION 6.02    Company Stockholders' Meeting; Recommendation.    The Company shall (i) subject to the penultimate sentence of this Section 6.02, duly call, give notice of, convene and hold a meeting of its stockholders (the "Company Stockholders' Meeting"), as promptly as reasonably practicable after the SEC clears the Proxy Statement, and in any event shall hold the Company Stockholders' Meeting within 25 business days after the Proxy Statement is mailed to its stockholders, for the purpose of voting upon the adoption of this Agreement, (ii) subject to the immediately succeeding sentence, use reasonable best efforts to solicit from its stockholders proxies in favor of the adoption of this Agreement and take all other action reasonably requested by Parent that is reasonably necessary or advisable to secure the Requisite Stockholder Vote, and (iii) subject to the immediately succeeding sentence, recommend to holders of the Shares that they adopt this Agreement and include such recommendation in the Proxy Statement (the "Recommendation"). Neither the Company Board nor any committee thereof shall directly or indirectly (x) withdraw (or modify or qualify in a manner adverse to Parent or Merger Co) or publicly propose to withdraw (or modify or qualify in a manner adverse to Parent or Merger Co), the Recommendation; (y) take any other action or make any other public statement inconsistent with such Recommendation; or (z) approve or recommend, or propose publicly to approve or recommend, any Acquisition Proposal (any action described in clauses (x), (y) or (z) being referred to as a "Recommendation Withdrawal"); provided, that at any time prior to obtaining the Requisite Stockholder Vote, the Company Board (acting through, or based upon the advice of, the Special Committee if such committee still exists) may effect a Recommendation Withdrawal (subject, in the event of a Recommendation Withdrawal effected as a result of an Acquisition Proposal, to the Company having complied with its obligations under Section 6.04) if the Company Board (or the Special Committee, as applicable) determines in good faith (after consultation with outside counsel) that failure to take such action would be inconsistent with its fiduciary duties under applicable Law. Notwithstanding any Recommendation Withdrawal, unless this Agreement is terminated pursuant to, and in accordance with, Section 8.01, this Agreement shall be submitted to the stockholders of the

Company at the Company Stockholders' Meeting for the purpose of adopting this Agreement. The Company shall keep Parent updated with respect to proxy solicitation results as reasonably requested by Parent.

        SECTION 6.03    Access to Information; Confidentiality.    (a) Except as otherwise prohibited by applicable Law or as would violate any attorney-client privilege (it being understood that the parties shall use reasonable best efforts to make appropriate substitute disclosure arrangements to cause such information to be provided in a manner that does not result in such violation), from the date of this Agreement until the Effective Time, the Company shall (and shall cause the Subsidiaries to): (i) provide to Parent and its Representatives (as defined in the Confidentiality Agreements) reasonable access, during normal business hours and upon reasonable prior notice by Parent, to the officers, employees, agents, properties, offices and other facilities of the Company and the Subsidiaries and to the books and records thereof; (ii) furnish to Parent within 25 days of the end of each month following the date hereof, an unaudited monthly consolidated balance sheet of the Company and its Subsidiaries for the month then ended and related consolidated statements of operations, cash flows and stockholders' equity; and (iii) furnish promptly to Parent such other information concerning the business, properties, contracts, assets, liabilities, personnel and other aspects of the Company and the Subsidiaries as Parent or its Representatives may reasonably request.

        (b)   All information obtained by Parent or its Representatives (as defined in the Confidentiality Agreements) pursuant to this Section 6.03 shall be kept confidential in accordance with the confidentiality agreement dated August 7, 2006, between Carlyle Investment Management, L.L.C. and the Company, and the confidentiality agreement dated August 11, 2006, between Providence Equity Partners Inc. and the Company, in each case, as supplemented by the consent of the Company, dated September 18, 2006, addressed to and acknowledged and agreed by, Carlyle Investment Management, L.L.C. and Providence Equity Partners Inc. (collectively, the "Confidentiality Agreements").

        SECTION 6.04    Solicitation.

        (a)   Notwithstanding any other provision of this Agreement to the contrary, during the period beginning on the date of this Agreement and continuing until 11:59 p.m. (EST) on November 8, 2006 (the "Solicitation Period End Date"), the Company and its Subsidiaries and their respective officers, directors, employees, consultants, agents, advisors, affiliates and other representatives ("Company Representatives") shall have the right (acting under the direction of the Special Committee) to directly or indirectly: (i) initiate, solicit and encourage Acquisition Proposals (as hereinafter defined), including by way of providing access to non-public information pursuant to (but only pursuant to) one or more customary confidentiality agreements on terms no more favorable to any third party than those contained in a Confidentiality Agreement; provided, that such confidentiality agreements may permit the third party to disclose information concerning the Company and its Subsidiaries received thereunder to debt (but, subject to Section 6.04(b)(B), not equity) financing sources; and provided further, that the Company shall provide to Parent any material non-public information concerning the Company or its Subsidiaries that is provided to any Person given such access which was not previously provided to Parent concurrently with the time it is provided to such Person; and (ii) enter into and maintain discussions or negotiations with respect to Acquisition Proposals or otherwise cooperate with or assist or participate in, or facilitate any such inquiries, proposals, discussions or negotiations.

        (b)   Subject to Sections 6.04(a) and 6.04(c), until the Effective Time or, if earlier, the termination of this Agreement in accordance with Article VIII, none of the Company, the Company's Subsidiaries nor any of the Company Representatives shall, directly or indirectly, (A) initiate, solicit or knowingly encourage (including by way of providing information or providing access to its properties, books, records or personnel) the submission of any inquiries, proposals or offers or any other efforts or attempts that constitute or may reasonably be expected to lead to, any Acquisition Proposal or engage in any discussions or negotiations with respect thereto or otherwise knowingly cooperate with or knowingly assist or participate in, or knowingly facilitate any such inquiries, proposals, discussions or negotiations, (B) modify, waive, amend or release any standstill, confidentiality or similar agreements entered into by the Company or any of the Company's Subsidiaries prior to the date hereof or any confidentiality agreement entered into by the Company or any of the Company's Subsidiaries between the date hereof and the Effective Time; provided that the Company (acting under the direction of the Special Committee) may permit a party to any confidentiality agreement that the Company was not prohibited from entering into by the terms of this Section 6.04 to disclose information concerning the Company and its Subsidiaries (or provide access to their properties, books, records or personnel) received under such confidentiality agreement to specifically identified equity financing sources upon request if the Special Committee determines in good faith, after consultation with outside counsel, that permitting such disclosure would not be inconsistent with its fiduciary duties, (C) neglect to enforce the provisions of any such standstill, confidentiality or similar agreements, or (D) approve or recommend, or publicly propose to approve or recommend, an Acquisition Proposal or enter into any merger agreement, letter of intent, agreement in principle, share purchase agreement, asset purchase agreement or share exchange agreement, option agreement or other similar agreement providing for or relating to an Acquisition Proposal or enter into any agreement or agreement in principle requiring the Company to abandon, terminate or fail to consummate the transactions contemplated hereby or breach its obligations hereunder or resolve or authorize or propose or agree to do any of the foregoing. Subject to Section 6.04(c) and except with respect to any Acquisition Proposal received prior to the Solicitation Period End Date with respect to which the requirements of Sections 6.04(c)(i), (ii) and (iii) have been satisfied as of the Solicitation Period End Date (any such Person so submitting such an Acquisition Proposal, an "Excluded Party"), as determined, with respect to any Excluded Party, by the Special Committee no later than the Solicitation Period End Date, on the Solicitation Period End Date (or, with respect to an Excluded Party, on such date thereafter that such Excluded Party ceases to be an Excluded Party pursuant to the last sentence of this Section 6.04(b)), the Company shall immediately cease and cause to be terminated any solicitation, encouragement, discussion or negotiation with any Persons conducted theretofore by the Company, its Subsidiaries or any Company Representatives with respect to any Acquisition Proposal. Notwithstanding anything contained in Section 6.04 to the contrary, any Excluded Party shall cease to be an Excluded Party for all purposes under this Agreement at and after such time as the Acquisition Proposal made by such party fails, in the reasonable judgment of the Special Committee, to satisfy the requirements of Section 6.04(c)(i), (ii) or (iii).

        (c)   Notwithstanding anything to the contrary contained in Section 6.04(b), if at any time following the date of this Agreement and prior to obtaining the Requisite Stockholder Vote, (i) the Company has received a written Acquisition Proposal, which Acquisition Proposal did not result from a breach of Section 6.04(b), that the Company Board (acting through, or based upon the advice of, the Special Committee if such committee still exists) believes in good faith to be bona fide, (ii) the Company Board (acting through, or based upon the advice of, the Special Committee if such committee still exists) determines in good faith, after consultation with its independent financial advisors and outside counsel, that such Acquisition Proposal constitutes or could reasonably be expected to result in a Superior Proposal and (iii) after consultation with its outside counsel, the Company Board (acting through, or based upon the advice of, the Special Committee if such committee still exists) determines in good faith that the failure to take such action would be inconsistent with its fiduciary duties under applicable Law, then the Company may (A) furnish information with respect to the Company and its Subsidiaries to the Person making such Acquisition Proposal and (B) participate in discussions or negotiations with the Person making such Acquisition Proposal regarding such Acquisition Proposal; provided, that the Company (x) will not, and will not allow Company Representatives to, disclose any non-public information to such Person without entering into a customary confidentiality agreement on terms no more favorable to such Person than those contained in a Confidentiality Agreement; provided, that such confidentiality agreements may permit such Person to disclose information concerning the

Company and its Subsidiaries (or provide access to their properties, books, records or personnel) received thereunder to debt (but, subject to Section 6.04(b)(B), not equity) financing sources, and (y) will provide to Parent any non-public information concerning the Company or its Subsidiaries provided to such other Person which was not previously provided to Parent concurrently with the time it is provided to such Person. Notwithstanding anything to the contrary contained in Section 6.04(b) or this Section 6.04(c), prior to obtaining the Requisite Stockholder Vote, the Company shall be permitted to take the actions described in clauses (A) and (B) above with respect to any Excluded Party until such time after the Solicitation Period End Date as such Excluded Party ceases to be an Excluded Party pursuant to the last sentence of Section 6.04(b). From and after the Solicitation Period End Date, the Company shall within 24 hours notify Parent in the event it receives an Acquisition Proposal from a Person or group of related Persons, including the material terms and conditions thereof, and shall keep Parent apprised as to the status and any material developments, discussions and negotiations concerning the same on a current basis (and in any event no later than 24 hours after the occurrence of such developments, discussions or negotiations). Without limiting the foregoing, the Company shall within 24 hours notify Parent orally and in writing if it determines to begin providing information or to engage in negotiations concerning an Acquisition Proposal from a Person or group of related Persons pursuant to this Section 6.04(c). Within 24 hours of the Solicitation Period End Date, the Company shall notify Parent of the number of Excluded Parties and provide Parent a written summary of the material terms and conditions of each Acquisition Proposal received from any Excluded Party and, from and after the Solicitation Period End Date, keep Parent apprised as to the status and material developments, discussions and negotiations concerning the same on a current basis (and in any event no later than 24 hours after the occurrence of such developments, discussions or negotiations).

        (d)   Notwithstanding anything in this Agreement to the contrary, if, at any time prior to obtaining the Requisite Stockholder Vote, the Company receives an Acquisition Proposal which the Company Board (acting through, or based upon the advice of, the Special Committee if such committee still exists) concludes in good faith constitutes a Superior Proposal after giving effect to all of the adjustments which may be offered by Parent pursuant to clause (ii) below, the Company Board (acting through, or based upon the advice of, the Special Committee if such committee still exists) may (x) effect a Recommendation Withdrawal or (y) terminate this Agreement to enter into a definitive agreement with respect to such Superior Proposal if, in the case of either the foregoing clauses (x) or (y), the Company Board (acting through, or based upon the advice of, the Special Committee if such committee still exists) determines in good faith, after consultation with outside counsel, that failure to take such action would be inconsistent with its fiduciary duties under applicable Law; provided, however that the Company shall not terminate this Agreement pursuant to the foregoing clause (y), and any purported termination pursuant to the foregoing clause (y) shall be void and of no force or effect, unless concurrently with such termination the Company pays the Termination Fee payable pursuant to Section 8.03(a); and provided, further, that the Company Board may not effect a Recommendation Withdrawal pursuant to the foregoing clause (x) or terminate this Agreement pursuant to the foregoing clause (y) unless:

            (i)  the Company shall have provided prior written notice to Parent and Merger Co, at least 72 hours in advance (the "Notice Period"), of its intention to effect a Recommendation Withdrawal in response to such Superior Proposal or terminate this Agreement to enter into a definitive agreement with respect to such Superior Proposal, which notice shall specify the material terms and conditions of any such Superior Proposal (including the identity of the party making such Superior Proposal), and shall have contemporaneously provided a copy of the relevant proposed transaction agreements with the party making such Superior Proposal and other material documents; and

           (ii)  prior to effecting such Recommendation Withdrawal or terminating this Agreement to enter into a definitive agreement with respect to such Superior Proposal, the Company shall, and shall cause its financial and legal advisors to, during the Notice Period, negotiate with Parent and Merger Co in good faith (to the extent Parent and Merger Co desire to negotiate) to make such adjustments in the terms and conditions of this Agreement so that such Acquisition Proposal ceases to constitute a Superior Proposal.

        In the event of any material revisions to the Superior Proposal, the Company shall be required to deliver a new written notice to Parent and Merger Co and to comply with the requirements of this Section 6.04(d) with respect to such new written notice.

        (e)   The Company agrees that any violations of the restrictions set forth in this Section 6.04 by any Company Representative shall be deemed to be a breach of this Section 6.04 by the Company.

        (f)    As used in this Agreement, the term:

            (i)  "Acquisition Proposal" means any inquiry, proposal or offer from any Person or group (other than Parent and its Affiliates) relating to any direct or indirect acquisition or purchase of 15% or more of the assets, net revenues or net income of the Company and its Subsidiaries, taken as a whole, or 15% or more of any class of equity securities of the Company then outstanding, any tender offer or exchange offer that if consummated would result in any Person beneficially owning 15% or more of any class of equity securities of the Company then outstanding, or any merger, reorganization, consolidation, share exchange, business combination, recapitalization, liquidation, dissolution or similar transaction involving the Company (or any Subsidiary or Subsidiaries of the Company whose business constitutes 15% or more of the assets, net revenues or net income of the Company and its Subsidiaries, taken as a whole), other than as contemplated by this Agreement;

           (ii)  "Superior Proposal" means an Acquisition Proposal not solicited in violation of Section 6.04 that relates to an acquisition of more than 50% of the outstanding Shares or more than 50% of the assets, net revenues or income of the Company and its Subsidiaries, taken as a whole, that the Board of Directors of the Company (acting through, or based upon the advice of, the Special Committee, if such committee still exists) in good faith determines, would, if consummated, result in a transaction that is more favorable from a financial point of view to the stockholders of the Company than the transactions contemplated hereby (x) after receiving the advice of SunTrust, or another nationally recognized financial advisor, (y) after taking into account the likelihood of consummation of such transaction on the terms set forth therein (as compared to the terms herein, as may be adjusted pursuant to Section 6.04(d)(ii)) and (z) after taking into account all appropriate legal (with the advice of outside counsel), financial (including the financing terms of any such proposal), regulatory or other aspects of such proposal.

        (g)   Nothing contained in this Section 6.04 or elsewhere in this Agreement shall prohibit the Company from taking and disclosing to its stockholders a position contemplated by Rule 14d-9 or 14e-2(a) promulgated under the Exchange Act; provided, any such disclosure (other than (i) a "stop, look and listen" letter or similar communication of the type contemplated by Rule 14d-9(f) under the Exchange Act, (ii) a statement that the Company is unable to take a position with respect to the relevant tender offer (a "No-Position Statement") or (iii) a rejection by the Company of the relevant tender offer) shall be subject to compliance by the Company with Section 6.04(d) and shall be deemed to be a Recommendation Withdrawal; provided that if the Company makes a No-Position Statement and the Company Board does not expressly publicly reaffirm the Recommendation at least four business days prior to the Company Stockholders' Meeting, such No-Position Statement shall be deemed a Recommendation Withdrawal.

        SECTION 6.05    Directors' and Officers' Indemnification and Insurance.    (a) For a period of six years after the Effective Time, unless otherwise required by applicable Law, the certificate of incorporation and bylaws (or equivalent organizational documents) of the Surviving Corporation and its Subsidiaries shall contain provisions no less favorable with respect to the indemnification of and advancement of expenses to directors and officers than are set forth in the Certificate of Incorporation or Bylaws (or equivalent organizational documents) of the Company (or the relevant Subsidiary) as in effect on the date hereof. Parent shall and shall cause the Surviving Corporation to indemnify, and advance expenses to, each present and former director or officer of the Company and each Subsidiary (collectively, the "Indemnified Parties"), in and to the extent of their capacities as such and not as stockholders of the Company or any Subsidiary, in respect of actions, omissions or events through the Effective Time to the fullest extent permitted by Law. Without limiting the generality of the preceding sentence, if any Indemnified Party becomes involved in any actual or threatened action, suit, claim, proceeding or investigation covered by this Section 6.05 after the Effective Time, Parent shall, or shall cause the Surviving Corporation to, to the fullest extent permitted by Law, promptly advance to such Indemnified Party his or her legal or other expenses (including the cost of any investigation and preparation incurred in connection therewith). Parent shall, and shall cause the Surviving Corporation to, honor and perform under all indemnification agreements entered into by the Company or any of its Subsidiaries prior to the date hereof, true and complete copies of which have been made available to Parent.

        (b)   The Surviving Corporation shall either (i) cause to be obtained and shall maintain a "tail" insurance policy with a claims period of at least six years from the Effective Time with respect to directors' and officers' liability insurance in amount and scope, and with other material terms and conditions, at least as favorable as the Company's existing policies for claims arising from facts or events that occurred prior to the Effective Time or (ii) maintain the existing officers' and directors' liability insurance policies maintained by the Company (provided that the Surviving Corporation may substitute therefor policies of at least the same coverage containing terms and conditions that are not less favorable to the Indemnified Parties) for a period of six years after the Effective Time so long as the annual premium therefor is not in excess of 300% of the last annual premium paid prior to the date hereof; provided, however, that if the existing officers' and directors' liability insurance policies expire, are terminated or cancelled during such six-year period or require an annual premium in excess of 300% of the current premium paid by the Company for such insurance, the Company will obtain as much coverage as can be obtained for the remainder of such period for a premium not in excess of 300% (on an annualized basis) of such current premium.

        (c)   This Section 6.05 shall survive the consummation of the Merger and is intended to be for the benefit of, and shall be enforceable by, present or former directors or officers of the Company or its Subsidiaries, their respective heirs and personal representatives and shall be binding on the Surviving Corporation and its successors and assigns. If Parent or the Surviving Corporation or any of its successors or assigns (i) shall consolidate with or merge into any other corporation or entity and shall not be the continuing or surviving corporation or entity of such consolidation or merger or shall cease to continue to exist for any reason or (ii) shall transfer all or substantially all of its properties and assets to any individual, corporation or other entity (including by dissolution), then, and in each such case, proper provisions shall be made so that the successors and assigns of Parent or the Surviving Corporation and the transferee or transferees of such properties and assets, as applicable, shall assume all of the obligations set forth in this Section 6.05. The agreements and covenants contained herein shall not be deemed to be exclusive of any other rights to which any such present or former director or officer is entitled, whether pursuant to Law, contract or otherwise. Nothing in this Agreement is intended to, shall be construed to, or shall, release, waive or impair any rights to directors' and officers' insurance claims under any policy that is or has been in existence with respect to the Company or any of its Subsidiaries or their respective officers, directors and employees, it being understood and agreed that the indemnification provided for in this Section 6.05 is not prior to or in substitution for any such claims under any such policies.

        SECTION 6.06    Employee Benefits Matters.    (a) Parent hereby agrees that, for a period of one year after the Effective Time, it shall, or it shall cause the Surviving Corporation and its Subsidiaries to, (i) provide each employee of the Company and the Subsidiaries as of the Effective Time (each, an "Employee"), with (x) base salary and incentive compensation opportunities (other than equity-based compensation) that are substantially comparable in the aggregate to those provided to such Employees immediately prior to the Effective Time, and (y) employee benefits (other than equity-based compensation) that are substantially comparable in the aggregate to those provided to such Employees immediately prior to the Effective Time under the Plans listed on Section 3.11(a) of the Company Disclosure Schedule, taking into account changes pursuant to Section 5.01(g). Nothing herein shall be deemed to be a guarantee of employment for any Employee, or to restrict the right of the Surviving Corporation to terminate any Employee. Notwithstanding the foregoing, nothing contained herein, whether express or implied, (i) shall be treated as an amendment or other modification of any Employee Plan, or (ii) shall limit the right of the Surviving Corporation or any of its Subsidiaries to amend, terminate or otherwise modify any Employee Plan following the Closing Date. Parent, Merger Co and the Company acknowledge and agree that all provisions contained in this Section 6.06 with respect to Employees are included for the sole benefit of Parent, Merger Co and the Company, and that nothing herein, whether express or implied, shall create any third party beneficiary or other rights (i) in any other Person, including, without limitation, any Employees, former Employees, any participant in any Employee Plan, or any dependent or beneficiary thereof, or (ii) to continued employment with Parent, the Surviving Corporation, or any of their respective Affiliates or continued participation in any Employee Plan.

        (b)   Employees shall receive credit for their services with the Company and any of its Subsidiaries (including for purposes of eligibility to participate, vesting, benefit accrual and eligibility to receive benefits, but excluding benefit accruals under any defined benefit pension plan) under any employee benefit plan, program or arrangement established or maintained by Parent, the Surviving Corporation or any of their respective subsidiaries under which each Employee may be eligible to participate on or after the Effective Time to the same extent recognized by the Company or any of the Subsidiaries under comparable Plans immediately prior to the Effective Time; provided, however, that such crediting of service shall not operate to duplicate any benefit or the funding of any such benefit.

        (c)   With respect to the welfare benefit plans, programs and arrangements maintained, sponsored or contributed to by Parent or the Surviving Corporation ("Purchaser Welfare Benefit Plans") in which an active Employee may become eligible to participate in the one-year period following the Effective Time, Parent shall (i) waive, or use reasonable best efforts to cause its insurance carrier to waive, all limitations as to preexisting and at-work conditions, if any, with respect to participation and coverage requirements applicable to each active Employee under any Purchaser Welfare Benefit Plan to the same extent waived under a comparable Plan and (ii) use reasonable best efforts to cause any eligible expenses incurred by any Employee and his or her covered dependents under comparable Plans during the plan year in which such individuals move to a comparable Purchaser Welfare Benefit Plan to be taken into account under the Purchaser Welfare Benefit Plans for purposes of satisfying all deductible, coinsurance and maximum out-of-pocket requirements applicable to such Employee and his or her dependents as if such amounts had been paid in accordance with the Purchaser Welfare Benefit Plans.

        (d)   Company ESPP. On and after the date hereof, no future offering periods will be commenced or options will be granted under the ESPP. The Company shall terminate the current offering periods and options outstanding under the ESPP on the date of this Agreement and the Company shall terminate the ESPP immediately prior to the Effective Time. With respect to matters described in this Section 6.06(d), any material notices or other communication materials provided to the ESPP's participants shall be provided reasonably in advance to Parent and the Company shall take into consideration in good faith Parent's comments that are provided in writing.

        (e)   For the avoidance of doubt, it is expressly agreed that the provisions of Section 9.06 shall apply to this Section 6.06. From and after the Effective Time, Parent shall cause the Surviving Corporation and its Subsidiaries, as applicable, to honor and perform, in accordance with their terms, the Plans listed on Schedule 6.06(e) of the Company Disclosure Schedule.

        SECTION 6.07    Notification of Certain Matters.    Subject to applicable Laws and the instructions of any Governmental Authority, each of the Company and Parent shall keep the other apprised of the status of matters relating to completion of the transactions contemplated hereby, including promptly furnishing the other with copies of notices or other communications received by Parent or the Company, as the case may be, or any of its Subsidiaries, from any Governmental Authority with respect to the Merger and the other transactions contemplated by this Agreement. Between the date hereof and the Effective Time, the Company and Parent shall promptly notify each other orally and in writing of (i) the occurrence, or non-occurrence, of any event that, individually or in the aggregate, would reasonably be expected to cause any condition to the obligations of any party to effect the Merger and the other transactions contemplated by this Agreement not to be satisfied, (ii) the failure of such party to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it pursuant to this Agreement which, individually or in the aggregate, would reasonably be expected to result in any condition to the obligations of any party to effect the Merger and the other transactions contemplated by this Agreement not to be satisfied or (iii) any communication received (A) from any Person alleging a consent of such Person is or may be required in connection with the transactions contemplated by this Agreement or (B) from any Governmental Authority in connection with the transactions contemplated by this Agreement; provided, however, that the delivery of any notice pursuant to this Section 6.07 shall not cure any breach of any representation or warranty requiring disclosure of such matter prior to the date of this Agreement or otherwise limit or affect the remedies available hereunder to the party receiving such notice; and provided further that any failure to provide notice pursuant to this Section 6.07 shall not be deemed to be a breach of this Agreement for purposes of Sections 7.02(b) or 7.03(b) hereof.

        SECTION 6.08    Financing.    (a) Parent shall use its reasonable best efforts to arrange the Debt Financing as promptly as practicable taking into account the expected timing of the Marketing Period and the Expiration Date on the terms and conditions described in the Debt Commitment Letters (provided that Parent may replace or amend the Debt Commitment Letters so long as the terms (x) shall not expand upon the conditions precedent to the Debt Financing as set forth in the Debt Commitment Letters in any respect or (y) would not adversely affect the ability of Parent or Merger Co to consummate the transactions contemplated hereby or the likelihood of consummation of the transactions contemplated hereby or reasonably be expected to delay the Closing; and provided further, that in the event of any such amendment or replacement of the Debt Commitment Letters in accordance with the foregoing, the term "Debt Commitment Letters" as used herein shall be deemed to include the Debt Commitment Letters as so amended or replaced, and the term "Financing Commitment" as used herein shall be deemed to include the Equity Funding Letters and the revised Debt Commitment Letters), including using reasonable best efforts to (i) satisfy on a timely basis all terms, conditions, representations and warranties applicable to Parent set forth in the Debt Commitment Letters; (ii) negotiate and enter into definitive agreements with respect thereto on substantially the terms and conditions contemplated by the Debt Commitment Letters or on other terms acceptable to Parent (provided that such other terms (x) shall not expand upon the conditions precedent to the Debt Financing as set forth in the Debt Commitment Letters in any respect or (y) would not adversely affect the ability of Parent or Merger Co to consummate the transactions contemplated hereby or the likelihood of consummation of the transactions contemplated hereby or reasonably be expected to delay the Closing); and (iii) enforce its rights under the Debt Commitment Letters. Parent will furnish correct and complete copies of all such definitive agreements (including any fee letters but redacting any confidential terms contained therein) to the Company promptly upon their execution. If any portion of the Debt Financing becomes unavailable on the terms and conditions contemplated in the Debt Commitment Letters, Parent shall use its reasonable best efforts to arrange to obtain alternative financing from alternative sources (on terms and conditions no less favorable to Parent with respect to conditions precedent to the Debt Financing (as determined in the reasonable judgment of Parent) than the terms and conditions as set forth in the Debt Commitment Letters) in an amount sufficient to consummate the transactions contemplated by this Agreement as promptly as practicable following the occurrence of such event giving rise to such unavailability, but in any event no later than five calendar days after the final day of the Marketing Period. Parent shall keep the Company informed on a reasonably current basis in reasonable detail of the status of its efforts to arrange the Debt Financing. For purposes of this Agreement, "Marketing Period" shall mean the first period of 20 consecutive business days after the date hereof throughout which (A) Parent shall have the Required Financial Information (as defined below) that the Company is required to provide to Parent pursuant to Section 6.08(c), (B) the Company has made the Required Filings (as defined below) and (C) the conditions set forth in Section 7.01 shall be satisfied and nothing has occurred and no condition exists that would cause any of the conditions set forth in Sections 7.02(a), 7.02(b) or 7.02(d) to fail to be satisfied assuming the Closing were to be scheduled for any time during such 20 consecutive business day period; provided, that if the Marketing Period has not ended on or prior to December 15, 2006, the Marketing Period shall commence no earlier than January 2, 2007; and provided, further, that the "Marketing Period" shall not be deemed to have commenced if, prior to the completion of the Marketing Period, PricewaterhouseCoopers LLP shall have withdrawn its audit opinion with respect to any financial statements contained in the SEC Reports.

        (b)   The Company agrees to provide, and shall cause the Subsidiaries and shall use its reasonable best efforts to cause the Company Representatives to provide, such cooperation in connection with the arrangement of the Debt Financing (including, without limitation, the issuance of senior notes and/or senior subordinated notes contemplated by the Commitment Letters) as may be reasonably requested by Parent (provided that such requested cooperation does not unreasonably interfere with the ongoing operations of the Company and the Subsidiaries), including without limitation (i) participation in meetings, road shows, drafting sessions, rating agency presentations and due diligence sessions customary and necessary for the consummation of the Debt Financing on the terms described in the Debt Commitment Letters, (ii) (A) furnishing Parent and its financing sources with financial and other pertinent information regarding the Company as may be customary for transactions of the type contemplated by the Debt Commitment Letters and reasonably requested by Parent, including all financial statements and financial data of the type required by Regulation S-X and Regulation S-K and of type and form customarily included in private placements under Rule 144A under the Securities Act to consummate the offering of secured or unsecured senior or senior subordinated notes (the "Required Financial Information") and (B) filing such reports under the securities laws as may be customary for transactions of the type contemplated by the Debt Commitment Letters and reasonably requested by Parent (the "Required Filings"); providedthat the Company shall not be required to file any projections pursuant to this Section 6.08, (iii) assisting Parent and its financing sources in the preparation of (A) offering documents for any portion of the Debt Financing and (B) materials for rating agency presentations, (iv) cooperating with the marketing efforts of Parent and its financing sources for any of the Debt Financing, (v) providing and executing customary closing documents as may be reasonably requested by Parent, including a certificate of the chief financial officer of the Company with respect to solvency matters, (vi) executing and delivering any pledge and security documents and otherwise facilitating the pledging of collateral, and (vii) using reasonable best efforts to obtain consents of accountants for use of their reports in any materials relating to the Debt Financing, accountants' comfort letters, legal opinions, surveys and title insurance customary for transactions of the type contemplated by the Debt Commitment Letters and as reasonably requested by Parent. Parent shall, promptly upon request by the Company, reimburse the Company for all reasonable out-of-pocket costs incurred by the Company or the Subsidiaries in connection with such cooperation. Except to the extent disclosed to potential investors and lenders in connection with the Debt Financing, all non-public or otherwise confidential information regarding the Company obtained by Parent, Merger Co or their Representatives pursuant to this Section 6.08(b) shall be kept confidential in accordance with the Confidentiality Agreements.

        SECTION 6.09    Further Action; Reasonable Best Efforts.

        (g)   Subject to the terms and conditions of this Agreement, each party will use its reasonable best efforts to take, or cause to be taken, all actions to file, or cause to be filed, all documents and to do, or cause to be done, all things necessary, proper or advisable to consummate the transactions contemplated by this Agreement, including preparing and filing as promptly as practicable all documentation to effect all necessary filings, consents, waivers, approvals, authorizations, permits or orders from all Governmental Authorities or other Persons. In furtherance and not in limitation of the foregoing, each party hereto agrees to make an appropriate filing of a Notification and Report Form pursuant to the HSR Act with respect to the transactions contemplated by this Agreement as promptly as practicable after the date hereof and to make, or cause to be made, the filings and authorizations, if any, required under the Other Antitrust Laws of jurisdictions other than the United States as promptly as reasonably practicable after the date hereof and to supply as promptly as reasonably practicable any additional information and documentary material that may be requested pursuant to the HSR Act or the Other Antitrust Laws of jurisdictions other than the United States and use its reasonable best efforts to take or cause to be taken all other actions necessary, proper or advisable consistent with this Section 6.09 to cause the expiration or termination of the applicable waiting periods, or receipt of required authorizations, as applicable, under the HSR Act or the Other Antitrust Laws of jurisdictions other than the United States as soon as practicable. Without limiting the foregoing, the parties shall request and shall use reasonable best efforts to obtain early termination of the waiting period under the HSR Act.

        (h)   Each of Parent and Merger Co, on the one hand, and the Company, on the other hand, shall, in connection with the efforts referenced in Section 6.09(a), obtain all requisite approvals and authorizations for the transactions contemplated by this Agreement, use its reasonable best efforts to (i) cooperate in all respects with each other in connection with any filing or submission and in connection with any investigation or other inquiry, including any proceeding initiated by a private party; (ii) keep the other party reasonably informed of any communication received by such party from, or given by such party to, the Federal Trade Commission (the "FTC"), the Antitrust Division of the Department of Justice (the "DOJ") or any other Governmental Authority and of any communication received or given in connection with any proceeding by a private party, in each case regarding any of the transactions contemplated hereby; and (iii) permit the other party to review any communication given by it to, and consult with each other in advance of any meeting or conference with, the FTC, the DOJ or any other Governmental Authority or, in connection with any proceeding by a private party, with any other person, and to the extent permitted by the FTC, the DOJ or such other applicable Governmental Authority or other Person, give the other party the opportunity to attend and participate in such meetings and conferences.

        (i)    In furtherance and not in limitation of the covenants of the parties contained in Sections 6.09(a) and (b), if any objections are asserted with respect to the transactions contemplated hereby under any Law or if any suit is instituted (or threatened to be instituted) by the FTC, the DOJ or any other applicable Governmental Authority or any private party challenging any of the transactions contemplated hereby as violative of any Law or which would otherwise prevent, materially impede or materially delay the consummation of the transactions contemplated hereby, each of Parent, Merger Co and the Company shall use its reasonable best efforts to resolve any such objections or suits so as to permit consummation of the transactions contemplated by this Agreement, including in order to resolve such objections or suits which, in any case if not resolved, would reasonably be expected to prevent, materially impede or materially delay the consummation of the Merger or the other transactions contemplated hereby; provided, however, that no party shall be required to, and the Company may not

(without the prior written consent of Parent) take any such actions to resolve any such objections or suits which actions would reasonably be expected, individually or in the aggregate, to have a Company Material Adverse Effect.

        (j)    Subject to the obligations under Section 6.09(c), in the event that any administrative or judicial action or proceeding is instituted (or threatened to be instituted) by a Governmental Authority or private party challenging the Merger or any other transaction contemplated by this Agreement, or any other agreement contemplated hereby, each of Parent, Merger Co and the Company shall cooperate in all respects with each other and use its respective reasonable best efforts to contest and resist any such action or proceeding and to have vacated, lifted, reversed or overturned any decree, judgment, injunction or other order, whether temporary, preliminary or permanent, that is in effect and that prohibits, prevents or restricts consummation of the transactions contemplated by this Agreement.

        SECTION 6.10    Public Announcements.    The initial press release relating to this Agreement shall be a joint press release the text of which has been agreed to by each of Parent and the Company. Thereafter, except with respect to any Recommendation Withdrawal or any action taken pursuant to, and in accordance with, Section 6.04 or Article VIII, so long as this Agreement is in effect, each of Parent and the Company shall consult with each other before issuing any press release or otherwise making any public statements with respect to this Agreement or the Merger, except to the extent public disclosure is required by applicable Law or the requirements of the NASDAQ National Market, in which case the issuing party shall use its reasonable best efforts to consult with the other party before issuing any such release or making any such public statement.

        SECTION 6.11    Resignations.    The Company shall use its reasonable best efforts to obtain and deliver to Parent at the Closing evidence reasonably satisfactory to Parent of the resignation effective as of the Effective Time, of those directors of the Company or any Subsidiary designated by Parent to the Company in writing at least ten business days prior to the Closing.

        SECTION 6.12    Debt Tender and Consent Solicitation.    (a) As promptly as reasonably practicable after the request of Parent, the Company shall commence a Consent Solicitation and/or tender offer for all of the outstanding Convertible Notes (the "Debt Tender Offer"), or shall cooperate with Parent in connection with a Consent Solicitation and/or Debt Tender Offer by Parent or Merger Co, in each case on such reasonable terms and conditions as may be proposed from time to time by Parent. Notwithstanding anything herein to the contrary, the Consent Solicitation and/or Debt Tender Offer shall not require any payment for the Convertible Notes and/or the consents under the Consent Solicitation to be made prior to the Effective Time. Parent and Merger Co shall assist the Company in connection with any Consent Solicitation or Debt Tender Offer commenced by the Company upon the request of Parent hereunder.

        (b)   In connection with any Consent Solicitation or Debt Tender Offer commenced by the Company upon the request of Parent hereunder, the Company shall prepare all necessary and appropriate documentation, including the offer to purchase, the terms of the consent, related letters of transmittal and other related documents and any Schedule TO or other filing with the SEC (collectively, the "Offer Documents"). All mailings to the holders of the Convertible Notes in connection with the Consent Solicitation or Debt Tender Offer or related filings with the SEC shall be subject to the prior review and comment by each of the Company and Parent and shall be reasonably acceptable to each of them. Each of Parent, Merger Co and the Company shall cooperate, and the Company shall cause its Subsidiaries to cooperate, and each of Parent, Merger Co and the Company shall use its reasonable best efforts to cause its respective representatives to cooperate with each other in connection with any such Consent Solicitation or Debt Tender Offer (including the preparation of the Offer Documents) and use reasonable best efforts to cause the payment for any Consent or the initial settlement of the Debt Tender Offer to occur simultaneously with the Effective Time.

        (c)   Upon the request of Parent, the Company shall use its reasonable best efforts to obtain the Requested Consents. Promptly upon receipt of Requested Consents permitting an amendment of the indenture governing the Convertible Notes and upon the request of Parent, the Company shall enter into a supplemental indenture reflecting the amendments to such indenture approved by such Requested Consents and shall use its reasonable best efforts to cause the indenture trustee to promptly enter into such supplemental indenture; provided, that the amendments contained in such supplemental indenture shall become effective upon signing, but not operative until the Closing and, if applicable, the acceptance of the Debt Tender Offer. The closing of any Debt Tender Offer shall be conditioned on the simultaneous occurrence of the Closing. Simultaneously with the Closing and in accordance with the terms of any Consent Solicitation or Debt Tender Offer, if the Company shall have undertaken such Consent Solicitation or Debt Tender Offer, Parent or Merger Co shall provide the Company the funds necessary to consummate the Debt Tender Offer and/or Consent Solicitation (including the payment of all applicable premiums, consent fees and all related fees and expenses) and the Company, if applicable, shall accept for purchase and use such funds to purchase the Convertible Notes tendered in the Debt Tender Offer (the "Tendered Notes").

        (d)   If requested by Parent, the Company shall enter into one or more dealer manager agreements with such Persons as Parent shall reasonably request. Parent shall pay the reasonable fees and expenses of any dealer manager, information agent, depositary or other agent retained in connection with any Consent Solicitation or Debt Tender Offer.

        (k)   At Parent's request, the Company shall cooperate with Parent in causing the satisfaction and discharge and/or covenant defeasance provisions of the Convertible Notes and the indenture pursuant to which they were issued to be satisfied on the date of the Closing; provided that Parent shall have sole responsibility for making any payments to the trustee and otherwise satisfying the requirements and conditions that must be satisfied in connection therewith. Parent shall pay all costs incurred in connection with such satisfaction and discharge or covenant defeasance, including the reasonable fees and expenses of the Company's outside counsel, accountants and/or financial advisors to the extent that Parent requests one or more of them to prepare or deliver any documentation required in connection therewith.

        SECTION 6.13    Section 16(b).    The Company shall take all steps reasonably necessary to cause the transactions contemplated by this Agreement to be exempt under Rule 16b-3 promulgated by the SEC.

ARTICLE VII.
CONDITIONS TO THE MERGER

        SECTION 7.01    Conditions to the Obligations of Each Party.    The obligations of the Company, Parent and Merger Co to consummate the Merger are subject to the satisfaction or waiver in writing (where permissible) of the following conditions:

          (a)    Company Stockholder Approval.    This Agreement shall have been adopted by the Requisite Stockholder Vote.

          (b)    Antitrust Approvals and Waiting Periods.    Any waiting period (and any extension thereof) applicable to the consummation of the Merger under applicable United States antitrust Laws, including the HSR Act, and material Other Antitrust Laws, shall have expired or been terminated, and any approvals required thereunder shall have been obtained.

          (c)    No Order.    No Governmental Authority shall have enacted, issued, promulgated, enforced or entered any injunction, order, decree or ruling (whether temporary, preliminary or permanent) which is then in effect and has the effect of making consummation of the Merger illegal or otherwise preventing or prohibiting consummation of the Merger.

        SECTION 7.02    Conditions to the Obligations of Parent and Merger Co.    The obligations of Parent and Merger Co to consummate the Merger are subject to the satisfaction or waiver in writing (where permissible) of the following additional conditions:

          (a)    Representations and Warranties.

              (i)  The representations and warranties set forth in Sections 3.03(a), 3.03(b), 3.03(c) and 3.04 shall be true and correct in all material respects as of the Closing Date as though made on and as of such date (except to the extent that any such representation and warranty expressly speaks as of an earlier date, in which case such representation and warranty shall be true and correct as of such earlier date); and

             (ii)  The other representations and warranties of the Company set forth in this Agreement shall be true and correct (disregarding any Company Material Adverse Effect, materiality or similar qualifiers therein) as of the Effective Time as though made on and as of such time (except to the extent that any such representation and warranty expressly speaks as of an earlier date, in which case such representation and warranty shall be true and correct (disregarding any Company Material Adverse Effect, materiality or similar qualifiers) as of such earlier date); provided, however, that notwithstanding anything herein to the contrary, the condition set forth in this Section 7.02(a)(ii) shall be deemed to have been satisfied even if the representations and warranties of the Company are not so true and correct, unless the failure of such representations and warranties of the Company to be so true and correct, individually or in the aggregate, has had, or would reasonably be expected to have, a Company Material Adverse Effect.

          (b)    Agreements and Covenants.    The Company shall have performed or complied in all material respects with all agreements and covenants required by this Agreement to be performed or complied with by it on or prior to the Effective Time.

          (c)    Officer's Certificate.    The Company shall have delivered to each of Parent and Merger Co a certificate, dated the date of the Closing, signed by an officer of the Company and certifying as to the satisfaction of the conditions specified in Sections 7.02(a) and 7.02(b).

          (d)    No Company Material Adverse Effect.    Since the date of this Agreement, there shall not have occurred any event, circumstance, development, change or effect that has had, or would reasonably be expected to have, a Company Material Adverse Effect.

        SECTION 7.03    Conditions to the Obligations of the Company.    The obligations of the Company to consummate the Merger are subject to the satisfaction or waiver in writing (where permissible) of the following additional conditions:

          (a)    Representations and Warranties.    The representations and warranties of Parent and Merger Co set forth in this Agreement shall be true and correct (disregarding any materiality or similar qualifiers therein) as of the Effective Time as though made on and as of such date and time (except to the extent that any such representation and warranty expressly speaks as of an earlier date, in which case such representation and warranty shall be true and correct (disregarding any materiality or similar qualifiers therein) as of such earlier date); provided, however, that notwithstanding anything herein to the contrary, the condition set forth in this 7.03(a) shall be deemed to have been satisfied even if any representations and warranties of Parent and Merger Co are not so true and correct, unless the failure of such representations and warranties of Parent and Merger Co to be so true and correct, individually or in the aggregate, would prevent the consummation of the Merger or prevent Parent or Merger Co from performing its obligations under this Agreement.

          (b)    Agreements and Covenants.    Merger Co shall have performed or complied in all material respects with all agreements and covenants required by this Agreement to be performed or complied with by it on or prior to the Effective Time.

          (c)    Officer's Certificate.    Merger Co shall have delivered to the Company a certificate, dated the date of the Closing, signed by an officer on behalf of Merger Co, certifying as to the satisfaction of the conditions specified in Sections 7.03(a) and 7.03(b).

ARTICLE VIII.
TERMINATION, AMENDMENT AND WAIVER

        SECTION 8.01    Termination.    This Agreement may be terminated and the Merger may be abandoned at any time prior to the Effective Time by action taken or authorized by the Board of Directors of the terminating party or parties or, in the case of the Company, the Special Committee (if such committee still exists), notwithstanding any prior adoption of this Agreement by the stockholders of the Company (other than termination pursuant to Section 8.01(g)), as follows (the date of any such termination, the "Termination Date"):

          (a)   by mutual written consent of Parent and the Company;

          (b)   by either Parent or the Company if the Effective Time shall not have occurred on or before March 31, 2007 (the "Expiration Date"); provided, however, that the right to terminate this Agreement under this Section 8.01(b) shall not be available to the party whose failure to fulfill or observe any obligation under this Agreement has been the cause of, or resulted in, the failure of the Effective Time to occur on or before such date;

          (c)   by either Parent or the Company if any Governmental Authority shall have enacted, issued, promulgated, enforced or entered any injunction, order, decree or ruling or taken any other action (including the failure to have taken an action) which, in either such case, has become final and non-appealable and has the effect of making consummation of the Merger illegal or otherwise preventing or prohibiting consummation of the Merger;

          (d)   by Parent if (i) any of the representations and warranties of the Company herein are or become untrue or inaccurate such that Section 7.02(a) would not be satisfied, or (ii) there has been a breach on the part of the Company of any of its covenants or agreements herein such that Section 7.02(b) would not be satisfied, and, in either such case, such breach has not been, or cannot be, cured by the Expiration Date; provided, however, that Parent is not then in material breach of this Agreement so as to cause any of the conditions set forth in Sections 7.01, 7.03(a) or 7.03(b) not to be satisfied;

          (e)   by the Company if (i) any of the representations and warranties of either Parent or Merger Co herein are or become untrue or inaccurate such that Section 7.03(a) would not be satisfied, or (ii) there has been a breach on the part of either Parent or Merger Co of any of its covenants or agreements herein such that Section 7.03(b) would not be satisfied, and, in either such case, such breach has not been, or cannot be, cured by the Expiration Date; provided, however, that the Company is not then in material breach of this Agreement so as to cause any of the conditions set forth in Sections 7.01, 7.02(a) or 7.02(b) not to be satisfied and the condition set forth in Section 7.02(d) would be satisfied if the Closing were then to occur;

          (f)    by either Parent or the Company if at the Company Stockholders' Meeting or any adjournment thereof at which this Agreement has been voted upon, the stockholders of the Company fail to adopt this Agreement by the Requisite Stockholder Vote;

          (g)   by the Company prior to obtaining the Requisite Stockholder Vote, in accordance with, and subject to the terms and conditions of Section 6.04(d);

          (h)   by the Company if all of the conditions set forth in Sections 7.01, 7.02(a), 7.02(b) and 7.02(d) have been satisfied and Parent has failed to consummate the Merger no later than 5 calendar days after the final day of the Marketing Period; or

          (i)    by Parent if the Company Board or the Special Committee shall have (i) effected a Recommendation Withdrawal, or publicly proposed to effect a Recommendation Withdrawal, (ii) approved or recommended to the stockholders of the Company an Acquisition Proposal other than the Merger, or shall have resolved to effect the foregoing, or (iii) failed to include the Recommendation in the Proxy Statement.

        SECTION 8.02    Effect of Termination.    In the event of the termination of this Agreement pursuant to Section 8.01, this Agreement shall forthwith become null and void, and there shall be no liability or obligation under this Agreement on the part of any party hereto or their Affiliates, except that the Guarantees referred to in Section 4.08, the provisions of Sections 6.03(b), the last sentence of Section 6.08(b), this Section 8.02, Section 8.03 and Article IX shall survive any such termination; provided, however, that nothing herein shall relieve the Company from liability for any willful breach of any of its representations, warranties, covenants or agreements set forth in this Agreement prior to such termination that would reasonably be expected to cause any of the conditions set forth in Sections 7.01, 7.02(a), 7.02(b) or 7.02(d), as applicable, not to be satisfied.

        SECTION 8.03    Fees and Expenses.

        (l)    In the event that this Agreement is terminated by the Company pursuant to Section 8.01(g) or by Parent pursuant to Section 8.01(i), then the Company shall pay the Termination Fee as directed in writing by Parent, at or prior to the time of termination in the case of a termination pursuant to Section 8.01(g) or as promptly as possible (but in any event within two business days) following termination of this Agreement in the case of a termination pursuant to Section 8.01(i).

        (b)   In the event that this Agreement is terminated by Parent or the Company pursuant to Section 8.01(f) (or is terminated by the Company pursuant to a different section of Section 8.01 at a time when this Agreement was terminable pursuant to Section 8.01(f)) or by Parent pursuant to Section 8.01(d) (or is terminated by the Company pursuant to a different section of Section 8.01 at a time when this Agreement was terminable pursuant to Section 8.01(d)) or by Parent or the Company pursuant to Section 8.01(b) (or is terminated by the Company pursuant to a different section of Section 8.01 at a time when this Agreement was terminable by Parent pursuant to Section 8.01(b)) and (i) at any time after the date of this Agreement and prior to the Company Stockholders' Meeting (in the case of a termination pursuant to Section 8.01(f)), or at any time prior to the breach giving rise to the right of termination (in the case of a termination pursuant to Section 8.01(d)) or at any time prior to the date of termination (in the case of a termination pursuant to Section 8.01(b)), a bona fide, written Acquisition Proposal involving the purchase of more than 50% of the outstanding Shares or more than 50% of the assets, net revenues or income of the Company and its Subsidiaries, taken as a whole, shall have been publicly announced or publicly made known and, in the case of a termination pursuant to Section 8.01(f), not both (x) publicly withdrawn and (y) publicly rejected by the Company Board, in each case at least twenty business days prior to the Company Stockholders' Meeting, and, if within twelve months after such termination pursuant to Section 8.01(f), Section 8.01(d) or Section 8.01(b), the Company or any of the Subsidiaries enters into a definitive agreement with respect to, or consummates, any Acquisition Proposal involving the purchase of more than 50% of the outstanding Shares or more than 50% of the assets, net revenues or income of the Company and its Subsidiaries, taken as a whole (whether or not the same as that originally publicly announced or publicly made known), or (ii) within twelve months after such termination pursuant to Section 8.01(f), Section 8.01(d) or Section 8.01(b), the Company or any of its Subsidiaries enters into a definitive agreement with respect to, or consummates, any Acquisition Proposal involving the purchase of more than 50% of the outstanding Shares or more than 50% of the assets, net revenues or income of the

Company and its Subsidiaries, taken as a whole, involving a Person or an Affiliate of a Person that entered into a confidentiality agreement with respect to the Company or any of the Subsidiaries prior to such termination, then, in the case of each of clauses (i) and (ii), on the date of such execution or consummation, the Company shall pay the Termination Fee as directed in writing to Parent, less the amount of any Parent Expenses previously paid to Parent by the Company.

        (c)   In the event that this Agreement is terminated by Parent or the Company pursuant to Section 8.01(f) (or is terminated by the Company pursuant to a different section of Section 8.01 at a time when this Agreement was terminable pursuant to Section 8.01(f)) or by Parent pursuant to Section 8.01(d) (or is terminated by the Company pursuant to a different section of Section 8.01 hereof at a time when this Agreement was terminable pursuant to Section 8.01(d)) under circumstances in which the Termination Fee is not yet payable pursuant to this Section 8.03, then the Company shall pay as promptly as possible (but in any event within two business days) following receipt of an invoice therefor all of Parent's actual and reasonably documented out-of-pocket fees and expenses (including reasonable legal fees and expenses) actually incurred by Parent and its Affiliates on or prior to the termination of this Agreement in connection with the transactions contemplated by this Agreement ("Parent Expenses") as directed by Parent in writing, which amount shall not be greater than $5,000,000; provided, that the existence of circumstances which could require the Termination Fee to become subsequently payable by the Company pursuant to Section 8.03(b) shall not relieve the Company of its obligations to pay the Parent Expenses pursuant to this Section 8.03(c); and provided, further that the payment by the Company of Parent Expenses pursuant to this Section 8.03(c) shall not relieve the Company of any subsequent obligation to pay the Termination Fee pursuant to Section 8.03(b) except to the extent indicated in Section 8.03(b).

        (d)   In the event that this Agreement is terminated by the Company pursuant to (i) Section 8.01(h) or (ii) Section 8.01(e) and at the time of such termination there is no state of facts or circumstances that would reasonably be expected to cause the conditions set forth in Section 7.01, 7.02(a), 7.02(b) and 7.02(d) not to be satisfied on or prior to the Expiration Date, then Parent shall pay the Company the Termination Fee as promptly as possible (but in any event within two business days) following such termination by the Company.

        (e)   Any amount that becomes payable pursuant to Section 8.03(a), 8.03(b) or 8.03(c) or 8.03(d) shall be paid by wire transfer of immediately available funds to an account designated by the party entitled to receive such payment.

        (f)    Each of the Company, Parent and Merger Co acknowledges that the agreements contained in this Section 8.03 are an integral part of the transactions contemplated by this Agreement, that without these agreements the Company, Parent and Merger Co would not have entered into this Agreement, and that any amounts payable pursuant to this Section 8.03 do not constitute a penalty. If the Company fails to pay as directed in writing by Parent any amounts due to Parent or Merger Co pursuant to this Section 8.03 within the time periods specified in this Section 8.03 or Parent fails to pay the Company any amounts due to the Company pursuant to this Section 8.03 within the time periods specified in this Section 8.03, the Company or Parent, as applicable, shall pay the actual and reasonably documented costs and expenses (including reasonable legal fees and expenses) incurred by Parent or the Company, as applicable, in connection with any action, including the filing of any lawsuit, taken to collect payment of such amounts, together with interest on such unpaid amounts at the prime lending rate prevailing during such period as published in The Wall Street Journal, calculated on a daily basis from the date such amounts were required to be paid until the date of actual payment. Notwithstanding anything to the contrary in this Agreement, the Company's right to receive payment of the Termination Fee from Parent pursuant to this Section 8.03 or the guarantee thereof pursuant to the Guarantees shall be the sole and exclusive remedy of the Company and its Subsidiaries against Parent, Merger Co, the Guarantors and any of their respective former, current, or future general or limited partners, stockholders, managers, members, directors, officers, Affiliates or agents (or any of the former, current, or future general or limited partners, stockholders, managers, members, directors, officers, Affiliates or agents of any of the foregoing) for the loss suffered as a result of the failure of the Merger to be consummated, the termination of this Agreement, the failure to consummate the transactions contemplated by this Agreement and any claims or Actions under applicable Law arising out of any breach, termination or failure of or under this Agreement, and upon payment of such amount, none of Parent, Merger Co, the Guarantors or any of their respective former, current, or future general or limited partners, stockholders, managers, members, directors, officers, Affiliates or agents (or any of the former, current, or future general or limited partners, stockholders, managers, members, directors, officers, Affiliates or agents of any of the foregoing) shall have any further liability or obligation relating to or arising out of this Agreement or the transactions contemplated by this Agreement.

        (g)   Except as otherwise set forth in this Section 8.03, or in Sections 6.08 and 6.12, all costs and expenses incurred in connection with this Agreement shall be paid by the party incurring such costs or expenses.

        SECTION 8.04    Amendment.    This Agreement may be amended by the parties hereto by action taken by or on behalf of their respective Boards of Directors at any time prior to the Effective Time; provided, however, that, after the adoption of this Agreement by the stockholders of the Company, no amendment shall be made except as allowed under applicable Law. This Agreement may not be amended except by an instrument in writing signed by each of the parties hereto.

        SECTION 8.05    Waiver.    At any time prior to the Effective Time, any party hereto may (a) extend the time for the performance of any obligation or other act of any other party hereto, (b) waive any inaccuracy in the representations and warranties of any other party contained herein or in any document delivered pursuant hereto and (c) subject to the requirements of applicable Law, waive compliance with any agreement of any other party or any condition to its own obligations contained herein. Any such extension or waiver shall be valid if set forth in an instrument in writing signed by the party or parties to be bound thereby. The failure of any party to assert any of its rights under this Agreement or otherwise shall not constitute a waiver of those rights.

ARTICLE IX.
GENERAL PROVISIONS

        SECTION 9.01    Non-Survival of Representations, Warranties and Agreements.    None of the representations, warranties, covenants and agreements in this Agreement or in any instrument delivered pursuant to this Agreement shall survive the Effective Time, except for those covenants and agreements contained herein and therein which by their terms apply in whole or in part after the Effective Time and then only to such extent. Each of Parent, Merger Co and the Company acknowledges and agrees that, except for the representations and warranties expressly set forth in this Agreement, (a) no party makes, and has not made, any representations or warranties relating to itself or its businesses or otherwise in connection with the Merger, (b) no person has been authorized by any party to make any representation or warranty relating to itself or its businesses or otherwise in connection with the Merger and, if made, such representation or warranty must not be relied upon as having been authorized by such party, and (c) any estimates, projections, predictions, data, financial information, memoranda, presentations or any other materials or information provided or addressed to any party or any of its representatives are not and shall not be deemed to be or to include representations or warranties unless any such materials or information is expressly the subject of any representation or warranty set forth in this Agreement.

        SECTION 9.02    Notices.    All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be given (a) on the date of delivery if delivered personally, (b) on the first business day following the date of dispatch if delivered by a nationally recognized next-day courier service, (c) on the fifth business day following the date of mailing if delivered by registered or certified mail (postage prepaid, return receipt requested) or (d) if sent by facsimile transmission, when transmitted and receipt is confirmed. All notices under Section 6.04 or Article VIII shall be delivered by facsimile transmission to the respective parties in accordance with this Section 9.02. All notices hereunder shall be delivered to the respective parties at the following addresses (or at such other address for a party as shall be specified in a notice given in accordance with this Section 9.02):

if to Parent or Merger Co, to:
Harpoon Acquisition Corp.
c/o:
The Carlyle Group 101 South Tryon Street, 25th Floor Charlotte, NC 28280
Attention:	Claudius E. Watts IV Campbell R. Dyer
Facsimile:	(704) 632-0299
and
c/o:
Providence Equity Partners, Inc. 390 Park Avenue, Fourth Floor New York, NY 10022
Attention:	Julie Richardson Christopher Gunther
Facsimile:	(212) 521-0845
with copies to:
Latham & Watkins LLP 885 Third Avenue New York, NY 10024
Attention:	Edward Sonnenschein Jennifer S. Perkins
Facsimile:	(212) 751-4864
and
Weil, Gotshal & Manges LLP 50 Kennedy Plaza, 9th Floor Providence, RI 02903
Attention:	David Duffell
Facsimile:	(401) 278-4701
if to the Company:
Open Solutions Inc. 455 Winding Brook Drive Glastonbury, CT 06033
Attention:	Thomas N. Tartaro Vice President, General Counsel & Secretary
Fax: (860) 815-5777

with copies to:
Simpson Thacher & Bartlett LLP 425 Lexington Avenue New York, New York 10017
Attention:	Peter J. Gordon
Fax: (212) 455-2502
and
Morris, Nichols, Arsht & Tunnell LLP 1201 N. Market Street Wilmington, DE 19801
Attention:	Andrew M. Johnston
Fax: (302) 425-3018

        SECTION 9.03    Certain Definitions.    (a) For purposes of this Agreement:

        "Affiliate" of a specified Person means a Person who, directly or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with, such specified Person.

        "beneficial owner", with respect to any Shares, has the meaning ascribed to such term under Rule 13d-3(a) of the Exchange Act.

        "business day" means any day on which the principal offices of the SEC in Washington, D.C. are open to accept filings, or, in the case of determining a date when any payment is due, any day on which banks are not required or authorized to close in The City of New York.

        "Code" means the Internal Revenue Code of 1986, as amended.

        "Company Material Adverse Effect" means any event, circumstance, development, change or effect that is, individually or in the aggregate with all other events, circumstances, developments, changes and effects, materially adverse to the business, financial condition, assets or results of operations of the Company and its Subsidiaries, taken as a whole, other than (i) any change, circumstance, event or effect resulting from any of the following: (A) the announcement of the execution of this Agreement, or the pendency of consummation of the Merger, (B) changes in general economic or political conditions or the securities, credit or financial markets in general, (C) general changes or developments in the industries in which the Company and the Subsidiaries operate, including general changes in Law or regulation across such industries, (D) any acts of terrorism or war (other than to the extent that any of the foregoing causes any damage or destruction to, or renders unusable, any facility or property of the Company or any of its Subsidiaries), or (E) changes in generally accepted accounting principles or the interpretation thereof, except, in the case of the foregoing clauses (B), (C) or (D), to the extent such changes or developments referred to therein would reasonably be expected to have a materially disproportionate impact on the Company and the Subsidiaries, taken as a whole, or (ii) any failure to meet internal or published projections, forecasts or revenue or earning predictions for any period (provided that the underlying causes of such failure shall be considered in determining whether there is a Company Material Adverse Effect).

        "Computer Software" means (i) computer programs, including any and all software implementations of algorithms, models and methodologies, whether in source code, object code, executable or binary code (ii) databases and compilations, including any and all data and collections of data, whether machine readable or otherwise, (iii) descriptions, flow-charts and other work product used to design, plan, organize, maintain, support or develop any of the foregoing, and (iv) all documentation, including programmers' notes and source code annotations, user manuals and training materials relating to any of the foregoing, including any translations thereof.

        "Consent Solicitation" means a solicitation of the Requested Consents from the holders of the Convertible Notes.

        "control" (including the terms "controlled by" and "under common control with") means the possession, directly or indirectly, or as trustee or executor, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, as trustee or executor, by contract or credit arrangement or otherwise.

        "Convertible Notes" means the Senior Subordinated Convertible Notes due 2035 of the Company.

        "Environmental Laws" means all foreign, federal, state, or local statutes, common law, regulations, ordinances, codes, orders or decrees relating to the protection of the environment, including the ambient air, soil, surface water or groundwater, or relating to the protection of human health from exposure to Materials of Environmental Concern.

        "Go Shop Termination Fee" means $12,000,000.

        "Indebtedness" means (i) indebtedness of the Company or any of its Subsidiaries for borrowed money (including the aggregate principal amount thereof, the aggregate amount of any accrued but unpaid interest thereon and any prepayment penalties or other similar amounts payable in connection with the repayment thereof on or prior to the Closing Date), (ii) obligations of the Company or any of its Subsidiaries evidenced by bonds, notes, debentures, letters of credit or similar instruments, (iii) obligations of the Company or any of its Subsidiaries under capitalized leases, (iv) obligations of the Company or any of its Subsidiaries under conditional sale, title retention or similar agreements or arrangements creating an obligation of the Company or any of its Subsidiaries with respect to the deferred purchase price of property, (v) obligations in respect of interest rate and currency obligation swaps, hedges or similar arrangements and (vi) all obligations of any of the Company or any of its Subsidiaries to guarantee any of the foregoing types of obligations on behalf of any Person other than the Company or any of its Subsidiaries.

        "knowledge of the Company", "Company's knowledge" or "known to the Company" means the actual knowledge of any executive officer of the Company.

        "Liens" means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset.

        "Materials of Environmental Concern" means any hazardous, acutely hazardous, or toxic substance or waste defined or regulated as such under Environmental Laws; petroleum, asbestos, lead, polychlorinated biphenyls, radon, or toxic mold; and any other substance the exposure to which would reasonably be expected, because of hazardous or toxic qualities, to result in liability under applicable Environmental Laws.

        "Other Antitrust Laws" means any Law, other than the HSR Act, enacted by any Governmental Authority relating to antitrust matters or regulating competition.

        "Person" means an individual, corporation, partnership, limited partnership, limited liability company, syndicate, Person (including a "person" as defined in Section 13(d)(3) of the Exchange Act), trust, association or entity or government, political subdivision, agency or instrumentality of a government.

        "Publicly Available Software" means (i) any software that contains, or is derived in any manner (in whole or in part) from, any software that is distributed as free software, open source software (e.g. Linux), or pursuant to similar licensing and distribution models; and (ii) any software that requires as a condition of use, modification, and/or distribution of such software that such software or other software incorporated into, derived from, or distributed with such software (a) be disclosed or distributed in source code form; (b) be licensed for the purpose of making derivative works; or (c) be redistributable at no or minimal charge. Publicly Available Software includes, without limitation, software licensed or distributed pursuant to any of the following licenses or distribution models similar to any of the following: (a) GNU General Public License (GPL) or Lesser/Library GPL (LGPL), (b) the Artistic License (e.g. PERL), (c) the Mozilla Public License, (d) the Netscape Public License, (e) the Sun Community Source License (SCSL), the Sun Industry Source License (SISL), and (f) the Apache Software License.

        "Registration Rights Agreement" means the registration rights agreement dated February 2, 2005 among the Company, Wachovia Capital Markets, LLC and Merrill Lynch, Pierce, Fenner & Smith Incorporated.

        "Requested Consents" means the consents of holders of a majority in principal amount of the Convertible Notes to amendments to the indenture in respect of the Convertible Notes as may be requested by Parent pursuant to Section 6.12 and/or waiver of the Registration Rights Agreement.

        "Restricted Shares" means an award pursuant to a Company Stock Plan of Shares of Company Common Stock that is subject to vesting or other lapse restrictions.

        "RSU" means an award pursuant to a Company Stock Plan of a right to Shares of Company Common Stock (or cash equal to or based on the value of shares of Company Common Stock), subject to vesting or other lapse restrictions.

        "Self-Help Code" means any back door, time bomb, drop dead device, or other software routine designed to disable a computer program automatically with the passage of time or under the positive control of a Person other than the user of the program.

        "subsidiary" or "subsidiaries" of the Company, the Surviving Corporation, Parent, Merger Co or any other Person means an Affiliate controlled by such Person, directly or indirectly, through one or more intermediaries, and, without limiting the foregoing, includes any entity in respect of which such Person, directly or indirectly, beneficially owns 50% or more of the voting securities or equity.

        "Tax" means (i) all federal, state, local, foreign and other taxes (including withholding taxes), customs, duties, imposts and other similar governmental charges of any kind or nature whatsoever, together with any interest and any penalties, additions or additional amounts with respect thereto, (ii) any liability for payment of amounts described in clause (i) whether as a result of transferee liability, joint and several liability for being a member of an affiliated, consolidated, combined, unitary or other group for any period, or otherwise by operation of law, and (iii) any liability for the payment of amounts described in clause (i) or (ii) as a result of any tax sharing, tax indemnity or tax allocation agreement or any other express or implied agreement to pay or indemnify any other Person.

        "Tax Return" means any return, declaration, report, statement, information statement or other document filed or required to be filed with respect to Taxes, including any claims for refunds of Taxes, any information returns and any amendments or supplements of any of the foregoing.

        "Termination Fee" means $30,000,000, except in the event that this Agreement is terminated by the Company pursuant to Section 8.01(g) in order to enter into a definitive agreement with respect to an Acquisition Proposal with an Excluded Party on or prior to the Solicitation Period End Date, in which case the Termination Fee shall mean the Go Shop Termination Fee.

        "Unauthorized Code" means any virus, trojan horse, worm, or other software routines or hardware components designed to permit unauthorized access, to disable, erase, or otherwise harm software, hardware, or data.

        (b)   The following terms have the meaning set forth in the Sections set forth below:

Defined Term	Location of Definition
Acquisition Proposal	§ 6.04
Action	§ 3.10
Affiliate	§ 9.03
Agreement	Preamble
Annual Maintenance Agreement	§ 3.17
beneficial owner	§ 9.03
business day	§ 9.03
Capitalization Date	§ 3.03
Certificate of Merger	§ 1.03
Certificates	§ 2.01
Change in Control Agreement	§ 3.11
Closing	§ 1.02
Closing Date	§ 1.02
Company	Preamble
Company Board	Recitals
Company Common Stock	§ 2.01
Company Disclosure Schedule	Preamble to Article III
Company Material Adverse Effect	§ 9.03
Company Permits	§ 3.06
Company Preferred Stock	§ 3.03
Company Representatives	§ 6.04
Company Stock Options	§ 2.04
Company Stock Plans	§ 2.04
Company Stockholders' Meeting	§ 6.02
Company's knowledge	§ 9.03
Confidentiality Agreements	§ 6.03
Consent Solicitation	§ 9.03
Contract	§ 3.05
control	§ 9.03
Convertible Notes	§ 9.03
Customer Agreement	§ 3.17
Debt Commitment Letters	§ 4.07
Debt Financing	§ 4.07
Debt Tender Offer	§ 6.12
DGCL	§ 1.01
Dissenting Shares	§ 2.05
DOJ	§ 6.09
Effective Time	§ 1.03
Employee	§ 6.06
Environmental Laws	§ 9.03
Equity Financing	§ 4.07
Equity Funding Letters	§ 4.07
ERISA	§ 3.11
ERISA Affiliate	§ 3.11
ESPP	§ 3.03
Exchange Act	§ 3.05
Exchange Fund	§ 2.02
Excluded Party	§ 6.04

Expenses	§ 8.03
Expiration Date	§ 8.01
Financing	§ 4.07
Financing Commitments	§ 4.07
Foreign Benefit Plan	§ 3.11
FTC	§ 6.09
GAAP	§ 3.07
Governmental Authority	§ 3.05
Guarantees	§ 4.08
Guarantors	§ 4.08
HSR Act	§ 3.05
Indebtedness	§ 9.03
Indemnified Parties	§ 6.05
Indenture	§ 3.03
Infringe	§ 3.14
Intellectual Property	§ 3.14
Investments	§ 3.03
IRS	§ 3.11
knowledge of the Company	§ 9.03
Law	§ 3.05
Leased Properties	§ 3.13
Leases	§ 3.13
Liens	§ 9.03
Marketing Period	§ 6.08
Materials of Environmental Concern	§ 9.03
Merger	Recitals
Merger Co	Preamble
Merger Consideration	§ 2.01
Multiemployer Plan	§ 3.11
Multiple Employer Plan	§ 3.11
No-Position Statement	§ 6.04(g)
Notice Period	§ 6.04
Offer Documents	§ 6.12
Option Merger Consideration	§ 2.04
Other Transactions	§ 3.04
Other Filings	§ 6.01
Outsourcing Agreement	§ 3.17
Owned Intellectual Property	§ 3.14
Owned Software	§ 3.14
Parent	Preamble
Parent Expenses	§ 8.03
Paying Agent	§ 2.02
Person	§ 9.03
Permitted Liens	§ 3.13
Plans	§ 3.11
Proxy Statement	§ 3.05
Purchaser Welfare Benefit Plans	§ 6.06
Recommendation	§ 6.02
Recommendation Withdrawal	§ 6.02
Regulation S-K	§ 3.08

Regulation S-X	§ 3.07
Representatives	§ 6.03
Requisite Stockholder Vote	§ 3.04
Reseller Agreement	§ 3.17
Rollover Optionees	§ 2.04
Sarbanes-Oxley Act	§ 3.06
Scheduled Intellectual Property	§ 3.14
SEC	§ 3.05
SEC Reports	§ 3.07
Section 203	§ 3.19
Section 262	§ 2.02
Securities Act	§ 3.07
Shares	§ 2.01
Solicitation Period End Date	§ 6.04
Special Committee	§ 3.19
Specified Contract	§ 3.17
subsidiaries	§ 9.03
Subsidiary	§ 3.01
subsidiary	§ 9.03
SunTrust	§ 3.20
Superior Proposal	§ 6.04
Surviving Corporation	§ 1.01
Tax or Taxes	§ 9.03
Tax Returns	§ 9.03
Tendered Notes	§ 6.12
Termination Date	§ 8.01
Third Party Licenses	§ 3.14
Wachovia	§ 3.21

        (c)   When a reference is made in this Agreement to Sections, Schedules or Exhibits, such reference shall be to a Section, Schedule or Exhibit of this Agreement, respectively, unless otherwise indicated. Whenever the words "include," "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation". Unless otherwise specified, the words "hereof," "herein" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole (including the Company Disclosure Schedule and Exhibits) and not any particular provision of this Agreement. The term "or" is not exclusive. The definitions contained in this Agreement are applicable to the singular as well as the plural forms of such terms. Unless otherwise expressly defined, terms defined in this Agreement have the same meanings when used in any Exhibit or Schedule hereto, including the Company Disclosure Schedule. References to a Person are also to its permitted successors and assigns. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The word "extent" in the phrase "to the extent" shall mean the degree to which a subject or other thing extends, and such phrase shall not mean simply "if". References to a Person are also to its permitted successors and assigns.

        SECTION 9.04    Severability.    If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of Law, or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner in order that the transactions contemplated hereby be consummated as originally contemplated to the fullest extent possible.

        SECTION 9.05    Entire Agreement; Assignment.    This Agreement, the Guarantees and the Confidentiality Agreements constitute the entire agreement among the parties hereto with respect to the subject matter hereof and thereof and supersede all prior agreements and undertakings, both written and oral, among the parties hereto, or any of them, with respect to the subject matter hereof and thereof. No party may assign, delegate or otherwise transfer any of its rights or obligations under this Agreement without the consent of the other parties hereto (and any purported assignment without such consent shall be void and without effect), except that each of Parent and Merger Co may assign all or any of its rights and obligations hereunder to any Affiliate of Parent or, after the Closing, in connection with a merger, consolidation or sale of all or substantially all of the assets of Parent or the Surviving Corporation and its Subsidiaries; provided, however, that no such assignment shall relieve the assigning party of its obligations hereunder if such assignee does not perform such obligations.

        SECTION 9.06    Parties in Interest.    This Agreement shall be binding upon and inure solely to the benefit of each party hereto, and nothing in this Agreement, express or implied, is intended to or shall confer upon any other Person any right, benefit or remedy of any nature whatsoever under or by reason of this Agreement, other than Section 6.05 (which is intended to be for the benefit of the Persons covered thereby and may be enforced by such Persons).

        SECTION 9.07    Governing Law.    This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware (without giving effect to the choice of law principles therein).

        SECTION 9.08    Specific Performance; Submission to Jurisdiction.    (a) The Company agrees that to the extent it has incurred losses or damages in connection with this Agreement, (i) the maximum aggregate liability of Parent and Merger Co for such losses or damages shall be limited to $30,000,000, (ii) the maximum liability of the Guarantors, directly or indirectly, shall be limited to the express obligations of the Guarantors under the Guarantees, and (iii) in no event shall the Company seek to recover any money damages in excess of such amount from Parent, Merger Co or the Guarantors or any of their respective stockholders, partners, members, affiliates, directors, officers, employees or agents in connection therewith.

        (b)   The parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed by the Company in accordance with their specific terms or were otherwise breached. It is accordingly agreed that Parent and Merger Co shall, prior to the termination of this Agreement pursuant to Section 8.01, be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in Court of Chancery or other courts of the State of Delaware, this being in addition to any other remedy to which such party is entitled at law or in equity, subject to the limitations in paragraph (a) of this Section 9.08. The parties acknowledge that the Company shall not be entitled to an injunction or injunctions to prevent breaches of this Agreement by Parent or Merger Co or to enforce specifically the terms and provisions of this Agreement and that the Company's sole and exclusive remedy with respect to any such breach shall be the remedy set forth in Section 8.03(d) and Section 9.08(a); provided that the Company shall be entitled to specific performance against Parent and Merger Co to prevent any breach by Parent or Merger Co of Section 6.03(b) and the last sentence of Section 6.08(b).

        (c)   Each of the parties hereto (i) consents to submit itself to the personal jurisdiction of the Court of Chancery or other courts of the State of Delaware in the event any dispute arises out of this Agreement or any of the transactions contemplated by this Agreement, (ii) agrees that it will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from such court, (iii) agrees that it will not bring any action relating to this Agreement or any of the transactions contemplated by this Agreement in any court other than the Court of Chancery or other courts of the State of Delaware and (iv) to the fullest extent permitted by Law, consents to service being made through the notice procedures set forth in Section 9.02. Each party hereto hereby agrees that, to the fullest extent permitted by Law, service of any process, summons, notice or document by U.S. registered mail to the respective addresses set forth in Section 9.02 shall be effective service of process for any suit or proceeding in connection with this Agreement or the transactions contemplated hereby.

        SECTION 9.09    Waiver of Jury Trial.    Each of the parties hereto hereby waives to the fullest extent permitted by applicable Law any right it may have to a trial by jury with respect to any litigation directly or indirectly arising out of, under or in connection with this Agreement or the Merger. Each of the parties hereto (a) certifies that no representative, agent or attorney of any other party has represented, expressly or otherwise, that such other party would not, in the event of litigation, seek to enforce that foregoing waiver and (b) acknowledges that it and the other parties hereto have been induced to enter into this Agreement and the Merger, as applicable, by, among other things, the mutual waivers and certifications in this Section 9.09.

        SECTION 9.10    Headings.    The descriptive headings contained in this Agreement are included for convenience of reference only and shall not affect in any way the meaning or interpretation of this Agreement.

        SECTION 9.11    Counterparts.    This Agreement may be executed and delivered (including by facsimile or other electronic transmission) in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.

[signature page follows]

        IN WITNESS WHEREOF, Parent, Merger Co and the Company have caused this Agreement to be executed as of the date first written above by their respective officers thereunto duly authorized.

HARPOON ACQUISITION CORPORATION
By	/s/ CLAUDIUS E. WATTS IV Name: Claudius E. Watts IV Title: Representative
HARPOON MERGER CORPORATION
By	/s/ CLAUDIUS E. WATTS IV Name: Claudius E. Watts IV Title: Representative
OPEN SOLUTIONS INC.
By	/s/ KENNETH J. SAUNDERS Name: Kenneth J. Saunders Title: Executive Vice President and Chief Financial Officer

[Signature Page to Merger Agreement]

Annex B

SunTrust Robinson Humphrey
A Division of SunTrust Capital Markets, Inc.

October 14, 2006

Special Committee of the Board of Directors
Open Solutions, Inc.
455 Winding Brook Drive
Glastonbury, CT 06033

Gentlemen:

        We understand that Open Solutions, Inc. (the "Company") is considering a transaction (the "Transaction") whereby the Company will be acquired by a newly formed acquisition corporation (the "Acquiring Party") for cash consideration of $38.00 per share of the Company's common stock (the "Merger Consideration"). Pursuant to the terms and conditions of the Agreement and Plan of Merger (the "Agreement") and various other related agreements, we further understand that the Acquiring Party will be principally capitalized by: 1) cash equity contributions made jointly by Carlyle Partners IV, L.P. ("Carlyle"), Providence Equity Partners V L.P. ("PEPV") and Providence Equity Partners V-A L.P. (together with PEPV, "Providence"); 2) a roll-over contribution of current equity ownership in the Company by certain of the Company's existing senior management; and 3) the proceeds of various senior and subordinated debt financings.

        We have been requested by the Special Committee of the Board of Directors of the Company (the "Special Committee") to render to it our opinion with respect to the fairness, from a financial point of view, of the Merger Consideration to the holders of the Company's common stock.

        In arriving at our opinion, we reviewed and analyzed: (1) the Agreement and certain other agreements related to the Transaction, including the equity commitment letters and related guarantees provided by Carlyle and Providence; (2) publicly available information concerning the Company which we believe to be relevant to our inquiry; (3) financial and operating information with respect to the business, operations and prospects of the Company furnished to us by the Company; (4) the trading history of the Company's common stock from November 2003 to present and a comparison of that trading history with those of other publicly traded companies which we deemed relevant; (5) a comparison of the historical financial results and present financial condition of the Company with those of publicly traded companies which we deemed relevant; (6) historical data relating to percentage premiums paid in acquisitions of publicly traded companies from November 2005 to the present; and (7) a comparison of the financial terms of the Transaction with the publicly available financial terms of certain other recent transactions which we deemed relevant. In addition, we have had discussions with the management of the Company concerning the Company's business, operations, assets, present condition and future prospects and undertook such other studies, analyses and investigations as we deemed appropriate.

        We have assumed and relied upon, without independent verification, the accuracy and completeness of the financial and other information discussed with or reviewed by us in arriving at our opinion. With respect to the financial forecasts of the Company provided to or discussed with us, we have assumed, at the direction of the Special Committee and without independent verification or investigation, that such forecasts have been reasonably prepared on bases reflecting the best currently available information, estimates and judgments of the management of the Company as to the future financial performance of the Company. In arriving at our opinion, we have not conducted a physical inspection of the properties and facilities of the Company and have not made nor obtained any

B-1

evaluations or appraisals of the assets or liabilities (including, without limitation, any potential environmental liabilities), contingent or otherwise, of the Company. We have also assumed that the Transaction will be consummated in accordance with the terms of the Agreement and related agreements. We have also assumed that all material governmental, regulatory or other consents and approvals necessary for the consummation of the Transaction will be obtained without any adverse effect on the Company or on the expected benefits of the Transaction. Our opinion is necessarily based upon market, economic and other conditions as they exist on, and can be evaluated as of, the date of this letter. We express no opinion as to the underlying valuation, future performance or long-term viability of the Company. It should be understood that, although subsequent developments may affect this opinion, we do not have any obligation to update or revise the opinion.

        We have acted as financial advisor to the Special Committee in connection with the Transaction and will receive a fee for our services, a portion of which is contingent upon the consummation of the Transaction at per share price in excess of the Merger Consideration, as set forth in the engagement letter entered into with the Special Committee in connection with the Transaction. In addition, the Company has agreed to indemnify us for certain liabilities arising out of the rendering of this opinion. In the ordinary course of our business, we and our affiliates actively trade in the equity securities of the Company for our own account and for the accounts of our customers and, accordingly, may at any time hold a long or short position in such securities. In addition, we and our affiliates (including SunTrust Banks, Inc.) may in the future have other financing and business relationships with the Company in the ordinary course of business.

        Based upon and subject to the foregoing, and such other factors as we deemed relevant, we are of the opinion as of the date hereof that, from a financial point of view, the Merger Consideration to be received in the Transaction is fair to the Company's stockholders. This opinion is being rendered at the behest of the Special Committee and is for the benefit of the Special Committee in its evaluation of the Transaction and may not be used for any other purpose without our prior written consent. This opinion may be reproduced in full or referred to in any proxy or information statement mailed to stockholders of the Company in connection with the Transaction if required by applicable law but may not otherwise be disclosed publicly in any manner without our prior approval. This opinion does not constitute a recommendation as to how any stockholder should act or vote with respect to any matters relating to the Transaction.

Very Truly Yours,
/s/ SUNTRUST CAPITAL MARKETS, INC. SUNTRUST CAPITAL MARKETS, INC.

B-2

Annex C

Delaware General Corporation Law

§ 262. Appraisal rights

        (a)   Any stockholder of a corporation of this State who holds shares of stock on the date of the making of a demand pursuant to subsection (d) of this section with respect to such shares, who continuously holds such shares through the effective date of the merger or consolidation, who has otherwise complied with subsection (d) of this section and who has neither voted in favor of the merger or consolidation nor consented thereto in writing pursuant to § 228 of this title shall be entitled to an appraisal by the Court of Chancery of the fair value of the stockholder's shares of stock under the circumstances described in subsections (b) and (c) of this section. As used in this section, the word "stockholder" means a holder of record of stock in a stock corporation and also a member of record of a nonstock corporation; the words "stock" and "share" mean and include what is ordinarily meant by those words and also membership or membership interest of a member of a nonstock corporation; and the words "depository receipt" mean a receipt or other instrument issued by a depository representing an interest in one or more shares, or fractions thereof, solely of stock of a corporation, which stock is deposited with the depository.

        (b)   Appraisal rights shall be available for the shares of any class or series of stock of a constituent corporation in a merger or consolidation to be effected pursuant to § 251 (other than a merger effected pursuant to § 251(g) of this title), § 252, § 254, § 257, § 258, § 263 or § 264 of this title:

        (1)   Provided, however, that no appraisal rights under this section shall be available for the shares of any class or series of stock, which stock, or depository receipts in respect thereof, at the record date fixed to determine the stockholders entitled to receive notice of and to vote at the meeting of stockholders to act upon the agreement of merger or consolidation, were either (i) listed on a national securities exchange or designated as a national market system security on an interdealer quotation system by the National Association of Securities Dealers, Inc. or (ii) held of record by more than 2,000 holders; and further provided that no appraisal rights shall be available for any shares of stock of the constituent corporation surviving a merger if the merger did not require for its approval the vote of the stockholders of the surviving corporation as provided in subsection (f) of § 251 of this title.

        (2)   Notwithstanding paragraph (1) of this subsection, appraisal rights under this section shall be available for the shares of any class or series of stock of a constituent corporation if the holders thereof are required by the terms of an agreement of merger or consolidation pursuant to § § 251, 252, 254, 257, 258, 263 and 264 of this title to accept for such stock anything except:

        a.     Shares of stock of the corporation surviving or resulting from such merger or consolidation, or depository receipts in respect thereof;

        b.     Shares of stock of any other corporation, or depository receipts in respect thereof, which shares of stock (or depository receipts in respect thereof) or depository receipts at the effective date of the merger or consolidation will be either listed on a national securities exchange or designated as a national market system security on an interdealer quotation system by the National Association of Securities Dealers, Inc. or held of record by more than 2,000 holders;

        c.     Cash in lieu of fractional shares or fractional depository receipts described in the foregoing subparagraphs a. and b. of this paragraph; or

        d.     Any combination of the shares of stock, depository receipts and cash in lieu of fractional shares or fractional depository receipts described in the foregoing subparagraphs a., b. and c. of this paragraph.

        (3)   In the event all of the stock of a subsidiary Delaware corporation party to a merger effected under § 253 of this title is not owned by the parent corporation immediately prior to the merger, appraisal rights shall be available for the shares of the subsidiary Delaware corporation.

        (c)   Any corporation may provide in its certificate of incorporation that appraisal rights under this section shall be available for the shares of any class or series of its stock as a result of an amendment to its certificate of incorporation, any merger or consolidation in which the corporation is a constituent corporation or the sale of all or substantially all of the assets of the corporation. If the certificate of incorporation contains such a provision, the procedures of this section, including those set forth in subsections (d) and (e) of this section, shall apply as nearly as is practicable.

        (d)   Appraisal rights shall be perfected as follows:

        (1)   If a proposed merger or consolidation for which appraisal rights are provided under this section is to be submitted for approval at a meeting of stockholders, the corporation, not less than 20 days prior to the meeting, shall notify each of its stockholders who was such on the record date for such meeting with respect to shares for which appraisal rights are available pursuant to subsection (b) or (c) hereof that appraisal rights are available for any or all of the shares of the constituent corporations, and shall include in such notice a copy of this section. Each stockholder electing to demand the appraisal of such stockholder's shares shall deliver to the corporation, before the taking of the vote on the merger or consolidation, a written demand for appraisal of such stockholder's shares. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such stockholder's shares. A proxy or vote against the merger or consolidation shall not constitute such a demand. A stockholder electing to take such action must do so by a separate written demand as herein provided. Within 10 days after the effective date of such merger or consolidation, the surviving or resulting corporation shall notify each stockholder of each constituent corporation who has complied with this subsection and has not voted in favor of or consented to the merger or consolidation of the date that the merger or consolidation has become effective; or

        (2)   If the merger or consolidation was approved pursuant to § 228 or § 253 of this title, then either a constituent corporation before the effective date of the merger or consolidation or the surviving or resulting corporation within 10 days thereafter shall notify each of the holders of any class or series of stock of such constituent corporation who are entitled to appraisal rights of the approval of the merger or consolidation and that appraisal rights are available for any or all shares of such class or series of stock of such constituent corporation, and shall include in such notice a copy of this section. Such notice may, and, if given on or after the effective date of the merger or consolidation, shall, also notify such stockholders of the effective date of the merger or consolidation. Any stockholder entitled to appraisal rights may, within 20 days after the date of mailing of such notice, demand in writing from the surviving or resulting corporation the appraisal of such holder's shares. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such holder's shares. If such notice did not notify stockholders of the effective date of the merger or consolidation, either (i) each such constituent corporation shall send a second notice before the effective date of the merger or consolidation notifying each of the holders of any class or series of stock of such constituent corporation that are entitled to appraisal rights of the effective date of the merger or consolidation or (ii) the surviving or resulting corporation shall send such a second notice to all such holders on or within 10 days after such effective date; provided, however, that if such second notice is sent more than 20 days following the sending of the first notice, such second notice need only be sent to each stockholder who is entitled to appraisal rights and who has demanded appraisal of such holder's shares in accordance with this subsection. An affidavit of the secretary or assistant secretary or of the transfer agent of the corporation that is required to give either notice that such notice has been given shall, in the absence of fraud, be prima facie evidence of the facts stated therein. For purposes of determining the stockholders entitled to receive either notice, each constituent corporation may fix, in advance, a record date that shall be not more than 10 days prior to the date the notice is given, provided, that if the notice is given on or after the effective date of the merger or consolidation, the record date shall be such effective date. If no record date is fixed and the notice is given prior to the effective date, the record date shall be the close of business on the day next preceding the day on which the notice is given.

        (e)   Within 120 days after the effective date of the merger or consolidation, the surviving or resulting corporation or any stockholder who has complied with subsections (a) and (d) hereof and who is otherwise entitled to appraisal rights, may file a petition in the Court of Chancery demanding a determination of the value of the stock of all such stockholders. Notwithstanding the foregoing, at any time within 60 days after the effective date of the merger or consolidation, any stockholder shall have the right to withdraw such stockholder's demand for appraisal and to accept the terms offered upon the merger or consolidation. Within 120 days after the effective date of the merger or consolidation, any stockholder who has complied with the requirements of subsections (a) and (d) hereof, upon written request, shall be entitled to receive from the corporation surviving the merger or resulting from the consolidation a statement setting forth the aggregate number of shares not voted in favor of the merger or consolidation and with respect to which demands for appraisal have been received and the aggregate number of holders of such shares. Such written statement shall be mailed to the stockholder within 10 days after such stockholder's written request for such a statement is received by the surviving or resulting corporation or within 10 days after expiration of the period for delivery of demands for appraisal under subsection (d) hereof, whichever is later.

        (f)    Upon the filing of any such petition by a stockholder, service of a copy thereof shall be made upon the surviving or resulting corporation, which shall within 20 days after such service file in the office of the Register in Chancery in which the petition was filed a duly verified list containing the names and addresses of all stockholders who have demanded payment for their shares and with whom agreements as to the value of their shares have not been reached by the surviving or resulting corporation. If the petition shall be filed by the surviving or resulting corporation, the petition shall be accompanied by such a duly verified list. The Register in Chancery, if so ordered by the Court, shall give notice of the time and place fixed for the hearing of such petition by registered or certified mail to the surviving or resulting corporation and to the stockholders shown on the list at the addresses therein stated. Such notice shall also be given by 1 or more publications at least 1 week before the day of the hearing, in a newspaper of general circulation published in the City of Wilmington, Delaware or such publication as the Court deems advisable. The forms of the notices by mail and by publication shall be approved by the Court, and the costs thereof shall be borne by the surviving or resulting corporation.

        (g)   At the hearing on such petition, the Court shall determine the stockholders who have complied with this section and who have become entitled to appraisal rights. The Court may require the stockholders who have demanded an appraisal for their shares and who hold stock represented by certificates to submit their certificates of stock to the Register in Chancery for notation thereon of the pendency of the appraisal proceedings; and if any stockholder fails to comply with such direction, the Court may dismiss the proceedings as to such stockholder.

        (h)   After determining the stockholders entitled to an appraisal, the Court shall appraise the shares, determining their fair value exclusive of any element of value arising from the accomplishment or expectation of the merger or consolidation, together with a fair rate of interest, if any, to be paid upon the amount determined to be the fair value. In determining such fair value, the Court shall take into account all relevant factors. In determining the fair rate of interest, the Court may consider all relevant factors, including the rate of interest which the surviving or resulting corporation would have had to pay to borrow money during the pendency of the proceeding. Upon application by the surviving or resulting corporation or by any stockholder entitled to participate in the appraisal proceeding, the Court may, in its discretion, permit discovery or other pretrial proceedings and may proceed to trial upon the appraisal prior to the final determination of the stockholder entitled to an appraisal. Any stockholder whose name appears on the list filed by the surviving or resulting corporation pursuant to subsection (f) of this section and who has submitted such stockholder's certificates of stock to the Register in Chancery, if such is required, may participate fully in all proceedings until it is finally determined that such stockholder is not entitled to appraisal rights under this section.

        (i)    The Court shall direct the payment of the fair value of the shares, together with interest, if any, by the surviving or resulting corporation to the stockholders entitled thereto. Interest may be simple or compound, as the Court may direct. Payment shall be so made to each such stockholder, in the case of holders of uncertificated stock forthwith, and the case of holders of shares represented by certificates upon the surrender to the corporation of the certificates representing such stock. The Court's decree may be enforced as other decrees in the Court of Chancery may be enforced, whether such surviving or resulting corporation be a corporation of this State or of any state.

        (j)    The costs of the proceeding may be determined by the Court and taxed upon the parties as the Court deems equitable in the circumstances. Upon application of a stockholder, the Court may order all or a portion of the expenses incurred by any stockholder in connection with the appraisal proceeding, including, without limitation, reasonable attorney's fees and the fees and expenses of experts, to be charged pro rata against the value of all the shares entitled to an appraisal.

        (k)   From and after the effective date of the merger or consolidation, no stockholder who has demanded appraisal rights as provided in subsection (d) of this section shall be entitled to vote such stock for any purpose or to receive payment of dividends or other distributions on the stock (except dividends or other distributions payable to stockholders of record at a date which is prior to the effective date of the merger or consolidation); provided, however, that if no petition for an appraisal shall be filed within the time provided in subsection (e) of this section, or if such stockholder shall deliver to the surviving or resulting corporation a written withdrawal of such stockholder's demand for an appraisal and an acceptance of the merger or consolidation, either within 60 days after the effective date of the merger or consolidation as provided in subsection (e) of this section or thereafter with the written approval of the corporation, then the right of such stockholder to an appraisal shall cease. Notwithstanding the foregoing, no appraisal proceeding in the Court of Chancery shall be dismissed as to any stockholder without the approval of the Court, and such approval may be conditioned upon such terms as the Court deems just.

        (l)    The shares of the surviving or resulting corporation to which the shares of such objecting stockholders would have been converted had they assented to the merger or consolidation shall have the status of authorized and unissued shares of the surviving or resulting corporation.

Open Solutions Inc.

☐	Mark this box with an X if you have made changes to your name or address details above.

Special Meeting Proxy Card

PLEASE REFER TO THE REVERSE SIDE FOR TELEPHONE AND INTERNET VOTING INSTRUCTIONS.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" PROPOSALS 1 AND 2.

THIS PROXY WILL BE VOTED AS SPECIFIED BELOW. IF NO SPECIFICATION IS MADE, THIS PROXY WILL BE VOTED "FOR" PROPOSALS 1 AND 2.

1.	To consider and vote on a proposal to adopt the Agreement and Plan of Merger (the "merger agreement"), dated as of October 14, 2006, by and among Open Solutions Inc., Harpoon Acquisition Corporation and Harpoon Merger Corporation, as the merger agreement may be amended from time to time.	FOR ☐	AGAINST ☐	ABSTAIN ☐
2.	To approve the adjournment of the special meeting, if necessary, to solicit additional proxies if there are insufficient votes at the time of the meeting to adopt the merger agreement.	FOR ☐	AGAINST ☐	ABSTAIN ☐
3.	In the discretion of the Proxies, to transact such other business as may properly come before the special meeting and any and all adjourned or postponed sessions thereof.

Authorized Signatures—Sign Here—This section must be completed for your instructions to be executed.
Please sign exactly as name appears hereon. Joint owners should each sign. Executors, administrators, trustees, guardians or other fiduciaries should give full title as such.

Signature 1—Please keep signature within the box	Signature 2—Please keep signature within the box	Date (mm/dd/yyyy)
/ /

Proxy

OPEN SOLUTIONS INC.
455 Winding Brook Drive
Glastonbury, Connecticut 06033
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
FOR THE SPECIAL MEETING OF STOCKHOLDERS
TO BE HELD ON                   ,

        The undersigned hereby (1) acknowledges receipt of the Notice of Special Meeting of Stockholders of Open Solutions Inc. to be held            at                         ,            ,             on            ,            beginning at            , Eastern Time, and (2) appoints Louis Hernandez, Jr., Kenneth J. Saunders, David M. Henderson, Anthony Callini and Kimberly A. Finocchiaro, and each of them, attorney, agent and proxy of the undersigned, with full power of substitution to vote all shares of common stock of Open Solutions that the undersigned would be entitled to cast if personally present at the meeting and at any adjournment(s) or postponement(s) thereof.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE ADOPTION OF THE AGREEMENT AND PLAN OF MERGER, DATED AS OF OCTOBER 14, 2006, BY AND AMONG OPEN SOLUTIONS INC., HARPOON ACQUISITION CORPORATION AND HARPOON MERGER CORPORATION. IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED FOR PROPOSALS 1 AND 2.

In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.

The undersigned hereby revokes any proxy heretofore given to vote or act with respect to the common stock of Open Solutions and hereby ratifies and confirms all that the proxies, their substitutes, or any of them may lawfully do by virtue hereof. If one or more of the proxies named shall be present in person or by substitute at the meeting or at any adjournment(s) or postponement(s) thereof, the proxies so present and voting, either in person or by substitute, shall exercise all of the powers hereby given.

Dear Stockholder:

Please take note of the important information enclosed with this proxy card. There are matters related to the operation of Open Solutions Inc. that require your prompt attention. WHETHER OR NOT YOU PLAN TO ATTEND THE SPECIAL MEETING, PLEASE COMPLETE, DATE, SIGN AND RETURN, AS PROMPTLY AS POSSIBLE, THE ENCLOSED PROXY IN THE ACCOMPANYING REPLY ENVELOPE (NO POSTAGE REQUIRED), OR SUBMIT YOUR PROXY BY TELEPHONE OR THE INTERNET.

You may vote your shares in one of three ways: (1) you may mark, sign and date your proxy card and return it in the enclosed envelope; (2) you may vote using a touch tone telephone by calling the phone number provided below and following the voice instructions (there is no charge to you for this call); or (3) you may vote using the Internet by going to the web site provided below and following the on-screen instructions. Thank you in advance for your prompt consideration of these matters.

Sincerely,

Open Solutions Inc.

Telephone and Internet Voting Instructions
You can vote by telephone OR Internet! Available 24 hours a day, 7 days a week!

• Call toll free 1-800-652-VOTE (8683) in the United States or Canada any time on a touch tone telephone. There is NO CHARGE to you for the call.	• Go to the following web site: WWW.COMPUTERSHARE.COM/EXPRESSVOTE
• Follow the simple instructions provided by the recorded message.	• Enter the information requested on your computer screen and follow the simple instructions.

If you vote by telephone or the Internet, please DO NOT mail back this proxy card.
Proxies submitted by telephone or the Internet must be received by            , Eastern time, on            ,             .
THANK YOU FOR VOTING

QuickLinks

455 Winding Brook Drive Glastonbury, Connecticut 06033
NOTICE OF SPECIAL MEETING OF STOCKHOLDERS TO BE HELD
TABLE OF CONTENTS
SUMMARY TERM SHEET
QUESTIONS AND ANSWERS ABOUT THE SPECIAL MEETING AND THE MERGER
CAUTIONARY STATEMENT CONCERNING FORWARD-LOOKING INFORMATION
THE PARTIES TO THE MERGER
THE SPECIAL MEETING
THE TRANSACTION
THE MERGER AGREEMENT
MARKET PRICE OF THE COMPANY'S COMMON STOCK
Market Information
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
RIGHTS OF APPRAISAL
MULTIPLE STOCKHOLDERS SHARING ONE ADDRESS
SUBMISSION OF STOCKHOLDER PROPOSALS
WHERE YOU CAN FIND ADDITIONAL INFORMATION
AGREEMENT AND PLAN OF MERGER by and among HARPOON ACQUISITION CORPORATION, HARPOON MERGER CORPORATION and OPEN SOLUTIONS INC. Dated as of October 14, 2006
TABLE OF CONTENTS
ARTICLE I. THE MERGER
ARTICLE II. CONVERSION OF SECURITIES; EXCHANGE OF CERTIFICATES
ARTICLE III. REPRESENTATIONS AND WARRANTIES OF THE COMPANY
ARTICLE IV. REPRESENTATIONS AND WARRANTIES OF PARENT AND MERGER CO
ARTICLE V. CONDUCT OF BUSINESS PENDING THE MERGER
ARTICLE VI. ADDITIONAL AGREEMENTS
ARTICLE VII. CONDITIONS TO THE MERGER
ARTICLE VIII. TERMINATION, AMENDMENT AND WAIVER
ARTICLE IX. GENERAL PROVISIONS
OPEN SOLUTIONS INC. 455 Winding Brook Drive Glastonbury, Connecticut 06033 THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS FOR THE SPECIAL MEETING OF STOCKHOLDERS TO BE HELD ON ,